Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

ENDOLOGIX, INC.,

NEPAL ACQUISITION CORPORATION,

NELLIX, INC.,

THE STOCKHOLDERS OF NELLIX, INC. LISTED ON SCHEDULE I HERETO,

AND

ESSEX WOODLANDS HEALTH VENTURES, INC., as STOCKHOLDERS’ REPRESENTATIVE

Dated as of October 27, 2010

i

ii

iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”), is made and entered into as of October 27, 2010 (the “Agreement Date”), by and among Endologix, Inc., a Delaware corporation (“Parent”), Nepal Acquisition Corporation, a Delaware corporation and direct wholly-owned Subsidiary of Parent (“Merger Sub”), Nellix, Inc., a Delaware corporation (the “Company”), each of the stockholders of the Company listed on Schedule I hereto (each, a “Principal Stockholder” and, collectively, together with all stockholders of the Company, the “Company Stockholders”) and Essex Woodlands Health Ventures, Inc., in the capacity of representative of the Company Stockholders (the “Stockholders’ Representative”). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

A. The parties desire to merge Merger Sub with and into the Company (the “Merger”), upon the terms, and subject to the conditions, of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and each issued and outstanding share of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock,” and, together with the Company Common Stock, the “Company Capital Stock”), other than the Parent Held Securities or as otherwise set forth herein, will be converted into the right to receive the Merger Consideration.

B. The Boards of Directors of each of Parent, Merger Sub and the Company has determined that the Merger is in the best interests of their respective stockholders and has approved and declared advisable this Agreement and the Merger.

C. As an inducement for each party to enter into this Agreement, the Principal Stockholders, on the one hand, and certain of the stockholders of Parent (the “Parent Affiliated Stockholders”), on the other hand, have executed and delivered to Parent and the Company, respectively, agreements in the form of Exhibit B attached hereto (each, a “Voting Agreement” and collectively, the “Voting Agreements”), providing that, among other things, the Principal Stockholders and the Parent Affiliated Stockholders will, subject to the terms and conditions therein, vote to approve this Agreement and the transactions contemplated hereby.

D. For United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, and that this Agreement is intended to be, and by being signed by Parent, Merger Sub and the Company is, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

E. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DESCRIPTION OF TRANSACTION

1.1 The Merger. At the Effective Time, and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned Subsidiary of Parent.

1.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3 Closing. Unless this Agreement is earlier terminated pursuant to Article X hereof, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 600, Newport Beach, California 92660, at 9:00 A.M. (Pacific Time) on the second (2nd) Business Day following the day on which the last to be satisfied of the conditions set forth in Articles VII and VIII hereof shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall be conclusive of the satisfaction or waiver of such conditions at the Closing), unless another date, time or place is mutually agreed upon in writing by Parent, the Company, and the Stockholders’ Representative. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

1.4 Effective Time of the Merger. Contemporaneously with the Closing, a certificate of merger conforming to the requirements of the DGCL and in the form of Exhibit 1.4 (the “Certificate of Merger”) shall be duly executed by the Company and shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of this corporation is Nellix, Inc.”

(b) Bylaws. Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

1.6 Directors and Officers of the Surviving Corporation.

(a) Directors. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

(b) Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of the Surviving Corporation from and after the Effective Time shall be: John McDermott, who shall serve as Chief Executive Officer of the Surviving Corporation; Robert J. Krist, who shall serve as Chief Financial Officer of the Surviving Corporation; Robert D. Mitchell, who shall serve as President of the Surviving Corporation; and Doug Hughes, who shall serve as Chief Operating Officer of the Surviving Corporation. Each of the foregoing officers of the Surviving Corporation shall hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF COMPANY AND MERGER SUB

2.1 Effect of the Merger on the Capital Stock of the Constituent Corporations.

(a) Merger Sub Common Stock. Each share of common stock, par value $0.001 per share, of Merger Sub (“Merger Sub Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable share of common Stock of the Surviving Corporation, such that immediately following the Effective Time, Parent shall become the sole and exclusive owner of all of the issued and outstanding capital stock of the Surviving Corporation. Each stock certificate representing shares of Merger Sub Common Stock shall thereupon evidence ownership of such shares of capital stock of the Company as the Surviving Corporation.

(b) Parent-Owned Securities. Notwithstanding anything to the contrary in this Agreement, each security of the Company, including all shares of Company Common Stock and Company Preferred Stock and any Company Options, Company Warrants, Company Notes or other rights exercisable or convertible therefor, that was originally issued to or is held by Parent or any direct or indirect Subsidiary of Parent immediately prior to the Effective Time (the “Parent Held Securities”) shall be cancelled and extinguished without any consideration paid therefor or in respect thereof.

(c) Dissenting Shares of Company Capital Stock. Notwithstanding anything to the contrary in this Section 2.1, Dissenting Shares shall be treated in accordance with the terms of Section 2.7 hereof.

(d) Determination of Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Stockholders, the shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time (other than any Parent Held Securities and any Dissenting Shares) shall be cancelled and extinguished and shall be converted automatically into the right to receive, upon the terms and subject to the conditions set forth in this Agreement, the Closing Merger Shares and the Contingent Payments, if any (collectively, the “Merger Consideration”).

(e) Closing Merger Shares. At the Effective Time, the Company Stockholders shall be entitled to receive the Closing Merger Shares, subject to delivery of the Escrow Shares in accordance with Section 2.8 hereof, payable to the Company Stockholders in accordance with the Closing Merger Consideration Spreadsheet. In addition, at the Effective Time (i) Parent shall issue the Carve-Out Plan Shares to Robert D. Mitchell, Doug Hughes and Kondapavulur T. Venkateswara-Rao pursuant to Schedule 7.13(r), and (ii) Parent shall deliver Five Hundred Thousand Dollars ($500,000) to the Stockholders’ Representative (the “Closing Administrative Payment”) to serve as the initial amount for the Administrative Expense Account as contemplated by Section 12.1 hereof.

(f) Contingent Payments. Parent shall pay to the Company Stockholders as additional consideration in connection with the Merger additional shares of Parent Common Stock in accordance with the terms set forth in this Section 2.1(f) (the “Contingent Share Payments”). Notwithstanding the foregoing, any payments to be made to the Company Optionholders in accordance with the provisions of Section 2.4 of this Agreement shall be paid entirely in cash with such cash value based on the PMA Contingent Payment Average Closing Price (the “Contingent Cash Payments”, and along with the Contingent Share Payments referred to collectively as the “Contingent Payments”, and each, a “Contingent Payment”); provided, however, that all Contingent Payments, if any, shall comply with the provisions of Treasury Regulation Section 1-409(A)-3(i)(5)(iv) to the extent applicable. It is the intent of Parent and the Company that any payments to be made in connection with the Contingent Payments comply in all respects with Section 409A of the Code and any payments to be made pursuant to the Contingent Payments shall be interpreted in accordance with that intent.

(i) OUS Milestone. In the event that Sales for which either the order is requested to be shipped to, or intended for end use at, a location outside of the United States exceed $10,000,000 within any of the time periods (each, a “Measurement Period”) following CE Mark Approval set forth in clauses (A) through (J) below (the “OUS Milestone”), Parent shall issue to the Company Stockholders such number of shares of Parent Common Stock corresponding to the applicable Measurement Period (subject, in each case, to adjustment for all Backorder Measure Period Adjustments) during which the OUS Milestone is first achieved (the “OUS Contingent Payment”):

(A) On or prior to the eight (8) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $24,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(B) Beginning with the date of CE Mark Approval, and ending any day following the eight (8) month anniversary of CE Mark Approval but on or prior to the nine (9) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $23,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(C) Beginning with the date of CE Mark Approval, and ending any day following the nine (9) month anniversary of CE Mark Approval but on or prior to the ten (10) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $22,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(D) Beginning with the date of CE Mark Approval, and ending any day following the ten (10) month anniversary of the CE Mark Approval but on or prior to the eleven (11) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $21,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(E) Beginning with the date of CE Mark Approval, and ending any day following the eleven (11) month anniversary of CE Mark Approval but on or prior to the twelve (12) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $20,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(F) Any consecutive twelve (12) month period ending after the twelve (12) month anniversary of CE Mark Approval and on or prior to the three (3) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $20,000,000, and (b) having a denominator equal to OUS Contingent Payment Average Closing Price;

(G) Any consecutive twelve (12) month period ending after the three (3) year anniversary of CE Mark Approval and on or prior to the four (4) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $18,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(H) Any consecutive twelve (12) month period ending after the four (4) year anniversary of CE Mark Approval and on or prior to the five (5) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $16,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(I) Any consecutive twelve (12) month period ending after the five (5) year anniversary of CE Mark Approval and on or prior to the six (6) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $14,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price; and

(J) Any consecutive twelve (12) month period ending at any time after the six (6) year anniversary of CE Mark Approval and on or prior to the expiration of the Earn-Out Period, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $10,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price.

(ii) Parent OUS Contingent Payment Obligations.

(A) Reporting. Beginning with the calendar month in which the Company receives CE Mark Approval and for each of the twelve calendar months thereafter until the calendar month in which the OUS Milestone is achieved, Parent shall submit to the Stockholders’ Representative a statement of the amount of Sales during such month. Such statements shall include the number of units sold and the dollar value of such Sales, on a country-by-country basis. After the first year following receipt of CE Mark Approval, Parent shall submit such statement within fifteen (15) days following the last day of the previous calendar quarter through and until the calendar quarter in which the OUS Milestone is achieved.

(B) Parent’s Obligations. Within fifteen (15) days after the achievement of the OUS Milestone, Parent shall deliver to the Stockholders’ Representative a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating the achievement of the OUS Milestone (the “OUS Milestone Certificate”). Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of the OUS Milestone Certificate (but in no event later than thirty (30) days following the achievement of the OUS Milestone), Parent shall make the OUS Contingent Payment by depositing with the Exchange Agent, and into the Exchange Fund, the Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(i) hereof and depositing with the Exchange Agent, and into the Exchange Fund, sufficient cash to make all cash payments set forth in Section 2.1(f)(ix) hereof. Upon Parent’s delivery of such Parent Stock Certificates and cash to the Exchange Agent in accordance with this Section 2.1(f)(ii), Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates or cash to the Company Stockholders.

(C) Records Retention. Parent shall keep complete and accurate records pertaining to Sales in any calendar year for a period beginning upon the receipt of CE Mark Approval and ending two years after the achievement of the OUS Milestone, and in sufficient detail to permit the Stockholders’ Representative to confirm the accuracy of the statements provided pursuant to Section 2.1(f)(ii)(A) above. Such records shall be maintained in accordance with Parent’s customary practice.

(D) Audit Request. During the period beginning upon the receipt of CE Mark Approval and ending two years after the achievement of the OUS Milestone, at the request and expense (except as provided in Section 2.1(f)(ii)(E) below) of the Stockholders’ Representative, Parent shall permit Representatives designated by the Stockholders’ Representative, at reasonable times and upon reasonable notice, to examine the records for all Sales during such calendar year, as required to be retained by Parent in accordance with Section 2.1(f)(ii)(A) hereof, in order to: (i) determine the correctness of any statement or report made under this Section 2.1(f)(i); (ii) obtain information as to the Sales for any calendar quarter in the case of Parent’s failure to report such information as required pursuant to this Agreement; or (iii) determine Parent’s compliance with this Section 2.1(f)(i).

(E) Dispute Resolution. In the event that a dispute arises with respect to the calculation of the amount or the payment of the OUS Contingent Payment (a “Disputed Milestone Payment”), such dispute shall be resolved in the following manner:

(1) the Stockholders’ Representative may deliver to Parent a written dispute notice setting forth a brief description of the issue, and such notice shall initiate the dispute resolution mechanism set forth in this Section 2.1(f)(ii)(E);

(2) during the thirty (30) day period following the delivery of the notice described above, the Stockholders’ Representative and a representative of Parent (the “Parent Representative”) will, each in good faith, discuss and seek to resolve the disputed issue; or

(3) if the parties are unable to resolve the Disputed Milestone Payment pursuant to Section 2.1(f)(ii)(E)(2) above, they shall promptly (within seven (7) days following the period described in Section 2.1(f)(ii)(E)(2)) and jointly appoint an independent, nationally recognized accounting firm (the “Independent CPA”) to resolve Disputed Milestone Payment. Any such determination by the Independent CPA shall be based on the accounting standards set forth herein, as applicable. The scope of the work assignment for the Independent CPA shall be limited to the resolution of any objections to the Disputed Milestone Payment, and shall be delivered to the parties within sixty (60) days after its appointment (or, if such time period is deemed impracticable by the Independent CPA, as soon as practicable thereafter). Each of the parties shall provide its full cooperation to the Independent CPA. The determination of the Independent CPA shall be final, binding and conclusive upon and without further recourse by, each of Parent, the Surviving Corporation, and the Stockholders’ Representative.

(F) Payments; Cost of Audit. The Stockholders’ Representative shall bear the full cost of the performance of any audit requested pursuant to Section 2.1(f)(ii)(E) except as hereinafter set forth in this Section 2.1(f)(ii)(F); provided, however, that if Sales for the specific period under audit were underreported by more than five percent (5%), then Parent shall reimburse the Stockholders’ Representative for all reasonable costs and expenses related to the audit.

(G) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the OUS Milestone Certificate, deliver to the Exchange Agent a spreadsheet (the “OUS Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder; (ii) the number of shares of Parent Common Stock each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(i) hereof; and (iii) the amount of cash each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(ix) hereof. Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the OUS Consideration Spreadsheet with respect to the information set forth therein and to assume that the OUS Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders.

(iii) OUS Milestone Covenants and Conditions.

(A) Dealer and Distributor Requirements. Parent shall, and shall cause the Surviving Corporation to, use Commercially Reasonable Efforts to generate Sales.

(B) Foreign Exchange Risk. Parent shall bear the risk of decline of the value of the U.S. Dollar against currencies used with respect to Sales outside of the United States (each, an “OUS Currency”). Upon the first order for a Generation 3 Product in which the purchase price is to be paid in an OUS Currency, the “Fixed Rate” for such OUS Currency thereof and thereafter and for all purposes of this Agreement shall be set as the exchange rate between the U.S. Dollar and such OUS Currency as reported in The Wall Street Journal on the date of such order. Thereafter, for purposes of determining whether the performance criteria for the OUS Milestone have been achieved, the exchange rate between the U.S. Dollar and each OUS Currency for any order denominated in an OUS Currency shall be equal to either (i) the actual exchange rate between the U.S. Dollar and such OUS Currency as reported in The Wall Street Journal as of the end of the fiscal quarter in which the order was placed, or (ii) the Fixed Rate for the applicable OUS Currency, whichever results in greater Sales as measured in U.S. Dollars.

(C) Backorder Risk.

(1) If Parent or the Surviving Corporation receives a bona fide order for Generation 3 Product(s), but either (a) fails to provide or ship the Generation 3 Product(s) within thirty (30) days following Parent’s or the Surviving Corporation’s, as applicable, receipt of such order, (b) otherwise fails to fulfill an order from a licensee, dealer or distributor (provided that the quantity of Generation 3 Products requested in such order falls within the rolling product forecast accompanying the applicable license, dealer or distributor agreement) or (c) otherwise fails to fulfill an order from a customer or end-user due to inventory constraints (each, an “Order Failure”), the Generation 3 Product(s) requested in such order shall be deemed a Sale and the sale price quoted by Parent or the Surviving Corporation with respect to such order (or, if a sale price has not been quoted by Parent or the Surviving Corporation with respect to such order, then the sale price shall equal (y) with respect to orders from customers and end-users, Parent’s or the Surviving Corporation’s, as applicable, published list price or (z) with respect to orders from licensees, dealers and distributors, the price set forth in the applicable license, distributor or dealer agreement) shall be credited towards the OUS Milestone as of the date such order was received by Parent or the Surviving Corporation, as applicable (a “Sale Credit”).

(2) Prior to the achievement of the OUS Milestone, if, during any thirty (30) day period, Parent or the Surviving Corporation, together on a combined basis, fail to provide or ship Generation 3 Product orders in the time requested in and in accordance with such orders (each, a “Shipment Failure”) more than three (3) times during such thirty (30) day period, the then current Measurement Period shall be extended for one sixty (60) day period and the commencement and termination dates for each subsequent Measurement Period shall be commensurately delayed and extended for sixty (60) days (a “Backorder Measurement Period Adjustment”). For illustrative purposes, if five (5) Shipment Failures occur during a thirty (30) day period within the Measurement Period set forth in Section 2.1(f)(i)(F), Parent or the Surviving Corporation, as applicable, will make a Backorder Measurement Period Adjustment so that the Measurement Period will expire sixty (60) days after the three (3) year anniversary of CE Mark Approval, the consecutive twelve (12) month window within such Measurement Period will extend to fourteen (14) months and the commencement and termination dates for each subsequent Measurement Period will be delayed and extended for sixty (60) days. Notwithstanding anything to the contrary, if all Generation 3 Product orders during any thirty (30) day period result in Shipment Failures, the termination date for the then current Measurement Period shall be extended for the period of time elapsed between the commencement date of such Measurement Period and the last day of such thirty (30) day period (the “Consecutive Failure Restart Period”), and the commencement and termination dates for each Measurement Period thereafter shall be commensurately delayed by the Consecutive Failure Restart Period (also, a “Backorder Measurement Period Adjustment”). For illustrative purposes, if all Generation 3 Product orders during the twenty-sixth (26th) month following CE Mark Approval result in Shipment Failures, Parent or the Surviving Corporation, as applicable, will make a Backorder Measurement Period Adjustment so that the termination date of the Measurement Period set forth in Section 2.1(f)(i)(F) (the then current Measurement Period) shall be extended for fourteen (14) months and the commencement and termination dates for each subsequent Measurement Period will be delayed and extended for fourteen (14) months, respectively.

(3) Notwithstanding anything to the contrary in this Section 2.1(f)(iii)(C), if an Order Failure under subsection (1) or a Shipment Failure under subsection (2) is caused by, arises out of or results from any withdrawal by Parent or the Surviving Corporation of the Generation 3 Product, or any adjustment to the Generation 3 Product, for safety or efficacy reasons relating to a defect in the Generation 3 Product that has survived since the design of the Generation 2 Product or the Generation 1 Product, as determined in the reasonable judgment of Parent or the Surviving Corporation, as applicable, to comply with applicable Law (each, a “Required Stoppage”), neither Parent nor the Surviving Corporation shall have any obligation to grant a Sale Credit with respect to such Order Failure or to make a Backorder Measurement Period Adjustment, as applicable, with respect to such Shipment Failure; provided, however, that if any Required Stoppage is caused by any act or omission of Parent, the Surviving Corporation or any third party acting under or at the direction of, or pursuant to a contract with, either the Parent or the Surviving Corporation, the termination date for the current Measurement Period shall be extended for the period of time it takes Parent or the Surviving Corporation to restart its Sales of the Generation 3 Product, or any adjustment to the Generation 3 Product following such withdrawal (the “Restart Period”), and the commencement and termination dates for each Measurement Period thereafter shall be commensurately delayed by the Restart Period (also, a “Backorder Measurement Period Adjustment”). For purposes of example only, if the Required Stoppage did not directly or indirectly arise out of or result from the safety or efficacy of the Nepal Technology, and if the Restart Period lasts for a seventy-three (73) day period, then there shall be a seventy-three (73) day extension of the applicable Measurement Periods.

(iv) PMA Milestone. In the event that the Generation 3 Product receives approval to be sold in the United States from the FDA (or any successor agency) prior to the expiration of the Earn-Out Period (the “PMA Milestone”), Parent shall (A) issue to the Company Stockholders a number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (1) having a numerator equal to (a) $15,000,000, minus (b) any Contingent Cash Payments payable to the Company Optionholders pursuant to Section 2.4(a) hereof and any Option Bonus Awards payable pursuant to Schedule 2.1(f)(iv), as applicable, and (2) having a denominator equal to the PMA Contingent Payment Average Closing Price, and (B) pay the Contingent Cash Payments payable to the Company Optionholders pursuant to Section 2.4(a) hereof, if any, and the Option Bonus Awards pursuant to Schedule 2.1(f)(iv) (together, the “PMA Contingent Payment”). Notwithstanding anything in this Section 2.1(f)(iv) to the contrary, in no event shall the aggregate dollar value of the PMA Contingent Payment, including without limitation all Contingent Cash Payments and all Option Bonus Awards, or Parent’s obligation to make any payments with respect thereto, exceed $15,000,000. Within thirty (30) days following the end of each calendar year until the PMA Milestone has been achieved, Parent shall, or shall cause the Surviving Corporation to, deliver to the Stockholders’ Representative a written report summarizing the progress made during the prior year toward achieving the PMA Milestone. Each such report shall be marked “confidential” and shall be treated by the Stockholders’ Representative as “Confidential Information” in accordance with the terms of this Agreement and the Confidentiality Agreement.

(v) PMA Contingent Payment.

(A) Parent’s Obligations. Within fifteen (15) days after the achievement of the PMA Milestone, Parent shall deliver to the Stockholders’ Representative a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating the achievement of the PMA Milestone (the “PMA Milestone Certificate”). Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of the PMA Milestone Certificate (but in no event later than thirty (30) days following the achievement of the PMA Milestone), Parent shall make the PMA Contingent Payment by depositing with the Exchange Agent, and into the Exchange Fund, the Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(iv) hereof and depositing with the Exchange Agent, and into the Exchange Fund, sufficient cash to make all cash payments set forth in Section 2.1(f)(ix)

hereof. Upon Parent’s delivery of such Parent Stock Certificates and cash to the Exchange Agent in accordance with this Section 2.1(f)(v), Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates or cash to the Company Stockholders or the Company Optionholders, as applicable.

(B) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the PMA Milestone Certificate, deliver to the Exchange Agent a spreadsheet (the “PMA Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder or Company Optionholder; (ii) the number of shares of Parent Common Stock each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(iv) hereof; and (iii) the amount of cash each such Company Stockholder or Company Optionholder is entitled to receive pursuant to Schedule 2.1(f)(iv) and Section 2.1(f)(ix) hereof. Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the PMA Consideration Spreadsheet with respect to the information set forth therein and to assume that the PMA Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative, the Company Stockholders and the Company Optionholders.

(vi) Acceleration of Certain Contingent Payments. Notwithstanding anything herein to the contrary, if (A) the consummation of the closing of a Change of Control (a “Change of Control Event”) occurs prior to the expiration of the Earn-Out Period, (B) the OUS Contingent Payment and/or the PMA Contingent Payment have not been made prior to such Change of Control Event, and (C) the Nepal Technology has not been Abandoned prior to such Change of Control Event, Parent shall, within ten (10) business days following such Change of Control Event, pay to the Company Stockholders, the Company Optionholders and the recipients of the Option Bonus Awards, if applicable, (x) the applicable OUS Contingent Payment, calculated as if all requirements for the payment thereof were satisfied during the Measurement Period within which the Change of Control Event occurs (or, if a public announcement related to a Change of Control was made prior to the date of the Change of Control Event, then for the Measurement Period within which the public announcement was made), (y) the PMA Contingent Payment and (z) the Option Bonus Awards (collectively, the “Outstanding Contingent Payments”) pursuant to Section 2.1(f)(vii) below. For the avoidance of doubt, in the event of a Reversion pursuant to Section 9.1 hereof, neither Parent nor the Surviving Corporation shall have any obligation to make any Outstanding Contingent Payments to the Company Stockholders, the Company Optionholders or the Option Bonus Award recipients upon a subsequent Change of Control of Parent or the Surviving Corporation.

(vii) Acceleration Payment.

(A) Parent’s Obligations. Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating that the events listed in Section 2.1(f)(vi) hereof have occurred (the “Change of Control Certificate”) (but not later than ten (10) Business Days following a Change of Control Event), Parent shall make the Outstanding Contingent Payments by depositing with the Exchange Agent, and into the Exchange Fund, the Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(vi) hereof and depositing with the Exchange Agent, and into the Exchange Fund, sufficient cash to make all cash payments set forth in Section 2.1(f)(ix) hereof. Upon Parent’s delivery of such Parent Stock Certificates and cash to the Exchange Agent and cash in accordance with this Section 2.1(f)(vii), Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates or cash to the Company Stockholders or the Company Optionholders, as applicable, provided that the Company Stockholders are thereupon treated like all other holders of Parent Common Stock in connection with the Change of Control Event with respect to any shares of Parent Common Stock received pursuant to this Section 2.1(f)(vii), including, without limitation, the right to receive the same consideration received by all other holders of Parent Common Stock in respect of the tender, exchange or sale of shares of Parent Common Stock in connection with the Change of Control Event.

(B) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the Change of Control Certificate, deliver to the Exchange Agent a spreadsheet (the “Outstanding Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder or Company Optionholder; (ii) the number of shares of Parent Common Stock each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(vi) hereof; and (iii) the amount of cash each such Company Stockholder or Company Optionholder is entitled to receive pursuant to Schedule 2.1(f)(iv) and Section 2.1(f)(ix) hereof. Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the Outstanding Contingent Consideration Spreadsheet with respect to the information set forth therein and to assume that the Outstanding Contingent Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative, the Company Stockholders and the Company Optionholders.

(viii) Diligence Efforts. The Parent and Surviving Corporation shall use Commercially Reasonable Efforts to (i) obtain CE Mark Approval, (ii) achieve the OUS Milestone, and (iii) achieve the PMA Milestone.

(ix) Fractional Shares/Contingent Cash Payments. Parent shall not be required to issue fractional shares of Parent Common Stock in accordance with the terms of this Section 2.1(f)(ix). If any fraction of a share of Parent Common Stock would, except for the provisions of this Section 2.1(f)(ix), be issuable upon achievement of the OUS Milestone and/or the PMA Milestone, or the occurrence of the events listed in Section 2.1(f)(vi) hereof, Parent shall pay, without interest, an amount equal to (i) the OUS Contingent Payment Average Closing Price, the PMA Contingent Payment Average Closing Price or the Tax Grant Contingent Payment Average Closing Price, as applicable, multiplied by (ii) the fraction of a share of Parent Common Stock to which the Company Stockholder otherwise would be entitled. In addition, if a Company Optionholder is entitled to receive a Contingent Cash Payment in accordance with the provisions of Section 2.4(a) hereof, Parent shall pay, to such Company Optionholder, an amount of cash, without interest, equal to (i) such Company Optionholder’s Spread multiplied by (ii) the number of shares of Company Common Stock subject to the Company Options held by such Company Optionholder that were outstanding and unexercised immediately prior to the Effective Time.

(x) 48D Tax Grant.

(A) In the event that the Company receives a 48D Tax Grant from the Internal Revenue Service (“IRS”) based on the application the Company filed on July 21, 2010 (the “Tax Grant”) prior to the Effective Time, the Company shall use the Tax Grant for operational cash requirements such that the Company may conduct its businesses in the ordinary course of business substantially consistent with past practice and Parent shall pay an amount equal to any unused amounts as of the Effective Time (the “Remaining Tax Grant”) to the Company Stockholders as Merger Consideration in combination of cash and fully paid and nonassessable shares of Parent Common Stock as set forth Section 2.1(f)(x)(B) and in accordance with the procedures described in Section 2.1(f)(xi) hereof (a “Tax Grant Contingent Payment”). In the event that Parent or the Company receives the Tax Grant on or after the Effective Time, Parent shall pay the Company Stockholders as Merger Consideration an amount equal to the full amount of the Tax Grant in combination of cash and fully paid and nonassessable shares of Parent Common Stock as set forth Section 2.1(f)(x)(B) and in accordance with the procedures described in Section 2.1(f)(xi) hereof (also, a “Tax Grant Contingent Payment”).

(B) Payment of the Tax Grant Contingent Payment shall include any combination of the following: (i) an amount of cash which shall not exceed the Tax Grant Contingent Payment minus the Contingent Administrative Amount, if any (the “Tax Grant Contingent Cash Payment”) and

(ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to the amount of the Tax Grant Contingent Payment minus the Contingent Administrative Amount and the Tax Grant Contingent Cash Payment, if any, and (b) having a denominator equal to the Tax Contingent Payment Average Closing Price (the “Tax Grant Contingent Share Payment”); provided, however, that the foregoing combination shall maximize the amount of the Tax Grant Contingent Cash Payment, taking into consideration any payments already made pursuant to this Merger Agreement, without disqualifying the Merger as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code, as the Parent and the Stockholder Representative shall mutually determine. In the event of a disagreement between the Parent and the Stockholder Representative, the matter shall be referred at Parent’s expense, to an independent tax counsel or accounting firm mutually acceptable to both parties for final determination, which shall be binding upon both parties.

(xi) Tax Grant Contingent Payment.

(A) Parent’s Obligations. Within fifteen (15) days after Parent’s receipt of the Tax Grant or Remaining Tax Grant, as applicable, Parent shall deliver to the Stockholders’ Representative a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating Parent’s receipt of the Tax Grant or Remaining Tax Grant, as applicable (the “Tax Grant Certificate”). Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of the Tax Grant Certificate (but in no event later than thirty (30) days following Parent’s receipt of the Tax Grant), Parent shall make (i) the Tax Grant Contingent Cash Payment by depositing with the Exchange Agent, and into the Exchange Fund, cash in an amount equal to the Tax Grant Contingent Cash Payment; (ii) the Tax Grant Contingent Share Payment by depositing with the Exchange Agent, and into the Exchange Fund, Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(x) and making available to the Exchange Agent sufficient cash to make all cash payments pursuant to Section 2.1(f)(ix) hereof or (iii) a combination of the foregoing pursuant to Section 2.1(f)(x)(B). Upon Parent’s delivery of such (i) cash, (ii) Parent Stock Certificates and cash or (iii) combination of the foregoing to the Exchange Agent in accordance with this Section 2.1(f)(xi)(A), Parent shall have no further obligation or liability with respect to the appropriate distribution of such cash or Parent Stock Certificates, as applicable, to the Company Stockholders.

(B) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the Tax Grant Certificate, deliver to the Exchange Agent a spreadsheet (the “Tax Grant Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder; (ii) the number of shares of Parent Common Stock and/or the amount of cash each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(xi)(A) hereof; (iii) the portion of the Tax Grant Contingent Payment, if any, that the Stockholders’ Representative designates to be placed in the Administrative Expense Account (the “Contingent Administrative Amount”) to be available to pay current or anticipated Losses, charges and expenses of the Stockholders’ Representative as contemplated by Section 12.1 below; and (iv) the amount of cash each Company Stockholder is entitled to receive pursuant to Section 2.1(f)(ix) hereof, as applicable (which amounts, in the aggregate, shall combine to equal the Tax Grant Contingent Payment amount less any Contingent Administrative Amount). Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the Tax Grant Consideration Spreadsheet with respect to the information set forth therein and to assume that the Tax Grant Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders. The portion to be designated as the Contingent Administrative Amount hereunder shall be determined by the Stockholders’ Representative in its sole discretion; provided, that such amount, when combined with any other amount then remaining in the Administrative Expense Account, shall not exceed One Million Dollars ($1,000,000).

(xii) Assignability.

(A) Company Stockholders’ and Company Optionholders’ Ability to Assign. The right of each Company Stockholder or Company Optionholder to receive payments pursuant to this Section 2.1(f) may only be assigned (i) to a trust for the benefit of such Company Stockholder or Company Optionholder over which such Company Stockholder or Company Optionholder, as applicable, retains decision-making authority, (ii) to another Person, if, immediately prior to the Effective Time, such other Person was the beneficial owner of the shares of Company Common Stock or Company Preferred Stock, as applicable, held of record by the assigning Company Stockholder or of the Company Options held of record by the assigning Company Optionholder, or (iii) by operation of Law or by will; provided, that no assignment shall be permitted to the extent that Parent, in consultation with legal counsel, determines that the assignment of such interest would render unavailable the exemption from registration under applicable securities Laws in reliance upon which the Contingent Payment would be issued.

(B) Parent’s Ability to Assign.

(1) In the event of a Change of Control, there shall thereafter be deliverable to the Exchange Agent, for delivery to the Company Stockholders or the Company Optionholders, and in accordance with the terms hereof (in lieu of the number of shares of Parent Common Stock or cash theretofore deliverable), the number of shares of stock or other securities, property or cash to which the Company Stockholders and the Company Optionholders would have otherwise been entitled upon the achievement of the OUS Milestone and/or the PMA Milestone, as applicable, if the achievement of the OUS Milestone and/or the PMA Milestone, as applicable, had occurred immediately prior to the Change of Control.

(2) Neither Parent nor the Surviving Corporation shall effect a Change of Control unless, prior to or simultaneously with the consummation thereof, the successor corporation resulting from such Change of Control and the acquiring Entity or Person, shall expressly assume, by a supplemental agreement or other acknowledgment executed and delivered to the Stockholders’ Representative and the Exchange Agent, the obligation to deliver to the Exchange Agent and to cause the Exchange Agent to deliver to each Company Stockholder or Company Optionholder, such shares of stock, cash, securities, or assets as such Company Stockholder or Company Optionholder may be entitled to in accordance with the terms hereof upon the achievement of the OUS Milestone and/or the PMA Milestone and/or Outstanding Contingent Payments, and the due and punctual performance and observance of every covenant, condition, obligation and liability under this Section 2.1(f) to be performed and observed by Parent and the Surviving Corporation in the manner prescribed herein. The provisions of this Section 2.1(f)(xii)(B) shall apply to all successive Change of Control transactions.

(3) Interpretation; Amendment. Any ambiguities or inconsistencies in the provisions of this Section 2.1(f) may be resolved by written agreement of Parent and the Stockholders’ Representative. Also, subject to approval of the Company Stockholders to the extent required by Law, any or all of the provisions of this Section 2.1(f) hereof may be amended, modified or supplemented after the Effective Time with the written approval of Parent and the Stockholders’ Representative.

(4) Contingent Payments Not Royalties. The Contingent Payments provided for pursuant to this Section 2.1(f) are provided as a result of bona fide difficulties in determining the value of the Company. The Contingent Payments represent additional consideration for the Company Common Stock and are not intended to be royalty payments.

(xiii) Certain Terms. As used in this Section 2.1(f), the following terms shall have the following meanings:

(A) “Abandon” or “Abandoned” means a resolution has been adopted by a majority of the Board of Directors of Parent approving and ordering the cessation of all development and commercialization activities of the Nepal Technology for safety or efficacy reasons, and subject to satisfaction of each of the following provisions:

(1) Stockholder’s Representative shall have received, within two (2) Business Days of such determination, written notice by the Non-Essex Directors of the adoption of the resolutions described above by the Board of Directors of Parent (the “Abandonment Notice”), which shall include a summary of the basis for determining the existence of safety or efficacy issues with the Nepal Technology in as much detail as shall be reasonably practicable;

(2) Stockholder’s Representative may challenge the basis for such determination in its capacity as a former Company Stockholder by delivering written notice thereof within ten (10) Business Days of its receipt of the Abandonment Notice;

(3) The Non-Essex Directors and Stockholder’s Representative shall use commercially reasonable efforts to reach a mutual agreement with respect to such determination during the subsequent ten (10) Business Days; and

(4) If the Non-Essex Directors and Stockholder’s Representative fail to reach a mutual agreement within such period, the Non-Essex Directors and Stockholder’s Representative shall convene a panel at Parent’s expense of three (3) qualified physicians (one of which shall be selected by the Non-Essex Directors, one of which shall be selected by Stockholder’s Representative, and one of which shall be jointly selected by the Non-Essex Directors and Stockholder’s Representative) within ten (10) Business Days to determine whether Parent’s or Surviving Corporation’s, as applicable, cessation of development and commercialization of the Nepal Technology for safety or efficacy reasons is reasonable. The determination by such Panel shall be binding on the parties. If such determination is that Parent’s or Surviving Corporation’s, as applicable, cessation of development and commercialization of the Nepal Technology for safety or efficacy reasons is not reasonable, then the development and commercialization of the Nepal Technology shall not be deemed “Abandoned”.

(5) Notwithstanding the foregoing, if at any time in the twenty-four (24) month period following a Change of Control Event, either (a) the acquiring Person or Entity expends any amounts, other than reasonable and necessary wind-down costs, on research, development, sales, marketing, support, distribution, or regulatory approval, in any jurisdiction for the Generation 3 Product, or (b) there are any sales of the Generation 3 Product by any Entity, then the Nepal Technology shall be retroactively deemed not Abandoned and Parent or the successor Entity following the Change of Control Event shall issue to the Company Stockholders and the Company Optionholders such securities or cash that the Company Stockholders and the Company Optionholders would have received as a result of the Change of Control Event pursuant to Section 2.1(f)(vi) if the Nepal Technology had not been Abandoned prior to such Change of Control Event, except in the case subsequent to the Reversion described in Section 9.1 hereof.

(B) “CE Mark Approval” means the date on which the Generation 3 Product obtains CE Mark approval from its European Union notified body.

(C) “Change of Control” means the consummation of:

(1) any merger, consolidation or similar transaction involving Parent or the Surviving Corporation in which Parent or the Surviving Corporation is not the surviving Entity; provided, however, that any such transaction shall not constitute a Change of Control if the holders of the outstanding voting securities of Parent or Surviving Corporation immediately prior to such transaction hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving Entity (or the parent of the surviving Entity) immediately after such transaction; or

(2) any sale, transfer, exclusive license or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent or Surviving Corporation; provided, however, that such sale, transfer or other disposition shall not constitute a Change of Control if the holders of the outstanding voting securities of Parent or Surviving Corporation, as applicable, immediately prior to such transaction(s) receive as a distribution with respect to securities of Parent or Surviving Corporation, as applicable, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring Entity (or the parent of the acquiring Entity) immediately after such transaction(s). In addition, a transfer of assets by Parent shall not constitute a Change of Control if the assets are transferred to (i) a stockholder of Parent in exchange for or with respect to the stockholder’s securities of Parent or (ii) an Entity, at least fifty percent (50%) or more of the total value or total voting power of which is owned, directly or indirectly, by Parent; or

(3) any person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Parent or Surviving Corporation possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of Parent or Surviving Corporation;

(4) the stockholders of Parent or Surviving Corporation approve any plan or proposal for the liquidation or dissolution of Parent or Surviving Corporation, as applicable; provided, however, that a plan of liquidation shall not constitute a Change of Control if such plan of liquidation provides for all or substantially all of the assets of Parent or Surviving Corporation, as applicable, to be transferred to an Entity in which the holders of the outstanding voting securities of Parent or Surviving Corporation, as applicable, immediately prior to such liquidation hold or will hold immediately after such liquidation securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring Entity (or the parent of the acquiring Entity); or

(5) any sale, transfer, exclusive license or other disposition (in one transaction or any series of related transactions) of all or any portion of the Nepal Technology; other than any sale, transfer, exclusive license or other disposition (in one transaction or any series of related transactions) of all or any portion of the Nepal Technology (a) pursuant to a Reversion as set forth in Section 9.1 hereof, or (b) to one or more Entities controlled by Essex Woodlands or (c) to third parties selected by Essex Woodlands to exploit the Nepal Technology in the China market.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred with respect to the Surviving Corporation if (i) the acquirer in any of the transactions set forth in clauses (1), (2), (3) and (4) is either Parent or a 100% owned subsidiary of Parent, or (ii) the Surviving Corporation no longer holds the Nepal Technology because the Surviving Corporation previously transferred the Nepal Technology to Parent, a 100% owned subsidiary of Parent or any other Entity.

(D) “Commercially Reasonable Efforts” means those efforts which are consistent with the customary practices of the medical device industry for the development or commercialization of a comparable product at a similar stage of development or commercialization in light of the intellectual property issues that arise or are discovered after the Effective Time, including without limitation allocating such resources in calendar year 2011 as are reasonably necessary to ensure adequate reimbursement is available for an OUS Generation 3 Product launch following CE Mark Approval. In addition, for purposes of achievement of the OUS Milestone, “Commercially Reasonable Efforts” shall include satisfying the European Sales and Marketing Minimum Investments. Notwithstanding the foregoing, in the event that such intellectual property challenges stall the Generation 3 Product launch in Europe, the termination date for the Measurement Period shall be extended for the period of time the Generation 3 Product launch is delayed, and the commencement and termination dates for each Measurement Period thereafter shall be commensurately delayed for the period of time the Generation 3 Product launch is delayed (also, a “Backorder Measurement Period Adjustment”).

(E) “Earn-Out Period” means the period commencing on the Closing Date and continuing until the expiration, abandonment or final determination of invalidity or enforceability, of the last Valid Claim of a ‘988 Patent. For purposes of this Section 2.1(f)(xiii)(E), “’988 Patent” means (1) U.S. Patent No. 7,530,988, (2) any applications claiming priority to any application from which the patent set forth in (1) issued, including without limitation any continuations, continuations in part, and divisions, provided that such continuations, continuations in part and divisions relate to the Nepal Technology, and (3) any patents issuing from the applications described in (2), including any reissues, extensions, renewals and supplementary protection certificates thereon, provided that the foregoing related to the Nepal Technology. “Valid Claim” means a claim of an issued and unexpired patent, which has not been held invalid or unenforceable by a unappealed or unappealable decision by a court or other Governmental Entity of competent jurisdiction and which has not been statutorily disclaimed.

(F) “Europe” means any and all of the following countries and territories: the member states of the European Union, Croatia, Macedonia, Iceland, Turkey, Albania, Andorra, Azerbaijan, Belarus, Bosnia and Herzegovina, Georgia, Lichtenstein, Moldova, Monaco, Montenegro, Norway, Russia, San Marino, Serbia, Switzerland, Ukraine, and Vatican City State.

(G) “European Sales and Marketing Minimum Investments” means (i) the hiring, training, and retaining throughout the applicable calendar year of not less than the number of sales personnel in Europe set forth in the table below, subject to Parent’s ability to locate, recruit and hire qualified candidates for the European full-time headcount, and (ii) total sales and marketing investments in Europe in U.S. Dollar amounts not less than those set forth below, in both cases to support, among other activities, (a) a commercial launch of the Generation 3 Product in Europe, and (b) enrollment in a clinical trial registry of the Generation 2 Product for up to ten (10) sites in Europe:

	2011	2012	2013
European full-time headcount (by end of year)	12	27	40
Total Sales and Marketing Expenses	$5,700,000	$11,000,000	$17,200,000

Notwithstanding the foregoing, the parties hereto agree that Parent shall only be obligated to commit the $5,700,000 set forth in the table above to Total Sales and Marketing Expenses for 2011, and to reflect such amount in Parent’s budget for the 2011 fiscal year, and that Parent shall dedicate such amount to the development of European full-time headcount in 2011. The parties further agree that the $11,000,000 and $17,200,000 set forth in the table above for Total Sales and Marketing Expenses in 2012 and 2013, respectively, are estimated amounts based on Parent’s current expectations and that such amounts may be subject to reasonable change as a part of Parent’s ongoing budgeting and business planning processes, as reviewed by the Board of Directors of Parent in the ordinary course, as a result of, among other factors, the timing of CE Mark Approval of the Generation 3 Product, and any other approvals of the Generation 3 Product required by Regulatory Authorities, Parent’s ability to locate, recruit and hire qualified candidates for the European full-time headcount and the results of Parent’s sales of the Generation 3 Product in Europe in 2011.

For purposes of the foregoing table:

“European full-time headcount” shall include, without limitation, (i) the President, Global Strategic Initiatives of Parent (or a Person performing substantially similar functions and duties) and any successor to such Person, (ii) all sales representatives with a primary territory in Europe, (iii) all sales management personnel whose primary responsibility is oversight of European sales, (iv) all clinical support specialists with a primary territory in Europe, (v) all marketing personnel with a primary territory in Europe, (vi) all sales training personnel with a primary territory in Europe and (vii) all administrative support personnel for any of the foregoing, in each case who (A) are engaged on a Full-Time Basis to provide services to Parent and (B) are dedicated to (1) the support of the clinical trial registry of the Generation 2 Product or (2) the marketing and sale of the Generation 3 Product and the Fenestrated Product. Notwithstanding the foregoing, Parent or the Surviving Corporation, as applicable, shall only commit the foregoing personnel to the marketing and sale of the Fenestrated Product to the extent that adequate capacity exists in the European full-time headcount to commit personnel to that function without compromising the marketing and sale of the Generation 3 Product, as determined by Parent as part of Parent’s ongoing budgeting and business planning processes, as reviewed by the Board of Directors of Parent in the ordinary course. Management of Parent or the Surviving Corporation, as applicable, will commit additional personnel to the European full-time headcount to the extent that additional personnel are required to support the marketing and sale of both the Generation 3 Product and the Fenestrated Product as determined by Parent as a part of Parent’s ongoing budgeting and business planning processes, as reviewed by the Board of Directors of Parent in the ordinary course. In addition, if Parent does not receive CE Mark Approval by the end of calendar year 2011, then Parent may utilize any of the foregoing personnel for the marketing and sale of any of Parent’s products in Europe and such personnel shall constitute European full-time headcount for purposes of the foregoing table.

“Full-Time Basis” means at least thirty (30) hours per week.

“Total Sales and Marketing Expenses” shall include (i) all compensation (including, without limitation, base salaries, bonuses and the dollar value of all equity compensation) and benefits (including, without limitation, all relocation benefits and expatriate benefits) accrued to the European full-time headcount (including without limitation all compensation and benefits of the President, Global Strategic Initiative of Parent (or a Person performing substantially similar functions and duties)), and all associated overhead expenses, travel and lodging expenses, training expenses, doctor proctoring expenses, recruitment expenses and severance costs associated with such personnel, and (ii) all accrued expenses for advertising, marketing and promotion of the Generation 3 Product in Europe, and such expenses outside of Europe reasonably allocable to Europe Generation 3 Product sales and marketing activities.

(H) “Fenestrated Product” means a stent-graft developed, manufactured or distributed by Parent or any of its Affiliates that is designed to treat juxtarenal abdominal aortic aneurysms or pararenal abdominal aortic aneurysms utilizing the Powerlink technology.

(I) “Generation 1 Product” means a stent-graft that (i) employs an endoframe and endobags, which are filled with a polyethylene glycol polymer, and (ii) is a predecessor of the Generation 2 Product.

(J) “Generation 2 Product” means a stent-graft that (i) employs an endoframe and endobags, which are filled with a polyethylene glycol polymer, and (ii) will be further described in the initial pre-IDE submission to the FDA.

(K) “Generation 3 Product” means a stent-graft that employs an endoframe and endobags, which are filled with a polyethylene glycol polymer, in the form or forms as commercially launched by Parent or the Surviving Corporation. “Generation 3 Product” shall also include any derivative of, or successor to, the stent-graft described above.

(L) “Nepal Technology” means the Company Intellectual Property that is specifically used to develop, make, manufacture, or have made the Generation 2 Product or the Generation 3 Product.

(M) “Non-Essex Directors” means the members of Parent’s Board of Directors, other than the members of Parent’s Board of Directors appointed by Essex Woodlands.

(N) “OUS Contingent Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the fifth trading day immediately preceding (A) with respect to Section 2.1(f)(i) hereof, the OUS Milestone Date or (B) with respect to Section 2.1(f)(vi) hereof, the date of the first public announcement of a Change of Control, whether or not trades occurred on those days; provided, however, that if the OUS Milestone Date occurs within twenty-four (24) months following the date of CE Mark Approval, the OUS Contingent Payment Average Closing Price shall in no event be greater than the OUS Stock Price Ceiling and no less than the OUS Stock Price Floor; provided, further, however, that if the OUS Milestone Date occurs more than twenty-four (24) months following the date of CE Mark Approval (but before the expiration of the Earn-Out Period), the OUS Contingent Payment Average Closing Price shall in no event be less than the OUS Stock Price Floor.

(O) “OUS Stock Price Ceiling” means $7.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

(P) “OUS Stock Price Floor” means $3.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

(Q) “PMA Contingent Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the fifth trading day immediately preceding (A) with respect to Section 2.1(f)(iv) hereof, the date of Parent’s receipt of approval from the FDA (or any successor agency) to sell the Generation 3 Product in the United States or (B) with respect to Section 2.1(f)(vi) hereof, the date of the first public announcement of a Change of Control, whether or not trades occurred on those days; provided, however, that the PMA Contingent Payment Average Closing Price shall in no event be less than the PMA Stock Price Floor.

(R) “PMA Stock Price Floor” means $4.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

(S) “Tax Grant Contingent Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the fifth trading day immediately preceding the date on which the Company or Parent, as applicable, receive the Tax Grant from a Governmental Entity, whether or not trades occurred on that day; provided, however, that the Tax Grant Contingent Payment Average Closing Price shall in no event be less than the Tax Grant Stock Price Floor.

(T) “Tax Grant Stock Price Floor” means $4.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

2.2 Closing Merger Consideration Spreadsheet. On the Closing Date, the Stockholders’ Representative shall deliver to Parent and the Exchange Agent a spreadsheet (the “Closing Merger Consideration Spreadsheet”) which shall set forth the following information as of the Closing Date: (i) the name of each Company Stockholder or Company Optionholder; (ii) the number and class or series of Company Capital Stock owned by such Company Stockholder or subject to the Company Options; (iii) the number of Closing Merger Shares (less Escrow Shares) such Company Stockholder is entitled to receive pursuant to Section 2.1(e) hereof;

(iv) the portion and percentage of the Escrow Amount allocable to such Company Stockholder; and (v) the amount of cash each such Company Stockholder is entitled to receive in lieu of fractional shares pursuant to Section 2.5 hereof. Parent and the Exchange Agent shall be fully protected in relying upon and shall be entitled to rely upon the Closing Merger Consideration Spreadsheet with respect to the information set forth therein and to assume that the Closing Merger Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders.

2.3 Payments at Closing.

(a) At the Closing, the Company shall pay all Indebtedness due and owing at such time, as shown on the Final Indebtedness Certificate delivered by the Company pursuant to Section 6.16 hereof.

(b) At the Closing, Parent shall pay all Transaction Expenses and Legal Expenses due and owing at such time, as shown on the Final Expenses Certificate delivered by the Company pursuant to Section 6.17 hereof, subject in each case to the Expenses Cap and the Legal Expenses Cap, as applicable, by wire transfer of immediately available funds into accounts designated in writing by the Company not less than three (3) Business Days prior to the Closing Date. At the Closing, Parent shall also make the Closing Administrative Payment by wire transfer of immediately available funds into an account designated in writing by the Stockholders’ Representative not less than three (3) Business Days prior to the Closing Date.

2.4 Treatment of Company Options, Company Warrants and Company Notes.

(a) Company Options. Immediately prior to the Effective Time but contingent upon the Closing of the Merger, the vesting schedules of all outstanding, unexercised and unexpired Company Options shall be automatically accelerated such that all outstanding Company Options shall be fully vested and immediately exercisable. Holders of such Company Options who exercise them in accordance with their terms prior to the Effective Time, including payment to the Company of the exercise price thereof and payment to the Company the amount of any applicable withholding tax, shall be deemed to hold the underlying shares of Company Common Stock as of the Effective Time and such shares of Company Common Stock shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive the Merger Consideration in accordance with the provisions of Section 2.1 hereof. At the Effective Time, each outstanding Company Option (whether vested or unvested) shall be cancelled and converted into and represent the right to receive an amount of cash (without interest) and less any applicable withholding equal to the product obtained by multiplying (x) the number of shares of Company Common Stock issuable upon the exercise of such Company Option by (y) the excess of the cash value per share of the Merger Consideration over the exercise price per share attributable to such Company Option, if any.

Each Company Option outstanding and unexercised immediately prior to the Effective Time shall automatically be cancelled as of the Effective Time without any consideration payable in respect thereof except for the right to receive a cash amount per share to the extent, if any, that the cash value per share of the Closing Merger Shares plus the cash value per share of any Contingent Share Payments exceeds the per share exercise price of the Company Option (the “Spread”) in which case the Company Optionholder would be entitled to receive an amount in cash (without interest) and less any applicable holdings, in an amount and pursuant to the terms of Section 2.1(f) of this Agreement. For illustrative purposes only, assume a Company Optionholder holds a Company Option with an exercise price of $1.00, and the cash value per share of the Closing Merger Shares plus the cash value per share of any Contingent Share Payments equals $1.10. Such Company Optionholder will receive a cash payment equal to (A) $0.10 (the value of the Spread) multiplied by (B) the number of shares of Company Common Stock subject to the Company Option.

(b) Company Warrants. Holders of any outstanding Company Warrants who exercise them in accordance with their terms prior to the Effective Time, including payment to the Company of the exercise price thereof, shall be deemed to hold the underlying shares of Company Capital Stock as of the Effective Time, and such shares of Company Capital Stock shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive the Merger Consideration in accordance with the provisions of Section 2.1 hereof. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, any unexercised Company Warrants outstanding immediately prior to the Effective Time shall terminate and cease to be outstanding, and shall be cancelled and shall be null and void, and no consideration shall be delivered in exchange therefor. Prior to the Effective Time, the Company shall provide notice (subject to reasonable review by Parent) to each holder of Company Warrants describing the treatment of such Company Warrants in accordance with this Section 2.4 (b).

(c) Company Notes. Holders of any outstanding Company Notes who convert them in accordance with their terms prior to the Effective Time shall be deemed to hold the underlying shares of Company Capital Stock as of the Effective Time, and such shares of Company Capital Stock shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive the Merger Consideration in accordance with the provisions of Section 2.1 hereof. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, any Company Notes which have not been converted immediately prior to the Effective Time shall terminate and cease to be outstanding, and shall be cancelled and shall be null and void, and no consideration shall be delivered in exchange therefor. Prior to the Effective Time, the Company shall provide notice (subject to reasonable review by Parent) to each holder of Company Notes describing the treatment of such Company Notes in accordance with this Section 2.4(c).

2.5 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Parent Common Stock shall be issued to holders of shares of Company Capital Stock in the Merger. In lieu thereof, each such holder entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder at such time pursuant to Section 2.1 hereof) shall receive an amount in cash equal to the Closing Payment Average Closing Price multiplied by the fraction of a share of Parent Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

2.6 Surrender and Exchange of Certificates.

(a) Exchange Agent. As of the Effective Time, the Stockholders’ Representative shall deliver the Closing Merger Consideration Spreadsheet to the Exchange Agent and Parent. As of the Effective Time, Parent shall: (i) deposit with Parent’s transfer agent or such other exchange agent, bank or trust company as may be mutually agreed upon in writing by Parent, the Company, and the Stockholders’ Representative (the “Exchange Agent”), for the benefit of the Company Stockholders, (A) such certificates of Parent Common Stock (the “Parent Stock Certificates”) representing the shares of Parent Common Stock issuable pursuant to Section 2.1 hereof in exchange for outstanding shares of Company Capital Stock, each calculated in accordance with the Closing Merger Consideration Spreadsheet (the shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the “Exchange Fund”), and (B) cash in an amount sufficient to make payments required by Section 2.5 hereof for fractional shares, calculated in accordance with the Closing Merger Consideration Spreadsheet; and (ii) deliver to the Escrow Agent under the Escrow Agreement on behalf of each Company Stockholder a certificate in the name of the Escrow Agent representing the Escrow Shares. Upon Parent’s delivery of the foregoing, Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates to the Company Stockholders.

(b) Exchange Procedures. The Stockholders’ Representative shall cause the Exchange Agent, promptly after the Effective Time (and in no event later than five (5) Business Days following the Effective Time), to mail to each holder of record of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Company Capital Stock (the “Company Stock Certificates”) and that were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1 hereof in accordance with the Closing Merger Consideration Spreadsheet, (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Company Stock Certificates shall pass only upon delivery of the Company Stock Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent may reasonably specify), and (ii) instructions for completion and use in effecting the surrender of the Company Stock Certificates in exchange for the Individual Closing Payment. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed in accordance with the instructions contained therein, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a Parent Stock Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive as Closing Merger Shares pursuant to Section 2.1 hereof as reflected by the Closing Merger Consideration Spreadsheet (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.5 hereof) and the Company Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Closing Merger Shares to be issued to such Company Stockholder may be issued to a transferee of the record holder of such shares of Company Common Stock if the Company Stock Certificate representing such shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6(b), each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Closing Merger Shares set forth in the Closing Merger Consideration Spreadsheet.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the Company Stockholders for twelve (12) months after each of (i) the Closing Date, (ii) the OUS Milestone Date, (iii) the PMA Milestone Date, or (iv) a Change of Control, as applicable, shall be paid to Parent.

(d) Distributions and Voting with Respect to Unexchanged Shares. Until surrendered for exchange in accordance with the provisions of this Section 2.6, each Company Stock Certificate shall from and after the Effective Time represent for all purposes only the right to receive shares of Parent Common Stock and cash in lieu of fractional shares as set forth in this Agreement. Notwithstanding any other provision of this Agreement, no dividends or other distributions in respect of shares of Parent Common Stock with a record date after the Effective Time shall be paid to any Person holding a Company Stock Certificate until such Company Stock Certificate has been surrendered for exchange as provided for in this Section 2.6. Subject to applicable Laws and the immediately preceding sentence, following surrender of any such Company Stock Certificate, there shall be paid to the holder of the Parent Stock Certificate issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore payable with respect to the shares of Parent Common Stock represented thereby, as well as any dividends with respect to the shares of Company Common Stock or Company Preferred Stock, as applicable, represented by the surrendered Company Stock Certificate declared prior to the Effective Time but theretofore unpaid. Former stockholders of record of the Company shall not be entitled to vote after the Effective Time at any meeting of Parent stockholders until such holders have exchanged their Company Stock Certificates for Parent Stock Certificates in accordance with the provisions of this Agreement.

(e) No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Company Stock Certificates in accordance with the terms of this Article II and any cash paid pursuant to Section 2.5 hereof shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Capital Stock previously represented by such Company Stock Certificates. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(f) No Liability. Notwithstanding anything to the contrary contained herein, none of the Exchange Agent, Parent, the Surviving Corporation or any of their respective Representatives shall be liable to any

Company Stockholder for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund deposited with the Exchange Agent which is properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Lost, Stolen or Destroyed Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Closing Merger Shares and the Merger Consideration as if such Person had delivered the appropriate Company Stock Certificate pursuant to this Section 2.6 and to which such Person is otherwise is entitled, cash for fractional shares pursuant to Section 2.5 hereof and any dividends or distributions payable pursuant to Section 2.6(d) hereof, without any interest thereon.

(h) Withholding. Each of the Exchange Agent, Parent or the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold under applicable Law with respect to the making of such payment. To the extent that amounts are so withheld by the Exchange Agent, Parent or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Capital Stock in respect of whom such deduction and withholding was made by the Exchange Agent, Parent or Merger Sub.

(i) Uncertificated Shares. In the case of outstanding shares of Company Capital Stock that are not represented by certificates, the parties shall make such adjustments to this Article II as are necessary or appropriate to implement the same purpose and effect that this Article II has with respect to shares of Company Capital Stock that are represented by certificates.

2.7 Dissenters’ and Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Section 262 of the DGCL or Chapter 13 of the California Corporations Code (the “CCC”), has the right to exercise appraisal or dissenters rights dissent to the Merger and demand payment for such shares and properly exercises and perfects such appraisal or dissenters rights and demands payment for the fair value of such shares of capital stock of the Company (“Dissenting Shares”) in accordance with the DGCL or CCC, shall not be converted into the right to receive Parent Common Stock as set forth in this Article II, unless such holder withdraws, fails to perfect or otherwise loses such holder’s right to such payment, if any. If, after the Effective Time, such holder withdraws, fails to perfect or loses any such right to payment, such holder’s Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the Closing Merger Shares as provided in Section 2.1 hereof. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL or Chapter 13 of the CCC and as provided in the immediately preceding sentence. The Company will give Parent prompt written notice of any notice of intent to assert appraisal rights under the DGCL or dissenters rights under the CCC received by the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the DGCL and CCC, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

2.8 Escrow of Parent Common Stock. Upon the Closing, Parent shall withhold the Escrow Shares and deliver such shares to Wells Fargo Bank N.A., as escrow agent (the “Escrow Agent”), to be held by the Escrow Agent as collateral to secure the rights of the Indemnified Parties under Article XI hereof and to reimburse the Stockholders’ Representative under Section 12.1 hereof. The Escrow Shares shall be held and disbursed pursuant to the provisions of an escrow agreement substantially in the form of Exhibit 2.8 (the “Escrow Agreement”). The Escrow Shares will be represented by a certificate issued in the name of the Escrow Agent and will be held by the Escrow Agent on behalf of the Company Stockholders and pursuant to the Escrow Agreement until the date that is fifteen (15) months after the Closing Date (the “Escrow Period”); provided, however, that in the event any Indemnified Party has made a Claim under Article XI prior to the end of the Escrow Period, then the Escrow Period shall continue with respect to such number of shares of Parent Common Stock as the Indemnified Party making such Claim reasonably determines is sufficient to represent the maximum amount that such Indemnified Party will be entitled to receive pursuant to the Company Stockholders’ indemnification obligations hereunder, and the Escrow Agent will continue to hold such shares in escrow until such Claim is fully and finally resolved. In the event that this Agreement is adopted by the Company Stockholders, then all Company Stockholders shall, without any further act of any Company Stockholder, be deemed to have consented to and approved (a) the use of the Escrow Shares as collateral to secure the rights of the Indemnified Parties under Article XI in the manner set forth herein and in the Escrow Agreement, (b) such Company Stockholder’s obligation to indemnify the Indemnified Parties for Special Losses pursuant to Section 11.5(a) hereof, and (c) the use of the Administrative Expense Account (including any additions thereto pursuant to the terms of this Agreement) to reimburse the Stockholders’ Representative pursuant to Section 12.1 hereof. As and when any Escrow Shares are released from escrow for the benefit of the Company Stockholders, the Stockholders’ Representative shall have the right, in its sole discretion, to retain any portion of such Escrow Shares that it determines should be retained to be available to pay current or anticipated Losses, charges and expenses as contemplated by Section 12.1 below; provided, that the cash value of the Escrow Shares so retained (as determined in accordance with the terms and conditions of the Escrow Agreement), when combined with any other amount then remaining in the Administrative Expense Account, shall not exceed One Million Dollars ($1,000,000). In the event that Parent declares a dividend on shares of Parent Common Stock, Parent shall deposit with the Exchange Agent, and into the Exchange Fund, any dividends payable with respect to the Escrow Shares, and the Exchange Agent will distribute such dividends to the Company Stockholders in accordance with the Escrow Amount allocations set forth in the Closing Merger Consideration Spreadsheet.

2.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

2.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any agreement entered into in connection herewith, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action on behalf of Parent upon the prior written consent of the Stockholders’ Representative.

2.11 Legends. Any Parent Stock Certificate issued to any holder of Company Capital Stock representing Closing Merger Shares shall be imprinted with the following legends (or the substantial equivalent thereof):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR OTHER SIMILAR RULE OR EXEMPTION AS THEN IN EFFECT, WITHOUT FIRST OBTAINING (I) IF REASONABLY REQUIRED BY THE COMPANY, A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, WHICH MAY BE COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE CONTEMPLATED SALE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF SAID ACT, OR (II) A ‘NO-ACTION’ OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH STAFF WILL TAKE NO ACTION IN RESPECT OF THE CONTEMPLATED SALE OR OTHER DISPOSITION.”

In the event that any certificate representing Closing Merger Shares is imprinted with the foregoing legend (or similar legends), Parent shall cause such legend to be removed in connection with any resale of such Closing Merger Shares that is made in compliance with, or pursuant to a valid exemption from, the registration provisions of the Securities Act promptly after the receipt of request by a former holder of Company Capital Stock or his, her or its Representative. Notwithstanding anything to the contrary herein, upon the effectiveness of the Form S-3 Registration Statement, Parent shall cause its counsel to issue an opinion letter covering all of the shares registered on the Form S-3 Registration Statement to Parent’s transfer agent instructing such transfer agent to remove the legends when requested by any broker or the holder of such shares, provided that the broker or holder (i) represents that the sale of the shares was made in compliance with the Securities Act and (ii) has otherwise complied with the requirements set forth in the legends.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that the statements contained in this Article III are true and correct, except as set forth in a disclosure schedule delivered by the Company to Parent as of the date of execution of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged by specific Section references corresponding to the numbered and lettered Sections in this Article III, and the disclosure in any Section shall qualify (i) the corresponding Section in this Article III and (ii) the other Sections in this Article III to the extent reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections.

3.1 Organization; Standing and Power; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of the Company Disclosure Schedule. The Company is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties it owns, operates or leases or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect.

(b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

(c) Section 3.1(c) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of the Company, (ii) the names of the members of each committee of the board of directors of the Company, and (iii) the names and titles of the officers of the Company.

(d) The Company has no Subsidiaries. The Company does not own and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed, and is not obligated, to make any future investment in or capital contribution to any Entity. The Company has not guaranteed nor is responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest. Neither the Company nor its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of the Company.

3.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (a) the Certificate of Incorporation of the Company, as amended and restated as of the Agreement Date (the “Certificate of Incorporation”), and Bylaws of the Company, including all amendments thereto (the “Bylaws” and collectively with the Certificate of Incorporation, the “Company Organizational Documents”); (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the “Company Minute Books”). There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Minute Books. There has not been any violation of the Company Organizational Documents, and the Company has not taken any action that is inconsistent with the Company Organizational Documents. The books of account, stock records, Company Minute Books and other records of the Company are accurate and complete and have been maintained in accordance with applicable Laws and prudent business practices.

3.3 Authority; Binding Nature of Agreement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and under each Company Related Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any Company Related Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Company Related Agreement and the transactions contemplated hereby and thereby, subject only to the Company Stockholder Approval. This Agreement and each of the Company Related Agreements have been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4 Absence of Restrictions and Conflicts; Required Consents.

(a) Absence of Restrictions and Conflicts. Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither (i) the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, will directly or indirectly (with or without the giving of notice or the lapse of time or both):

(i) contravene, conflict with or result in a violation of any of the provisions of the Company Organizational Documents;

(ii) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Company Related Agreements or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company, or any of the assets owned, used or controlled by the Company, is subject;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned, used or controlled by the Company;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, or (ii) modify, terminate, or accelerate any right, liability or obligation of the Company under any such Company Contract (except for the acceleration of the Company Options contemplated by Section 2.4 hereof), or charge any fee, penalty or similar payment to the Company under any such Company Contract; or

(v) result in the imposition or creation of any Encumbrance of any kind upon or with respect to any asset owned or used by the Company.

(b) Required Consents. Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, no filing with, notice to, or consent, waiver, approval, Order, Governmental Authorization or declaration from any Person (including any Governmental Entity) is required in connection with the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, or the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, other than the filing of the Certificate of Merger pursuant to the DGCL.

3.5 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 118,000,000 shares of Company Common Stock, of which 8,312,295 shares have been issued and are outstanding as of the Agreement Date; and (ii) 89,823,296 shares of Company Preferred Stock, (A) 591,691 of which have been designated “Series A Preferred Stock,” (B) 9,004,080 of which have been designated “Series B Preferred Stock,” (C) 23,634,989 of which have been designated “Series C-1 Preferred Stock,” (D) 12,792,536 of which have been designated “Series C-2 Preferred Stock,” and (E) 43,800,000 of which have been designated “Series C-3 Preferred Stock.”

(b) Section 3.5(b) of the Company Disclosure Schedule sets forth, as of the Agreement Date: (i) the number of shares of Company Common Stock issued and outstanding and the name of, and number of shares of Company Common Stock owned by, each holder of Company Common Stock; (ii) the number of shares of Series A Preferred Stock issued and outstanding and the name of, and number of shares of Series A Preferred Stock owned by, each holder of Series A Preferred Stock; (iii) the number of shares of Series B Preferred Stock issued and outstanding and the name of, and number of shares of Series B Preferred Stock owned by, each holder of Series B Preferred Stock; (iv) the number of shares of Series C-1 Preferred Stock issued and outstanding and the name of, and number of shares of Series C-1 Preferred Stock owned by, each holder of Series C-1 Preferred Stock; (v) the number of shares of Series C-2 Preferred Stock issued and outstanding and the name of, and number of shares of Series C-2 Preferred Stock owned by, each holder of Series C-2 Preferred Stock; (vi) the number of shares of Series C-3 Preferred Stock issued and outstanding and the name of, and number of shares of Series C-3 Preferred Stock owned by, each holder of Series C-3 Preferred Stock; (vii) the number of shares of Company Capital Stock subject to all outstanding Company Warrants, the name of, and the number of shares of Company Capital Stock subject to Company Warrants held by, each holder of Company Warrants and the exercise price of each outstanding Company Warrant; (viii) the number of shares of Company Capital Stock issuable upon conversion of all outstanding Company Notes, the name of, and the number of shares of Company Capital Stock issuable upon conversion of all Company Warrants held by, each holder of Company Warrants and the conversion price of each outstanding Company Warrant; and (ix) the number of shares of Company Common Stock subject to all outstanding Company Options, the name of, and the number of shares of Common Stock subject to Company Options held by, each holder of Company Options, and vesting schedule (if any) and exercise price of each outstanding Company Option. No Company Capital Stock is held in treasury.

(c) As of the Agreement Date, except as set forth in Section 3.5 of the Company Disclosure Schedule, (i) no other Company Capital Stock, Company Warrants, Company Notes, Company Options or other securities of any kind issued or guaranteed by the Company are issued and outstanding, and (ii) there are no bonds, debentures, notes or other Indebtedness that are convertible into, or exchangeable or exercisable for, capital stock of the Company or that have the right to vote (or are convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which any stockholders of the Company may note.

(d) The rights, preferences and privileges of Company Common Stock and Company Preferred Stock are as set forth in the Certificate of Incorporation. All of the issued and outstanding shares of Company Capital Stock (i) are duly authorized, validly issued, fully paid and non-assesseable, (ii) were not issued in violation of, and are not subject to, any preemptive rights, subscription rights, rights of first refusal or first offer, or other similar rights, (iii) are owned of record and, to the Knowledge of the Company, beneficially by each holder as set forth in Section 3.5 of the Company Disclosure Schedule, free and clear of all Encumbrances (other than restrictions on transfer under any applicable federal, state or foreign securities Law and under certain agreements among the Company and holders of Company Capital Stock as set forth in Section 3.5 of the Company Disclosure Schedule).

(e) All of the issued and outstanding Company Options, Company Warrants and Company Notes are, and any shares of Company Capital Stock issuable upon conversion, exercise, or exchange of such Company Options, Company Warrants and Company Notes, if and to the extent issued in accordance with the terms thereof will be, (i) duly authorized, validly issued, fully paid and non-assesseable, (ii) not issued in violation of, and not subject to, any preemptive rights, subscription rights, rights of first refusal or first offer, or other similar rights, (iii) owned of record and, to the Knowledge of the Company, beneficially by each holder as set forth in Section 3.5 of the Company Disclosure Schedule, free and clear of all Encumbrances (other than restrictions on transfer under any applicable federal, state or foreign securities Law and under certain agreements among the Company and holders of Company Capital Stock as set forth in Section 3.5 of the Company Disclosure Schedule, and vesting and transfer restrictions under the Company Stock Option Plan).

(f) Except as set forth in Section 3.5 of the Company Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Company Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company (clauses (A) through (D) above, collectively “Company Rights”).

(g) Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no Contracts of the Company to repurchase, redeem or otherwise acquire any shares of Company Preferred Stock or Company Common Stock except in connection with the repurchase or acquisition of Company Common Stock pursuant to the terms of the Company Stock Option Plan.

(h) Except for the Voting Agreements, there are no outstanding contractual obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or anti-dilutive right with respect to, any shares of Company Common Stock, Company Preferred Stock, or any capital stock of, or other equity interests in, the Company. Other than the Voting Agreements, to the Knowledge of the Company, there are no proxies, voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the Company’s capital stock.

(i) The Company is not now, nor has it ever been, required to file with the SEC any periodic or other reports, or any registration statement, pursuant to the Securities Act or the Exchange Act.

3.6 Company Financial Statements.

(a) Section 3.6(a) of the Company Disclosure Schedule includes accurate and complete copies of the following financial statements and notes thereto (collectively, the “Company Financial Statements”):

(i) The audited balance sheet of the Company as of December 31, 2009 (the “Balance Sheet”), and the related audited statements of income, stockholders’ equity and cash flow for the period then ended;

(ii) The audited balance sheet of the Company as of December 31, 2008, and the related audited statements of income, stockholders’ equity and cash flow for the period then ended; and

(iii) the unaudited balance sheet of the Company as of August 31, 2010 (the “Unaudited Interim Balance Sheet”) and the related unaudited statements of income, stockholders’ equity and cash flow for the eight (8) months then ended.

(b) Each Company Financial Statement: (i) is complete in all respects and has been prepared in conformity with (A) the books and records of the Company and (B) GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such Company Financial Statement); and (ii) fairly presents, in all material respects, the financial condition of the Company as of such dates and the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods then ended. No financial statement of any Person is required by GAAP to be included in the Company Financial Statements.

(c) The books and records of the Company (A) reflect all items of income and expense and all assets and liabilities required to be reflected in the Company Financial Statements in accordance with GAAP and (B) are in all material respects complete and correct and maintained in accordance with good business practice and all applicable Laws.

(d) The Company has established and documented, and maintains, adheres to and enforces, a system of internal accounting controls that (a) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (b) provide assurance that transactions are executed in accordance with management’s authorization and are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company, (c) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and (d) provide assurance that accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Neither the Company (including, to the Knowledge of the Company, any Employee thereof) nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of any fraud, whether or not material, that involves the Company management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any claim or allegation regarding any of the foregoing.

3.7 Absence of Undisclosed Liabilities. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company of any kind whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise, whether known or unknown, and whether due or to become due) which are required to be recorded as a liability under GAAP but are not reflected in the Company Financial Statements, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Balance Sheet or the Unaudited Interim Balance Sheet or the notes thereto, or (ii) that have arisen in the ordinary course of business, consistent with past practice, since the date of the Unaudited Interim Balance Sheet and of a type reflected or provided for in the Unaudited Interim Balance Sheet.

3.8 Absence of Changes.

Since the date of the Unaudited Interim Balance Sheet:

(a) no Company Material Adverse Effect has occurred, and no event, occurrence, development or state of circumstances or facts has occurred that could reasonably be expected to, have such a Company Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

(c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution or payment to any stockholder, officer or director or any Person with whom any such stockholder, officer or director has any direct or indirect relation, other than the payment of salaries, bonus or commissions in the ordinary course of business and consistent with past practice, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company except in connection with the repurchase or acquisition of Company Common Stock pursuant to the terms of the Company Stock Option Plan;

(d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other securities of the Company (except for Company Common Stock issued upon the exercise of outstanding Company Options); or (ii) any Company Rights (except for Company Options described in Section 3.5 of the Company Disclosure Schedule);

(e) the Company has not amended or waived any of its rights under, or taken action to accelerate vesting under, (i) any provision of the Company Stock Option Plan, or (ii) any provision of any Company Contract evidencing any outstanding Company Option;

(f) no party to any material Company Contract has given notice to the Company of any intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Company;

(g) there has been no amendment to any of the Company Organizational Documents, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(h) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(i) the Company has not made any capital expenditure which exceeds $50,000 individually or $75,000 in the aggregate;

(j) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or (ii) amended or prematurely terminated, or waived any right or remedy under, any material Company Contract, in each case other than in the ordinary course of business, consistent with past practice;

(k) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, except for sales of inventory in the ordinary course of business and consistent with the Company’s past practices, or (iii) waived or relinquished any right under any Company Contract, except in each case for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company’s past practices;

(l) except as set forth in Section 3.8(l) of the Company Disclosure Schedule, the Company has not (i) written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness, or (ii) increased any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the ordinary course of business, consistent with past practice) other than Permitted Encumbrances;

(m) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any material Encumbrance, other than in the ordinary course of business, consistent with past practice;

(n) the Company has not (i) lent money to any Person (other than pursuant to routine travel or business expense advances made to an employee of the Company (“Employee”) in the ordinary course of business and consistent with the Company’s past practice), or (ii) incurred or guaranteed any indebtedness for borrowed money;

(o) there has not been any (i) grant of any severance or termination pay to (or amendment to any existing arrangement that provides for the payment of any severance or termination pay with) any current or former director, officer or Employee of the Company, (ii) increase in, or acceleration of, the compensation or benefits payable under any existing severance or termination pay policies or employment agreements other than, in the case of any employment agreements, in accordance with the Company’s ordinary course of business and consistent with past practice, (iii) entry into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or

Employee of the Company other than pursuant to any agreement that is terminable at-will without any liability to the Company, (iv) establishment, adoption or amendment (except as required by applicable Laws) of any collective bargaining, stock option, restricted stock, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or any other benefit plan or arrangement covering any Employees, officers, consultants or directors of the Company, or (v) increase in, or acceleration of, compensation, bonus or other benefits payable to any Employees, officers, consultants or directors of the Company other than in the case of this clause (v) in accordance with the Company’s ordinary course of business and consistent with past practice;

(p) the Company has not changed any of its methods of accounting or accounting practices in any respect;

(q) there has not been any Tax election made or changed, annual tax accounting period changed, method of tax accounting adopted or changed, amended Tax Returns or claims for Tax refunds filed, closing agreement entered into, Tax claim, audit or assessment settled, or right to claim a Tax refund, offset or other reduction in Tax liability surrendered;

(r) the Company has not threatened, commenced or settled any Legal Proceeding;

(s) the Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices, other than entering into this Agreement and the agreements and transactions contemplated hereby; and

(t) the Company has not agreed to take, or committed to take, any of the actions referred to in clauses (c) through (s) above.

3.9 Title to and Sufficiency of Assets. The Company has good and valid title to, or valid leasehold interests in, or valid rights to use, all of its tangible properties and assets, free and clear of all Encumbrances, except for Permitted Encumbrances. The properties and other assets owned by the Company or used under enforceable Contracts constitute all of the properties and assets reasonably necessary for the conduct of the business of the Company as presently conducted in all material respects.

3.10 Inventory. All inventories of the Company reflected on the Unaudited Interim Balance Sheet are valued at the lower of cost or market, in accordance with GAAP applied on a consistent basis throughout the periods indicated. Except to the extent of inventory reserves reflected in the Company Financial Statements, the items included in said inventories are (i) normal items of inventory carried by the Company, (ii) of a quality and quantity useable or saleable in the ordinary course of business, (iii) adequate for the conduct of the Company’s business in the ordinary course consistent with past practice, and (iv) are not in excess of normal operating requirements of the Company consistent with past practice.

3.11 Bank Accounts. Section 3.11 of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution including the name of the bank or financial institution, the account number and the balance as of the Agreement Date.

3.12 Real Property.

(a) The Company does not own, and has never owned, any real property and is not obligated and does not have an option to acquire an ownership interest in any real property.

(b) Section 3.12(b) of the Company Disclosure Schedule includes a complete list of the Leased Real Property and the leases under which such Leased Real Property is leased, subleased or licensed, including all amendments or modifications to such leases (the “Leases”). The Company has made available to Parent true, correct and complete copies of all Leases. The Company is not a party to any lease, sublease, license, assignment or similar arrangement under which it is a lessor, sublessor, licensor or assignor of, or otherwise makes available for use by any third party of, any portion of the Leased Real Property. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, with respect to each Lease, (i) the Lease is legal, valid, binding, enforceable to its terms and in full force and effect; (ii) neither the Company nor, to the Knowledge of the Company, any other party to such Lease, is in breach or default under any material provision of such Lease, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to constitute a breach or default under such Lease; (iii) each Lease will continue to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect immediately following the Closing, except as may result from actions that may be taken following the Closing; and (iv) the Company does not owe any brokerage commissions or finder’s fees with respect to any such Lease which is not paid or accrued in full.

(c) To the Knowledge of the Company, the Leased Real Property is free from structural and mechanical defects that are reasonably likely to materially adversely affect the Company’s operations therein. To the Knowledge of the Company, the improvements and fixtures that are required to be maintained by the Company pursuant to the terms of the Leases on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

(d) The Company has not received any notice from any insurance company that has issued a policy with respect to any Lease requiring performance of any structural or other repairs or alterations to such Lease.

(e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, the Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property, including the Leased Real Property, or any portion thereof or interest therein.

3.13 Tangible Personal Property.

(a) The Company has good and marketable title to all of the items of tangible personal property used in the business of the Company or held by the Company, free and clear of any and all Encumbrances, other than Permitted Encumbrances. All such items of tangible personal property which, individually or in the aggregate, are necessary to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

(b) Section 3.13(b) of the Company Disclosure Schedule sets forth all leases of personal property involving periodic payments by the Company relating to personal property held by the Company as of the Agreement Date (“Personal Property Leases”). All such items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Company has delivered to Parent true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(c) The Company has a valid and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee. Each of the Personal Property Leases is in full force and effect and the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Personal Property Leases and, to the Knowledge of the Company, no other party is in default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.

3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Registered Intellectual Property owned by the Company, specifying in respect of each such item, as applicable (i) the jurisdictions in which the item is registered, or in which any application for registration has been filed; (ii) the respective registration, publication or application number of the item; and (iii) the date of application, publication or registration of the item. All Registered Intellectual Property owned by the Company, including without limitation the patents and patent applications listed in Section 3.14(a) of the Company Disclosure Schedule, is owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances and the out-bound licenses in the Contracts listed in Section 3.15(a)(ii) of the Company Disclosure Schedule.

(b) The Company further represents and warrants that (i) the patent applications listed in Section 3.14(a) of the Company Disclosure Schedule are correct and accurate, pending, have not been abandoned, and have been and continue to be timely prosecuted; (ii) all Registered Intellectual Property owned by the Company has been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.14(a) of the Company Disclosure Schedule, and all related necessary affidavits of continuing use, renewals and maintenance have been timely filed, and all related necessary maintenance fees have been timely paid to continue all such rights in effect; (iii) none of the patents listed in Section 3.14(a) of the Company Disclosure Schedule has expired or been declared invalid, in whole or in part, by any Governmental Entity; (iv) the registered trademarks and trademark applications listed in Section 3.14(a) of the Company Disclosure Schedule have not lapsed, been abandoned or forfeited in whole or in part; and (v) none of the Trademarks listed in Section 3.14(a) of the Company Disclosure Schedule is the subject of any ongoing oppositions, cancellations or other Legal Proceedings.

(c) None of the patents or patent applications listed in Section 3.14(a) of the Company Disclosure Schedule is the subject of any ongoing interferences, oppositions, reissues, reexaminations or other proceedings, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any other patent office or similar administrative agency. To the Knowledge of the Company, there are no published patents, published patent applications, articles or other prior art that could adversely affect the validity of any patent or application listed in Section 3.14(a) of the Company Disclosure Schedule which has not been cited to the United States Patent and Trademark Office in connection with the filing and prosecution of the United States patents and applications listed in Section 3.14(a) of the Company Disclosure Schedule.

(d) To the Knowledge of the Company, each of the patents and patent applications listed in Section 3.14(a) of the Company Disclosure Schedule correctly identifies each and every inventor of the claims thereof to the extent required by the Laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.14(a) of the Company Disclosure Schedule has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company (or, in the case of any such patents or patent applications acquired by the Company from any third party to such third party to the extent that such rights would not automatically vest with the Company by operation of law or otherwise). To the Knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company under such agreement with the Company.

(e) Section 3.14(e) of the Company Disclosure Schedule sets forth a list of (x) all Contracts under which the Company licenses from a third party Intellectual Property (other than software licenses for generally available software) and (y) all Contracts that provide for co-existence arrangements permitting the Company to practice any Company Intellectual Property, including covenants not to sue, in each case, that are used in the conduct of the business of the Company as currently conducted (such Contracts being referred to as “License Contracts”). The Company further represents and warrants that (i) each License Contract is valid and in full force and effect; (ii) each License Contract will continue to be valid and in full force and effect on similar terms immediately following the consummation of the Merger; and (iii) the Company is not, and, to the Knowledge of the Company, the other parties thereto are not, in breach of any License Contract in any material respect. The Company has no Knowledge that (A) any of the patents or patent applications licensed to the Company under any License Contract do not identify each and every inventor of the claims thereof to the extent required by the Laws of the jurisdiction in which such patent is issued or such patent application is pending or (B) any inventor named on the patents and patent applications licensed to the Company under any License Contract has not executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the licensor of such patent or patent application

(f) The Company has not transferred ownership of, or granted any license with respect to, any Company Intellectual Property to any Person.

(g) The Company owns, licenses or otherwise has the right to use all Intellectual Property used in the conduct of the business of the Company as currently conducted (the “Company Intellectual Property”). The Company is not subject to any Legal Proceeding or outstanding Order, Contract or stipulation (i) restricting in any manner the use, transfer or licensing by the Company of any of the Company Intellectual Property or (ii) (other than ongoing prosecution of the patent applications within the Company Intellectual Property) that may materially and adversely affect the validity, use or enforceability of the Company Intellectual Property.

(h) There is no pending or, to the Knowledge of the Company, threatened, Legal Proceeding in which it is alleged that the Company has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any Person (including with respect to the development, clinical testing, manufacture, or use by the Company of any products or of its Intellectual Property, or to the operation of the Company) nor, to the Knowledge of the Company, is any investigation by a Governmental Entity alleging any such infringement or violation pending or threatened. The Company has not received any written claim during the past three (3) years alleging any such infringement or violation.

(i) To the Knowledge of the Company, no Person has infringed upon or otherwise violated, or is infringing upon or otherwise violating, any Company Intellectual Property owned by the Company. There is no pending Legal Proceeding in which the Company has alleged that any Person or Persons has infringed upon or otherwise violated, or is or are infringing upon or otherwise violating, any Company Intellectual Property owned by the Company.

(j) All Company Intellectual Property owned by the Company was developed by (i) an Employee working within the scope of his or her employment at the time of such development, or (ii) agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company ownership of all Intellectual Property rights in the Company Intellectual Property. Each current and former Employee, agent, consultant or contractor of the Company, or any other Person who has developed Company Intellectual Property owned by the Company, has executed a confidential information and invention assignment agreement (or similar agreement) in substantially the form provided to Parent. No such Employee, agent, consultant, contractor or other Person has excluded works or inventions made prior to his, her or its employment or engagement, as applicable, with the Company from his, her or its assignment of inventions pursuant to such confidential information and invention assignment agreement (or similar agreement), other than inventions or works that the Company has not utilized, and does not believe it will be necessary to utilize. All Persons who have created Company Intellectual Property (other than Company Intellectual Property that is licensed to the Company) have assigned to the Company (or, in the case of any such patents or patent applications acquired by the Company from any third party, to such third party) all of their rights therein, to the extent that such rights would not automatically vest with the Company by operation of Law or otherwise.

(k) Except pursuant to the License Contracts, the Company is not required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise or to provide any other consideration of any kind, to any owner or licensor of, or other claimant to, or any other Person with respect to, the Company Intellectual Property, other than ordinary filing, prosecution and maintenance fees. Obligations for payment of royalties, fees or other consideration currently due and payable by the Company under any License Contract have been satisfied in a timely manner.

(l) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and compliance by the Company with the provisions of this Agreement will not,

conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrance upon, any Intellectual Property right.

3.15 Contracts.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which the Company is a party or under which the Company has continuing liabilities and/or obligations (each, a “Company Contract”):

(i) each Contract with any Employee or individual consultant (other than benefit plans, and form employment and consulting agreements involving annual compensation of less than $100,000);

(ii) each Contract relating to the acquisition, transfer, sharing or license of any Company Intellectual Property (other than License Contracts set forth in Section 3.14(e) of the Company Disclosure Schedule but including any out-bound licenses of Company Intellectual Property);

(iii) each Contract that (A) contains any non-competition or other agreement that prohibits (x) the Company or (y) the Company’s Affiliates (other than the Surviving Corporation), in each case, from participating in any line of business or selling Company products in any geographic area, (B) contains a right of first refusal, right of first negotiation or right of first offer in favor of a party other than the Company, (C) requires the Company to exclusively license to third parties any fields of use for any Company products, (D) provides for the payment by the Company of any early termination fees or (E) requires or obligates the Company to purchase specified minimum amounts of any product or to perform or conduct research, clinical trials or development services for the benefit of any third party;

(iv) each Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(v) each Contract relating to the acquisition, issuance or transfer of any securities;

(vi) bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Company;

(vii) each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond or any surety arrangement;

(viii) each Contract creating any partnership or joint venture;

(ix) each Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

(x) each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to the Company of more than $100,000 over the term of any such Contract;

(xi) Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $100,000;

(xii) Contracts for the cleanup, abatement or other actions in connection with any Materials of Environmental Concern, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(xiii) Contracts with material Suppliers;

(xiv) outstanding powers of attorney empowering any Person to act on behalf of the Company; and

(xv) any other Contract that (A) contemplates or involves (1) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (2) the purchase or sale of any product, or performance of services by or to the Company having a value in excess of $100,000 in the aggregate, or (B) has a term of more than sixty (60) days and that may not be terminated by the Company (without penalty) within sixty (60) days after the delivery of a termination notice by the Company.

(b) The Company has delivered to Parent accurate and complete copies of all written Company Contracts. Each Company Contract is valid and in full force and effect, is enforceable by the Company in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Parent or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Company Contract.

(c) The Company is not currently in violation, breach or default under any Company Contract set forth in this Section 3.15, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract set forth in this Section 3.15.

(d) To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Company Contract set forth in this Section 3.15, (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract set forth in this Section 3.15, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract set forth in this Section 3.15, or (iv) give any Person the right to cancel, terminate or modify any Company Contract set forth in this Section 3.15.

(e) The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract set forth in this Section 3.15.

(f) The Company has not waived any of its rights in writing under any Company Contract set forth in this Section 3.15.

(g) No Person is renegotiating any amount paid or payable to the Company under any Company Contract set forth in this Section 3.15 or any other material term or provision of any Company Contract set forth in this Section 3.15.

3.16 Compliance with Laws; Governmental Authorizations.

(a) The Company is, and has at all times been, in compliance in all material respects with all applicable Laws. The Company has not received any written notice or other written communication from any Governmental Entity regarding any actual or asserted violation of, or failure to comply with, any applicable Law.

(b) Section 3.16(b) of the Company Disclosure Schedule contains a true and complete list and summary description of each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by the Company are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is in compliance in all material respects with the terms and requirements of the Governmental Authorizations held by it. The Company has not received any written notice or written communication from any Governmental Entity regarding (i) any actual or asserted violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, or termination of any Governmental Authorization.

3.17 Regulatory Compliance.

(a) The business of the Company, as currently conducted, is in compliance in all material respects with all applicable Laws other than Environmental Laws (which are discussed in Section 3.22 below), including (i) the federal Food, Drug, and Cosmetic Act, as amended (including the rules and regulations promulgated thereunder, the “FDCA”); (ii) any comparable foreign Laws for any of the foregoing, including laws and regulations promulgated under the Medical Device Directive in the European Union (the “MDD”); (iii) federal or state criminal or civil Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), Stark Law (42 U.S.C. §1395nn), False Claims Act (42 U.S.C. §1320a-7b(a)), Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et. seq., and any comparable state or local Laws) and (v) state licensing, disclosure and reporting requirements.

(b) All pre-clinical and clinical investigations conducted or sponsored by the Company and intended to be submitted to a Regulatory Authority to support a regulatory approval or clearance are being conducted in compliance in all material respect with all applicable Laws administered or issued by the applicable Regulatory Authorities other than Environmental Laws (which are discussed in Section 3.22 below), including, as applicable, (i) FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 812 and 820 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Laws restricting the use and disclosure of individually identifiable health information.

(c) All reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Regulatory Authority by the Company have been so filed, maintained or furnished. To the Knowledge of Company, all such reports, documents, claims, permits and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither the Company nor, to the Knowledge of Company, any officer, Employee or agent of the Company has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the Company’s Knowledge, any officer, Employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither the Company nor, to Company’s Knowledge, any officer or Employee of the Company has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law.

(d) As to each product or product candidate subject to the FDCA and the regulations of the FDA promulgated thereunder, the MDD or similar Law in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed and/or marketed by or on behalf of the Company (each such product or product candidate, a “Medical Device”), each such Medical Device is being or has been developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and the regulations of the FDA promulgated thereunder, the MDD and similar Laws, including those relating to investigational use, premarket clearance or marketing approval to market a Medical Device, good manufacturing practices, good clinical practices and good laboratory practices (solely with respect to studies intended to be submitted to Regulatory Authorities in support of a marketing application), labeling, advertising, record keeping, filing of reports and security. The Company has not received any FDA Form 483, notice of adverse finding, untitled letters or other written notice from the FDA or any other Regulatory Authority and there is no action or proceeding pending or, to Company’s Knowledge, threatened (including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall), in each case (A) contesting the investigational device exemption, premarket clearance or approval of, the uses of or the labeling or promotion of any Medical Device or (B) otherwise alleging any material violation applicable to any Medical Device by the Company of any Law or Governmental Authorization.

(e) As of the Agreement Date, no Governmental Authorization issued to the Company by the FDA or any other Regulatory Authority has been suspended, modified or revoked.

(f) As of the Agreement Date, the Company has not received any written notices, correspondence or other communication from the FDA or any other Regulatory Authority requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company.

(g) The Company has not either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notifications, field corrections, safety alert, warning, “dear doctor” letter, or safety alert relating to an alleged lack of safety, efficacy or regulatory compliance of any Company product. The Company is not aware of any facts which are reasonably likely to cause (i) the recall of any product sold or intended to be sold by the Company, (ii) a change in the regulatory classification of any such products, or (iii) a termination or suspension of the clinical trial of such products.

(h) No data generated by the Company with respect to its products that has been made public is the subject of any regulatory action, either pending or, to Company’s Knowledge, threatened, by any Regulatory Authority relating to the truthfulness or scientific integrity of such data.

(i) The Company has not received any written notice that the FDA or any other Regulatory Authority has (i) commenced, or threatened to initiate, any action to withdraw its investigational device exemption, premarket clearance or premarket approval for, or request the recall of, any Medical Device, or (ii) commenced, or threatened to initiate, any action to enjoin manufacture or distribution of any Medical Device.

(j) To the Company’s Knowledge, no product manufactured and/or distributed by the Company is (i) adulterated within the meaning of 21 U.S.C. § 351 (or any similar Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Law) or (iii) a product that is in violation of 21 U.S.C. §§ 360 or 360e (or any similar Law).

3.18 Tax Matters.

(a) All material Tax Returns due to have been filed by the Company through the Agreement Date in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all material respects.

(b) All material Taxes, deposits and other payments for which the Company has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company, as applicable.

(c) The amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the books of the Company, shall be adequate based on the tax rates and applicable Laws in effect to satisfy all liabilities for material Taxes of the Company in any jurisdiction through the Closing Date, including material Taxes accruable upon income earned through the Closing Date.

(d) There are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed by the Company.

(e) All Tax deficiencies asserted as a result of any examination by a Governmental Entity of a Tax Return of the Company have been paid in full, accrued on the books of the Company, or finally settled, and no issue has been raised in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed Tax deficiency for any other period not so examined.

(f) No claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no audit or investigation of any Tax Return of the Company is currently underway, pending or threatened.

(g) To the Knowledge of the Company, the Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor or stockholder thereof or other third party.

(h) There are no outstanding waivers or agreements between any Governmental Entity and the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any Governmental Entity.

(i) There are no Encumbrances for Taxes with respect to the Company or the assets or properties of the Company other than Permitted Encumbrances, nor is there any such Encumbrance that is pending or, to the Knowledge of the Company, threatened.

(j) The Company is not a party to or bound by any Tax allocation or sharing agreement.

(k) The Company has not been a member of an “affiliated group” of corporations (within the meaning of Code § 1504) filing a consolidated federal income tax return (other than a group the common parent of which was the Company).

(l) The Company does not have any liability for the Taxes of any Person (other than for itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(m) None of the Tax Returns described in Subsection (a) of this Section 3.18 contains any position which is or would be subject to penalties under Section 6662 of the Code (or any similar provision of provincial, state, local or foreign law) and the Treasury Regulations issued thereunder.

(n) The Company has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any similar provision of provincial, state, local or foreign Law).

(o) The Company is, and has at all times been, in compliance with the provisions of Section 6011, 6111 and 6112 of the Code relating to tax shelter disclosure, registration and list maintenance and with the Treasury Regulations thereunder.

(p) The Company has not, at any time, engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Sections 1.6011-4(b)(2), 301.6111-2(b)(2) or 301.6112-1(b)(2)(A), and no IRS Form 8886 has been filed with respect to the Company nor has the Company entered into any tax shelter or listed transaction with the sole or dominant purpose of the avoidance or reduction of a Tax liability.

(q) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period after the Closing Date as a result of any (i) change in method of accounting for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) any installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

(r) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(s) The Company has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

3.19 Company Benefit Plans.

(a) Section 3.19(a) of the Company Disclosure Schedule contains a true, correct and complete list of each Company Benefit Plan and ERISA Affiliate Plan.

(b) With respect to each Company Benefit Plan and ERISA Affiliate Plan identified in Section 3.19(a) of the Company Disclosure Schedule, the Company has heretofore delivered or made available to Parent true, correct and complete copies of the plan documents and any amendments thereto (or, in the event the plan is not written, a written description thereof), any related trust, insurance contract or other funding vehicle, any reports or summaries required under all applicable Laws, including ERISA or the Code, the most recent determination or opinion letter received from the IRS with respect to each current Company Benefit Plan or ERISA Affiliate Plan intended to qualify under Code Section 401, nondiscrimination and coverage tests for the most recent full plan year, the most recent annual report (Form 5500) filed with the IRS and financial statements (if applicable), the recent actuarial report or valuations (if applicable).

(c) The records of the Company accurately reflect the employment or service histories of its Employees, independent contractors, contingent workers and leased employees, including their hours of service.

(d) With respect to each Company Benefit Plan, (i) to the Knowledge of the Company, there has not occurred any non-exempt “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA that would subject the Surviving Corporation, its Subsidiaries or Parent to any material liability and (ii) to the Knowledge of the Company, no fiduciary (within the meaning of Section 3(21) of ERISA) of any Company Benefit Plan that is subject to Part 4 of Title I of ERISA has committed a breach of fiduciary duty that would subject the Surviving Corporation, its Subsidiaries or Parent to any liability. The Company has not incurred any excise taxes under Chapter 43 of the Code and, to the Knowledge of the Company, nothing has occurred with respect to any Company Benefit Plan that would reasonably be expected to subject the Surviving Corporation, its Subsidiaries or Parent to any such taxes. The transactions contemplated by this Agreement will not trigger any Taxes under Section 4978 of the Code. No Company Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, and no Company Benefit Plan or ERISA Affiliate Plan is or was a “multiemployer plan” (as defined in Section 3(37) of ERISA), a “multiple employer plan” (within the meaning of Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as defined in Section 3(40)(A) of ERISA), nor has the Company or any of its ERISA Affiliates ever sponsored, maintained, contributed to, or had any liability or obligation with respect to, any such Company Benefit Plan or ERISA Affiliate Plan.

(e) Each Company Benefit Plan or ERISA Affiliate Plan has been established, registered, qualified, invested, operated and administered in all material respects in accordance with its terms and in compliance with all Applicable Benefit Laws. The Company has performed and complied in all material respects with all of its obligations under or with respect to the Company Benefit Plans. The Company has not incurred, and no fact exists that reasonably could be expected to result in, any material liability to the Company with respect to any Company Benefit Plan or any ERISA Affiliate Plan, including any liability, tax, penalty or fee under any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course of business consistent with past practice). There are no current or, to the Knowledge of the Company, threatened or reasonably foreseeable Encumbrances on any assets of any Company Benefit Plan or ERISA Affiliate Plan.

(f) To the Knowledge of the Company, no fact or circumstance exists that could adversely affect the tax-exempt status of a Company Benefit Plan or ERISA Affiliate Plan that is intended to be tax-exempt. Further, each such plan intended to be “qualified” within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or opinion letter with respect to all Applicable Benefits Laws on which the IRS will issue a favorable determination letter on its qualification or has pending or has time remaining in which to file, and to the Knowledge of the Company nothing has occurred subsequent to the date of such favorable determination letter that could adversely affect the qualified status of any such plan.

(g) There is no pending or, to the Knowledge of the Company, threatened (i) complaint, claim, charge, suit, proceeding or other action of any kind with respect to any Company Benefit Plan or ERISA Affiliate Plan (other than a routine claim for benefits in accordance with such Company Benefit Plan’s or ERISA Affiliate Plan’s claims procedures and that have not resulted in any litigation) or (ii) proceeding, examination, audit, inquiry, investigation, citation, or other action of any kind in or before any Governmental Entity with respect to any Company Benefit Plan or ERISA Affiliate Plan, to the Knowledge of the Company, and there exists no state of facts that after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding or to affect the registration of any Company Benefit Plan or ERISA Affiliate Plan required to be registered. All benefit claims will be paid in accordance with Applicable Benefit Laws and the terms of the applicable Company Benefit Plan or ERISA Affiliate Plan.

(h) All contributions and premium payments (including all employer contributions and employee salary reduction contributions) that are due with respect to each Company Benefit Plan have been made within the time periods prescribed by ERISA and the Code, and all contributions and premium payments for any period ending on or before the Closing Date that are an obligation of the Company and not yet due have either been made to such Company Benefit Plan, or have been accrued on the Company Financial Statements.

(i) With respect to each Company Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), all claims incurred by the Company are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”), pursuant to which the HMO bears the liability for claims, or (iii) reflected as a liability or accrued for on the Company Financial Statements. Except as set forth in Section 3.19(i) of the Company Disclosure Schedule, no Company Benefit Plan provides or has ever provided benefits, including death, medical or health benefits (whether or not insured), after an Employee’s termination of employment, and the Company does not have any liabilities (contingent or otherwise) with respect thereto other than (A) continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA, and the regulations thereunder, and any other Applicable Benefit Laws, (B) death benefits or retirement benefits under any employee pension benefit plan, (C) deferred compensation benefits, reflected as liabilities on the Company Financial Statements, or (D) benefits the full cost of which is borne by the current or former Employee (or the Employee’s beneficiary).

(j) The transactions contemplated by this Agreement will not result (either alone or in combination with any other event) in: (i) any payment of, or increase in, remuneration or benefits, to any Employee, officer, director or consultant of the Company; (ii) any cancellation of indebtedness owed to the Company by any Employee, officer, director or consultant of the Company; or (iii) the acceleration of the vesting, funding or time of any payment or benefit to any Employee, officer, director or consultant of the Company.

(k) Except as required by the terms of this Agreement, the Company has not announced or entered into any plan or binding commitment to (i) create or cause to exist any additional Company Benefit Plan, or (ii) adopt, amend or terminate any Company Benefit Plan, other than any amendment required by Applicable Benefit Laws. Each Company Benefit Plan may be amended or terminated in accordance with its terms without liability to the Surviving Corporation, its Subsidiaries or Parent.

(l) Section 3.19(l) of the Company Disclosure Schedule identifies each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance, including IRS Notice 2005-1 (each a “NQDC Plan”). With respect to each NQDC Plan, it either (A) has been operated in material compliance with Code Section 409A since January 1, 2005, or (B) does not provide for the payment of any benefits that have or will be deferred or vested after December 31, 2004 and since October 3, 2004, it has not been “materially modified” within the meaning of Section 409A of the Code and associated Treasury Department guidance, including IRS Notice 2005-1, Q&A 18.

3.20 Employee Matters.

(a) Section 3.20(a) of the Company Disclosure Schedule contains a list of all Employees as of the Agreement Date, and accurately reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. All of the Employees are “at will” employees. Section 3.20(a) of the Company Disclosure Schedule lists all Employees who are not citizens of the United States and identifies the visa or other similar permit under which such Employee is working and the dates of issuance and expiration of such visa or other similar permit.

(b) Section 3.20(b) of the Company Disclosure Schedule contains a list of all independent contractors used by the Company as of the Agreement Date, specifying the name of the independent contractor, type of labor, fees paid to such independent contractor for calendar year 2009, work location and address. Each independent contractor listed in Section 3.20(b) of the Company Disclosure Schedule has the requisite Governmental Authorizations required to provide the services such independent contractor provides the Company, as applicable.

(c) The Company is, and has at all times been, in compliance with all applicable Laws and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including Laws for job applicants and employee background checks, meal and rest period for Employees, accrual and payment of vacation pay and paid time off, classifying Employees as exempt or non-exempt, crediting all non-exempt Employees for all hours worked, deductions from final pay of all terminated Employees and classifying independent contractors.

(d) The Company has not made any written or verbal commitments to any officer, Employee, former Employee, consultant or independent contractor of the Company with respect to compensation, promotion, retention, termination, severance or similar matter in connection with the transactions contemplated hereby or otherwise.

3.21 Labor Matters.

(a) No Employee, since becoming an Employee, has been, or currently is, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board (including the NLRB) or certified or voluntarily recognized by any other Governmental Entity. The Company is not and has never been a signatory to a collective bargaining agreement with any trade union, labor organization or group. No representation election petition or application for certification has been filed by Employees of the Company or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving Employees of the Company has occurred, is in progress or, to the Knowledge of the Company, is threatened. The Company is not a federal or state contractor.

(b) The Company is not and has never been engaged in any unfair labor practice and there is no pending or, to the Knowledge of the Company, threatened labor board proceeding of any kind. The Company is in compliance with all Labor Laws. No citations, claims, complaints, grievances, charges, disputes, proceedings, examinations, audits, inquiries, investigations or other actions have been issued or filed or are pending or, to the Knowledge of the Company, threatened under the Labor Laws with respect to the Company. The Company has good labor relations, and the Company has no reason to believe that (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on the Company’s labor relations, or (ii) any of the Employees intends to terminate his or her employment with the Company.

(c) The Company has not effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company. The Company has not been affected by any transaction or engaged in layoffs, terminations or relocations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. None of the Employees has suffered an “employment loss” (as defined in the WARN Act) in the ninety (90) days prior to the Agreement Date and neither Parent nor the Surviving Corporation will incur any liability or obligation under the WARN Act if, during the ninety (90) day period immediately following the Closing Date, only terminations in the normal course occur. No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company and any of its Employees has been filed or is pending or, to the Knowledge of the Company, threatened against the Company under any applicable Law.

The Company has maintained and currently maintains adequate insurance as required by applicable Law with respect to workers’ compensation claims and unemployment benefits claims. The Company has provided Parent with a copy of the policies of the Company for providing leaves of absence under FMLA and their FMLA notices.

3.22 Environmental Matters.

(a) The Company is in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Section 3.22(a) of the Company Disclosure Schedule.

(b) The Company has not received any written notice or other written communication, whether from a Governmental Entity, citizens group, Employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law.

(c) Section 3.22(c) of the Company Disclosure Schedule sets forth a list of all material environmental site assessment reports, environmental investigations and/or environmental audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five (5) years and which the Company has possession of or control. A complete and accurate copy of each such document has been provided to Parent.

(d) The Company has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or Order, and the Company is not subject to any judgment, decree or judicial or administrative Order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

(e) The Company has not at any time been subject to any Legal Proceeding pursuant to, or paid any fines or penalties pursuant to, applicable Environmental Laws. Except as would not reasonably be expected to result in material liability to the Company, the Company is not subject to any material claim of any, incurred or imposed or based upon any provision of any Environmental Law or arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by the Company) relating to the Release of any Material of Environmental Concern.

(f) The Company has not imported, received, manufactured, produced, processed, labeled, or shipped, stored, used, operated, transported, treated or disposed of any Materials of Environmental Concern other than in compliance in all material respects with all Environmental Laws.

3.23 Insurance. Section 3.23 of the Company Disclosure Schedule sets forth a true, complete and accurate list of all insurance policies and fidelity bonds for the current policy year relating to the Company and its Employees, officers and directors. The Company maintains, and has maintained, without interruption during its existence, policies of insurance covering such risk and events, including personal injury, property damage and general liability, in amounts that are adequate, in light of prevailing industry practices, for its business and operations. The Company has not received notice of termination or cancellation of any such policy. The Company has not reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years. All premiums required to be paid with respect thereto covering all periods up to and including the Effective Time have been or will be paid in a timely fashion and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which the Company has conducted its operations. The Company does not have any material obligation for retrospective premiums for any period prior to the Effective Time. All such policies are in full force and effect and will remain in full force and effect up to and including the Effective Time, unless replaced with comparable insurance policies having comparable or more favorable terms and conditions. No insurer has put the Company on notice that coverage will be denied with respect to any claim submitted to such insurer by the Company. There are no material claims by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

3.24 Related Party Transactions. No Related Party has, and no Related Party has at any time had, any direct or indirect interest in any asset used in or otherwise relating to the business of the Company. No Related Party is, or has been, indebted to the Company. No Related Party has entered into, or has had any direct or indirect financial interest in, any Company Contract, transaction or business dealing involving the Company. No Related Party is competing, or has at any time competed, directly or indirectly, with the Company. No Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an Employee).

3.25 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of Law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements. To the Knowledge of the Company, no event has occurred, and no claim, or dispute exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that could reasonably be expected to be materially adverse to the Company.

(b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other Employee is subject to any Order that prohibits such officer or other Employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

3.26 Suppliers. Section 3.26 of the Company Disclosure Schedule contains a true, correct and complete list of the names and addresses of the Suppliers. The Company maintains good commercial relations with each of its Suppliers and, to the Knowledge of the Company, no event has occurred that could materially and adversely affect the Company’s relations with any such Supplier. No Supplier during the prior twelve (12) months has canceled, terminated or, to the Knowledge of the Company, made any threat to cancel or otherwise terminate any of such Supplier’s Contracts with the Company or to decrease such Supplier’s supply of services or products to the Company. The Company has not received any written notice and the Company does not have any Knowledge to the effect that any current Supplier may terminate or materially alter its business relations with the Company, either as a result of the transactions contemplated hereby or otherwise.

3.27 Finder’s Fee. Except as set forth in Section 3.27 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company, or officer, member, director or Employee of the Company, or any Affiliate of the Company.

3.28 Certain Payments. Neither the Company, nor any manager, officer, Employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

(a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

(c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d) performed any favor or given any gift which was not deductible for federal income tax purposes;

(e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

(f) agreed, committed, offered or attempted to take any of the actions described in clauses “(a)” through “(e)” above.

3.29 Company Action.

(a) The Board of Directors of the Company (at a meeting duly called and held in accordance with the Company Organizational Documents) has (i) determined that the Merger is advisable and in the best interests of the Company and its stockholders, (ii) determined that the consideration to be paid for each outstanding Company Security in the Merger is fair to and in the best interests of the Company and its stockholders, and (iii) recommended the approval of this Agreement by the stockholders of the Company and directed that this Agreement be submitted for a vote of the Company Stockholders (the “Company Board Recommendation”).

(b) The affirmative vote of (i) holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class, (ii) the holders of a majority of the outstanding shares of the Company Preferred Stock, voting together as a single class, and (iii) the holders of a majority of the outstanding shares of the Company Common Stock and Company Preferred Stock, voting together as a combined class, in favor of adopting this Agreement (the “Company Stockholder Approval”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or consummate the Merger.

3.30 Anti-Takeover Law. The Company (including the Board of Directors of the Company) has taken all action necessary or required to render inapplicable to the Merger, this Agreement or any Company Related Agreement and the transactions contemplated herein or therein (a) the restrictions on “business combinations” set forth in Section 203 of the DGCL or any other state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement and the Company Related Agreements, (b) any takeover provision in the Company Organizational Documents, and (c) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound.

3.31 Reorganization. As of the Agreement Date, the Company has no reason to believe that the Merger will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

3.32 Full Disclosure. Neither this Agreement nor the Company Disclosure Schedule (i) contains any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

Each Company Stockholder severally represents and warrants to Parent and Merger Sub as follows, as of the Agreement Date and as of the Closing Date:

4.1 Ownership. Such Company Stockholder holds of record and owns beneficially, free and clear of any Encumbrances or any other restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), the Company Capital Stock, Company Options, Company Warrants and/or Company Notes set forth opposite such Company Stockholder’s name on Section 3.5(b) of the Company Disclosure Schedule. Except for this Agreement, such Company Stockholder is not a party to any option, warrant, right, Contract, call, put or other agreement or commitment providing for the disposition or acquisition of any Company Capital Stock, Company Options, Company Warrants and/or Company Notes or any options exercisable for Company Capital Stock, Company Options, Company Warrants and/or Company Notes. Except for the Voting Agreements, if applicable, such Company Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Company Capital Stock, Company Options, Company Warrants and/or Company Notes.

4.2 Authorization of Transactions. Such Company Stockholder has full legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Company Stockholder is a party, and to perform his, her or its obligations hereunder and thereunder. This Agreement and the other documents contemplated hereby to which such Company Stockholder is a party have been or will be duly executed and delivered by such Company Stockholder and constitute, or when executed and delivered will constitute, the valid and binding agreements of such Company Stockholder, enforceable in accordance with their terms.

4.3 Absence of Conflicts. Neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which such Company Stockholder is a party, nor the consummation of the transactions contemplated hereby and thereby, will (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Encumbrance upon the Company’s Capital Stock or assets under or (f) require any Governmental Authorization, consent, approval, execution or other action by or notice to any Governmental Entity under, any Contract or instrument to which such Company Stockholder is bound or affected, or any Law, Order or other restriction of any Governmental Entity to which such Company Stockholder is subject.

4.4 Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Company Stockholder, threatened against or affecting such Company Stockholder which would adversely affect such Company Stockholder’s performance under this Agreement or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

4.5 Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of such Company Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows, as of the Agreement Date and as of the Closing Date:

5.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent’s business, financial condition or results of operations.

5.2 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and any Parent Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and any Parent Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no further action is required on the part of Parent or Merger Sub to authorize the Agreement and any Parent Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Parent Related Agreements to which Parent and Merger Sub are parties have been duly executed and delivered by Parent and Merger Sub, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3 Absence of Restrictions. Neither (1) the execution, delivery or performance by Parent or Merger Sub of this Agreement or any of the Parent Related Agreements, nor (2) the consummation of transactions contemplated by this Agreement or any of the Related Agreements, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Parent Organizational Documents or the Merger Sub Organizational Documents; or

(b) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Parent Related Agreements or to exercise any remedy or obtain any relief under, any Law or any Order to which Parent or Merger Sub, or any of the assets owned, used or controlled by Parent and Merger Sub, is subject.

5.4 SEC Filings. Since January 1, 2009, Parent has filed with the SEC all required reports and filings (the “Parent SEC Documents”), and has previously provided or made available to the Company true and complete copies of all Parent SEC Documents. As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent is in compliance, in all material respects, with the applicable listing rules of NASDAQ and has not since January 1, 2008 received any written notice from NASDAQ asserting any non-compliance with such rules. Each of the Parent financial statements (including the related footnotes) included in the Parent SEC Documents complied at the time it was filed in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods covered thereby except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and an absence of complete footnotes.

5.5 Capitalization.

(a) As of the Agreement Date, the authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock, of which 48,997,204 were issued and outstanding as of the Agreement Date, and 5,000,000 shares of preferred stock, $0.001 par value of share, of Parent, none of which were issued and outstanding as of the Agreement Date. All of the authorized and issued shares of capital stock of Merger Sub are owned of record and beneficially by Parent.

(b) As of September 30, 2010, 9,573,212 shares were reserved for issuance pursuant to Parent’s stock option and stock purchase plans, of which 6,149,539 are issuable upon the exercise of outstanding, unexercised stock options granted pursuant to Parent’s stock option and stock purchase plans (the “Parent Options”). Except for the Parent Options, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Parent, including the Merger Shares.

5.6 Reorganization. As of the Agreement Date, neither Parent nor Merger Sub has any reason to believe that the Merger will not qualify as a “reorganization” within the meaning of Section 368(a)of the Code.

5.7 Merger Sub’s Operations. Merger Sub was formed solely for the purpose of engaging in the Merger and has not owned any assets, engaged in any business activities or conducted any operations other than in connection with the Merger.

5.8 Valid Issuance. Subject to Articles III and IV hereof, the shares of Parent Common Stock to be issued pursuant to Section 2.1 hereof will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS

6.1 Operation of the Company’s Business.

(a) During the period from the Agreement Date through the Effective Time (the “Pre-Closing Period”), the Company shall, except as otherwise provided by this Agreement or to the extent that Parent shall otherwise consent in writing (which writing shall not be unreasonably be withheld, delayed or conditioned):

(i) use commercially reasonable efforts to conduct the businesses of the Company only in the ordinary course of business reasonably consistent with past practice;

(ii) use commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and Employees) and goodwill of the Company and (B) preserve the present relationships with Persons having business dealings with the Company (including Suppliers);

(iii) use commercially reasonable efforts to maintain (A) all of the assets and properties of, or used by, the Company in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the Agreement Date;

(iv) use commercially reasonable efforts to (A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, (B) continue to pay accounts payable utilizing normal procedures in the ordinary course of business consistent with past practices and without delaying or accelerating payment of such accounts, and (C) comply with all Company Contracts and other obligations of the Company; and

(v) comply in all material respects with all applicable Laws.

(b) During the Pre-Closing Period, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably be withheld, delayed or conditioned) in accordance with Section 6.2 hereof:

(i) (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests; (B) authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities (except that the Company shall be permitted (1) to issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the Agreement Date and set forth in the Company Disclosure Schedule, (2) to issue shares of Company Common Stock upon the conversion of shares of the Company Preferred Stock, (3) to issue shares of Company Preferred Stock upon the valid exercise of Company Warrants outstanding as of the Agreement Date and set forth in the Company Disclosure Schedule, (4) to issue shares of Company Preferred Stock upon the valid conversion of the Company Notes outstanding as of the Agreement Date and set forth in the Company Disclosure Schedule, and (5) to issue unissued Company Notes authorized as of the Agreement Date and set forth in the Company Disclosure Schedule); (C) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests; (D) purchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants, calls or rights to acquire any such shares or other securities (including any Company Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock); or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of the Company;

(ii) Except as required by the terms of this Agreement or the terms of the Company Stock Option Plan, amend or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Option Plan, any provision of any Company Contract related to any Company Option or any restricted stock, or otherwise modify any of the terms of any Company Option or any related Company Contract;

(iii) amend or permit the adoption of any amendment to the Company Organizational Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv) except as required by applicable Law, adopt, enter into, modify or terminate any collective bargaining agreement or other labor union Contract applicable to the Employees;

(v) adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(vi) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vii) make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $50,000; provided, however, that the maximum amount of all capital expenditures made on behalf of the Company during the Pre-Closing Period shall not exceed $100,000 in the aggregate;

(viii) except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Company Contract;

(ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed, encumbered or disposed of by the Company in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $50,000 individually, or $100,000 in the aggregate), or waive or relinquish any claim or right;

(x) repurchase, prepay or incur any material Indebtedness or guarantee any Indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(xi) grant, create, incur or suffer to exist any material Encumbrance on the assets of the Company that did not exist on the Agreement Date or write down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

(xii) make any material loans, advances or capital contributions to, or investments in, any other Person other than advances for travel or business expenses in the ordinary course of business consistent with past practice;

(xiii) materially increase the compensation or benefits of, or pay any bonus to, any Employee, officer, director or independent contractor of the Company, except for (A) increases in the ordinary course of business consistent with past practice in base compensation for any Employee or independent contractor of the Company, or (B) as required by Applicable Benefit Laws;

(xiv) except as required to comply with applicable Laws or any Company Contract or Employee Benefit Plan in effect on the Agreement Date, (A) pay to any Employee, officer, director or independent contractor of the Company any material benefit not provided for under any Company Contract or Employee Benefit Plan in effect on the Agreement Date; (B) grant any awards under any Employee Benefit Plan; (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Contract or Employee Benefit Plan; (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Contract or Employee Benefit Plan (except as required by the terms of this Agreement); (E) adopt, enter into or amend any Employee Benefit Plan other than offer letters entered into with new Employees in the ordinary course of business consistent with past practices that provide, except as required by applicable Laws, for “at will employment” with no severance benefits; or (F) make any material determination under any Employee Benefit Plan that is inconsistent with the ordinary course of business consistent with past practices;

(xv) except as disclosed in the Company Disclosure Schedule, hire any new Employee, dismiss any Employee, promote any Employee, or engage any independent contractor whose relationship may not be terminated by the Company on thirty (30) days’ notice or less;

(xvi) except as provided in existing agreements and as required to comply with applicable Laws, grant any severance or termination pay to any director or Employee;

(xvii) except as required by GAAP or applicable Laws, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices, amend any Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; provided, that the Company shall notify Parent if the Company determines that applicable Law requires the taking of any of the foregoing actions;

(xviii) commence, settle or compromise any Legal Proceedings related to or in connection with the Company’s business;

(xix) (A) transfer to or license to any Person ownership or other rights of any Company Intellectual Property, (B) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Company Intellectual Property, or (C) dispose of or disclose to any Person, any Confidential Information;

(xx) except in the ordinary course of business, cancel or compromise any material debt or claim, or waive or release any material right of the Company;

(xxi) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company to compete with or conduct any business or line of business in any geographic area or solicit the employment of any Person;

(xxii) take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in Articles VII and VIII hereof not being satisfied, (C) breach any provisions of this Agreement, or (D) adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and

(xxiii) authorize, agree, commit or enter into any Contract to take any of the actions described in clauses “(i)” through “(xxii)” of this Section 6.1(b).

6.2 Electronic Mail Consent. If the Company desires Parent to consent to any action otherwise prohibited by Section 6.1 hereof, any officer of the Company may, instead of complying with the provisions of Section 12.11 hereof, request such consent by electronic mail to Parent’s Chief Executive Officer. If such representative of Parent gives consent, on behalf of Parent, to any such action in an electronic message addressed to any officer of the Company, Parent shall be deemed for purposes of this Section 6.2 to have consented in writing to the taking of such action.

6.3 No Negotiation.

(a) On the Agreement Date, the Company shall, and shall cause each of its Representatives to, (i) immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and (ii) request such Person to promptly return or destroy all confidential information concerning the Company. Except as permitted in this Section 6.3, until the earlier of the Effective Time or the termination of this Agreement pursuant to Article X hereof, the Company shall not directly or indirectly, and shall not authorize or permit any Affiliate or Representative of the Company directly or indirectly to, other than with Parent, Merger Sub or their Representatives, (i) solicit or initiate the making, submission or announcement of any Acquisition Proposal, (ii) approve, endorse or recommend any Acquisition Proposal unless it is a Superior Proposal, or (ii) enter into any letter of intent, Contract, agreement in principle with respect to any Acquisition Proposal contemplating or otherwise relating to any Acquisition Transaction (other than an Acceptable Confidentiality Agreement) (each, a “Company Acquisition Agreement”).

(b) Notwithstanding anything to the contrary contained herein, if at any time on or after the Agreement Date and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a written Acquisition Proposal from any Person, which Acquisition Proposal was made or renewed on or after the Agreement Date and that did not result from a breach of this Section 6.3, if the Board of Directors of the Company determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Stockholders under the DGCL and the CCC and that such Acquisition Proposal constitutes or is reasonably expected to lead to a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information with respect to the Company to the Person or group who has made such Acquisition Proposal; provided that the Company shall promptly (and in no event later than 24 hours) provide to Parent any material information concerning the Company that is provided to any Person or group given such access which was not previously provided to Parent or its Representatives; and (y) engage in or otherwise participate in discussions or negotiations with the Person or group making such Acquisition Proposal; provided, further, that the Company shall promptly (and in no event later than 24 hours) provide to Parent (i) a written summary of the material terms of such Acquisition Proposal (including the pricing, terms, conditions and other material provisions and the identity of the proposed party or parties to such proposed Acquisition Transaction) and (ii) if such Acquisition Proposal is in writing, a copy of such Acquisition Proposal.

(c) Notwithstanding anything to the contrary contained herein, prior to the time the Company Stockholder Approval is obtained, but not after, the Board of Directors of the Company may enter into a Company Acquisition Agreement with respect to an Acquisition Proposal, if and only if, prior to taking such action, the Board of Directors of the Company has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (x) that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Stockholders under the DGCL and the CCC, and (y) that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that (w) the Company has given Parent at least ten (10) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) and has contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Acquisition Proposal to Parent), (x) the Company has negotiated, and caused its Representatives to negotiate, in good faith, with Parent during such notice period to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement such that it would cause the Superior Proposal to no longer constitute a Superior Proposal, (y) following the end of such notice period, the Board of Directors of the Company shall have considered in good faith any changes to this Agreement proposed in writing by Parent, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (z) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice and the notice period shall have recommenced, except that the notice period shall be at least two (2) Business Days; provided, further, that the Company has complied in all material respects with its obligations under this Section 6.3 and provided, further, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect, unless such termination is in accordance with Section 10(f) hereof (including the requirement that the Company pay Parent the Company Break-Up Fee prior to or concurrently with such termination). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Affiliate or Representative of the Company, whether or not such Affiliate or Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 6.3 by the Company.

(d) Following the Agreement Date, the Company shall keep Parent reasonably informed of any material developments, discussions and negotiations regarding any Acquisition Proposal (whether made before or after the Agreement Date) on a current basis (and in any event within 24 hours) and shall notify Parent of the status of such Acquisition Proposal. The Company agrees that it will not enter into a confidentiality agreement with any Person after the Agreement Date which prohibits the Company from providing any information to Parent in accordance with this Section 6.3.

6.4 Company Stockholder Approval.

(a) The Company shall no later than twenty (20) Business Days following the first to occur of (i) Parent’s filing of the Proxy Statement with the SEC or (ii) Parent’s filing of a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, with the SEC, and in accordance with applicable Law and the Company Organizational Documents, obtain the Company Stockholder Approval. In connection with soliciting the Company Stockholder Approval, the Company shall prepare and distribute to holders of shares of Company Capital Stock an information statement (in form and substance reasonably satisfactory to Parent and the Company) which summarizes the material terms and conditions of the Merger Agreement, the Company Related Documents, and the Merger, which disclosure statement shall include the Company Board Recommendation (the “Information Statement”). Such approval by written consent or stockholder vote will be solicited in compliance with applicable Laws and the Company shall timely comply with the notice delivery and other requirements under Section 262 of the DGCL. If approval is obtained by written consent, the Company shall give, in a timely manner (and shall provide Parent true and correct copies of) all notices, if any, required to be given under Section 228 of the DGCL.

(b) The information prepared by the Company, on the one hand, and prepared by Parent and Merger Sub, on the other hand, specifically for inclusion in the Information Statement will not, on the date the Information Statement is first sent or furnished to the Company Stockholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. The parties shall update, amend and supplement the Information Statement from time to time as may be required by applicable Laws.

(c) Except as permitted in Section 6.3 hereof, the Board of Directors of the Company shall not alter, modify, change or revoke the Company Board Recommendation.

6.5 Proxy Statement; Parent Stockholder Approval.

(a) As promptly as is reasonably practicable following the Agreement Date, Parent shall prepare and shall file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the special meeting of the holders of Parent Common Stock (the “Parent Stockholders’ Meeting”) to be held in order to seek the approval from holders of Parent Common Stock required by the rules of NASDAQ and the DGCL with respect to the issuance of shares of Parent Common Stock to the Company Stockholders in accordance with the Merger and the terms of this Agreement (the “Parent Stockholder Approval”). The Proxy Statement shall comply in all material respects with the Exchange Act and the rules and regulations thereunder and all applicable Law. Parent will cause the Proxy Statement to be cleared by the SEC as promptly as is practicable after such filing and Parent shall cause the Proxy Statement to be mailed to the holders of Parent Common Stock as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. Upon Parent’s request, the Company shall, as soon as practicable, deliver to Parent such information regarding the Company, the financial statements of the Company (including without limitation such audited financial statements of the Company as are required for inclusion in the Proxy Statement by Regulation S-X) and other related information as are required to be included in the Proxy Statement pursuant to Schedule 14A of the Exchange Act. Subject to the terms and conditions of this Agreement, Parent shall take, in accordance with applicable Law and the Parent Organizational Documents, all action necessary to call, convene and hold, as soon as practicable after the date that the Proxy Statement is cleared by the SEC, the Parent Stockholder Meeting to obtain the Parent Stockholder Approval.

(b) None of the information supplied by the Company for inclusion in the Proxy Statement shall, (a) at the time Parent files the Proxy Statement with the SEC, (b) on the date the Proxy Statement or any amendments or supplements thereto are first mailed to the holders of Parent Common Stock, (c) at the time of the Parent Stockholders’ Meeting, and (d) at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time, the Company discovers any event or circumstance relating to the Company, or any of its officers or directors that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent.

6.6 Access to Information. During the Pre-Closing Period, the Company shall afford Parent and its Representatives reasonable access, during normal business hours and upon reasonable notice, to (a) all of the properties and facilities (including all Leased Real Property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), books, Contracts, commitments and records of the Company, including all Company Intellectual Property, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable Law) of the Company as Parent may reasonably request, and (c) all Employees as identified by Parent. The Company shall provide to Parent and its Representatives copies of internal financial statements and related documentation (including working papers and data in the possession of the Company or its Representatives, internal audit reports, “management letters” from such accountants with respect to the Company’s systems of internal controls and Tax Returns and supporting documentation) promptly upon request. Notwithstanding the foregoing, the Company shall not be required to disclose any information if such disclosure would contravene any applicable Law, violate a contractual obligation to any third party, or potentially constitute a waiver of the attorney-client privilege. Notwithstanding anything to the contrary herein, any access to any Leased Real Property shall be subject to the Company’s reasonable security measures and insurance requirements and the requirements of the applicable Lease and shall not include the right to perform any “invasive” testing, including, without limitation, any Phase II environmental assessment.

6.7 Notification of Certain Matters. During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

(a) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the Agreement Date and that caused or constitutes a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

(b) the discovery by the Company of any event, condition, fact or circumstance that occurs, arises or exists after the Agreement Date and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the Agreement Date;

(c) the discovery by the Company of any material breach of any covenant or obligation of the Company hereunder;

(d) the discovery by the Company of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any condition set forth in Articles VII or VIII impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect; and

(e) (i) the receipt by the Company of any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (ii) the discovery by the Company of any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to Parent pursuant to this Section 6.7 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company, or any of the rights of Parent, contained in this Agreement.

6.8 Confidentiality. Each of Parent and the Company hereby agrees that the information obtained in any investigation pursuant to Section 6.6 hereof or pursuant to any notice provided under Section 6.7 hereof, or pursuant to or during the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement. In this regard, the Company acknowledges that the Parent Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees not to engage in any discussions or correspondence relating to, or transactions in, the Parent Common Stock in violation of applicable securities laws.

6.9 Public Announcements. During the Pre-Closing Period, (a) neither the Company, the Company Stockholders nor the Stockholders’ Representative (or any of each of their Affiliates or Representatives) shall issue any press release or make any public statement regarding this Agreement, or regarding the Merger or any other transactions contemplated by this Agreement, without Parent’s prior written consent and (b) Parent will consult with the Stockholders’ Representative prior to issuing any press release or making any public statement regarding the Merger or any other transactions contemplated by this Agreement; provided, however, that nothing herein shall be deemed to prohibit Parent from making any public disclosure that Parent deems, upon advice of outside legal counsel, necessary or appropriate under applicable Law; provided, further, that without the prior written consent of Parent, neither the Company, the Company Stockholders nor the Stockholders’ Representative shall at any time disclose to any Person the fact that this Agreement has been entered into or any of the terms of this Agreement other than to those Representatives of the Company who or which the Company reasonably determines need to know such information for the purpose of advising the Company with respect to the matters contained herein, it being understood that such Representatives will be informed of the confidential nature of this Agreement and the terms of this Agreement and will be directed to treat such information as confidential in accordance with the terms of this Agreement.

6.10 Third Party Consents and Approvals. The Company shall obtain, at the earliest practicable date, all consents, waivers and approvals from, and to provide all notices to, all Persons that are not a Governmental Entity, which consents, waivers, approvals and notices are required to consummate, or to be delivered in connection with, the transactions contemplated by, this Agreement, including without limitation the consents, waivers, approvals and notices referred to in Section 3.4 of the Company Disclosure Schedule, if any. All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonable satisfactory to Parent, and executed counterparts of any such consents, waivers and approvals shall be delivered to Parent promptly after receipt thereof, and copies of any such notices shall be delivered to Parent promptly after the making thereof. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Affiliates shall be required to pay any amounts in connection with obtaining any consent, waiver or approval; provided, however, if the lessor or licensor under any Lease conditions its grant of a consent (including by threatening to exercise a “recapture” or other termination right) upon, or otherwise requires in response to, a notice or consent request regarding this Agreement, the payment of a consent fee, “profit sharing” payment or other consideration (including increased rent payments), or the provision of additional security (including a guaranty), Parent shall be solely responsible for making all such payments or providing all such additional security.

6.11 Governmental Consents and Approvals. Each of Parent and the Company shall obtain, as promptly as practicable, all consents, waivers, approvals, Orders, Governmental Authorizations and declarations from, make all filings with, and provide all notices to, all Governmental Entities which are required by applicable Law to consummate, or to be delivered in connection with, the transactions contemplated by this Agreement. Each such party shall furnish to each other party hereto all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings or any such transaction and permit the other parties to review in advance any proposed communication by such party to any Governmental Entity. No party hereto shall independently participate in any formal or informal meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto shall consult and cooperate with one another in connection with the matters described in this Section 6.11.

6.12 Private Placement of Parent Common Stock; S-3 Registration Statement.

(a) Parent shall effect the issuance of any Parent Common Stock hereunder in a private placement pursuant either to Section 4(2) of the Securities Act or such other exemption (if any) from the registration requirements of the Securities Act as may be available.

(b) The Company acknowledges and agrees that, (i) Parent shall be entitled to obtain from each Company Stockholder to whom Parent Common Stock shall be issued hereunder an executed certificate in the form set forth as Exhibit 6.12(b) (or such other form as may be reasonably acceptable to Parent) (the “Stockholder Certificate”) and to rely on the representations of each Company Stockholder therein in connection with the issuance of Parent Common Stock to such Company Stockholder; (ii) the Parent

Common Stock so issued will not be registered under the Securities Act (except pursuant to a Registration Statement, as described below) and such shares will constitute “restricted securities” within the meaning of the Securities Act; and (iii) the certificates representing the Parent Common Stock shall bear the legend set forth in Section 2.11 hereof to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities Laws and, if applicable, to notice the restrictions on transfer of such shares.

(c) As promptly as practicable after the Agreement Date, upon Parent’s request, the Company shall distribute a copy of the Stockholder Certificate to each holder of Company Capital Stock for completion, signature and return as promptly as practicable to Parent. The Company shall use commercially reasonable efforts to cause each holder of Company Capital Stock (i) to execute and deliver a duly completed and signed Stockholder Certificate to Parent as promptly as practicable following the Agreement Date and Parent’s request therefor, so as to permit Parent to effect the issuance of the Closing Merger Shares as a private placement, and (ii) to furnish Parent, promptly following the Effective Time, with such further information as may be necessary, in Parent’s reasonable judgment, to effect the registration of the resale of the Closing Merger Shares on the Registration Statement.

(d) Parent shall register the resale of any shares of Parent Common Stock issuable under this Agreement and the Financing Documents, subject to the terms of this Section 6.12, pursuant to a registration statement on Form S-3 or equivalent form if Form S-3 is not then available to Parent (the “Registration Statement”). Parent, shall, subject to the receipt of the Stockholder Certificates and other related information, (i) file the Registration Statement with the SEC within thirty (30) days after the Effective Time covering the resale of the Closing Merger Shares, the Contingent Merger Shares and the shares of Parent Common Stock issuable under the Financing Documents, (ii) cause the Registration Statement to be declared effective as promptly as reasonably practicable thereafter but in no event more than six (6) months after the Effective Time, and (iii) maintain the continual effectiveness of the Registration Statement until the first to occur of (y) the resale of all such shares of Parent Common Stock covered by the Registration Statement, and (z) the eligibility of all such shares of Parent Common Stock for resale under Rule 144 of the Securities Act.

(e) Parent shall cause the Registration Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of NASDAQ.

(f) Parent shall pay all expenses of registration with respect to all shares of Parent Common Stock issued hereunder and under the Financing Documents, except brokerage commissions, legal expenses, and such other expenses as may be required by law to be paid by the stockholders of the Company, which commissions and expenses shall be paid by the party by which such expenses are incurred.

(g) Parent will promptly notify the Stockholders’ Representative upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus: (i) receipt of any request for additional information by the SEC or any other Governmental Entity during the period of effectiveness of the Registration Statement or amendments or supplements to the Registration Statement or any related prospectus; (ii) the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the shares of Parent Common Stock registered pursuant to this Section 6.12 for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or Parent otherwise becomes aware of any statement included in the Registration Statement, related prospectus or document that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or document so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) Parent’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event Parent will promptly make available to the Representative any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

(h) If Parent shall furnish to the Stockholders’ Representative a certificate signed by the Chief Executive Officer, the Chief Financial Officer or counsel of Parent stating that a material corporate development has occurred or a material corporate transaction is under consideration and, in the reasonable good faith judgment of the Board of Directors of Parent, after consulting with its outside counsel, disclosure of such development or transaction in an amendment or supplement to the Registration Statement (or the related prospectus) would be seriously detrimental to Parent (or would deprive Parent of the opportunity to pursue a significant favorable transaction), then Parent shall have the right to suspend the effectiveness of the Registration Statement and to prohibit each former Company Stockholder from effecting any sale of Parent Common Stock pursuant to the Registration Statement (and the related prospectus) for one or more periods, which shall not exceed thirty (30) days in any single instance or one hundred twenty (120) days in the aggregate.

6.13 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement (a “FIRPTA Compliance Certificate”) in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445–2(c)(3).

6.14 Directors and Officers Insurance.

(a) From and after the Effective Time, and until the sixth (6th) anniversary of the Effective Time, Parent shall, and shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors or officers of the Company (collectively, the “Company Indemnified Persons”) as provided in the Company Organizational Documents or any indemnification agreement between a Company Indemnified Person and the Company (in each case, as in effect on the Agreement Date or as amended or entered into prior to the Effective Time with the consent of Parent), without further action. The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and advancement of expenses set forth in the Company Organizational Documents as in effect on the Agreement Date, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Company Indemnified Persons, unless such modification is required by Law. Any claims for indemnification made under this Section 6.14(a) on or prior to the sixth (6th) anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.

(b) Parent shall obtain at its expense, at the Effective Time, a prepaid (or “tail”) directors’ and officers’ liability insurance policy that shall remain effective and in place for six (6) years from the Effective Time and which shall be in respect of acts or omissions occurring at or prior to the Effective Time, covering each current or former director or officer of the Company covered by the Company’s directors’ and officers’ liability insurance policy as of the Agreement Date (a complete and accurate copy of which has been heretofore made available to Parent) (collectively, the “Company Insured Persons”) on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the Agreement Date; provided, however, that in satisfying its obligations under this Section 6.14(b), Parent shall not be obligated to pay more than $83,214.00 in the aggregate to obtain such policy. It is understood and agreed that in the event such a policy cannot be obtained for $83,214.00 or less in the aggregate, Parent shall be obligated to obtain as much coverage for not less than six (6) years from the Effective Time as may be obtained for such $83,214.00 aggregate amount.

(c) This Section 6.14 shall survive the consummation of the Merger, is intended to benefit each Company Indemnified Person or Company Insured Person, as the case may be, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by each Company Indemnified Person or Company Insured Person, as the case may be. Notwithstanding any provision of this Agreement to the contrary, nothing in this Section 6.14 shall affect any rights of Parent to indemnification under this Agreement with respect to events occurring prior to, or circumstances existing at, the Effective Time.

6.15 Termination of Certain Company Benefit Plans. (a) Effective as of and contingent upon the Closing Date and Section 6.19 hereof, the Company shall terminate the Company Stock Option Plan and shall cancel and terminate all rights under the Company Stock Option Plan and any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company and (b) effective as of no later than the day immediately preceding the Closing Date, the Company and any ERISA Affiliate shall terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”). No later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Benefit Plans have been terminated (and for purposes of the 401(k) Plan only, effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Company’s Board of Directors or such ERISA Affiliate, as the case may be. The form and substance of such resolutions shall be subject to the reasonable review and approval of Parent which approval shall not be unreasonably delayed. In the event that termination of a 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then such charges and/or fees shall be the responsibility of the Company, and the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than fifteen (15) calendar days prior to the Closing Date.

6.16 Indebtedness. No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent (a) a certificate of the Company setting forth an estimate of the balance of all Indebtedness of the Company as of the close of business on the Business Day immediately preceding the Closing Date, and (ii) customary pay-off letters from all holders of Indebtedness to be repaid as of or prior to the Closing. The Company shall make arrangements reasonably satisfactory to Parent for such holders of Indebtedness to provide to Parent recordable form mortgage and lien releases, canceled notes and other documents reasonably requested by Parent prior to the Closing such that all Encumbrances on the assets or properties of the Company shall be satisfied, terminated and discharged on or prior to the Closing Date. On the Closing Date, immediately prior to the Closing, the Company shall deliver to Parent a certificate of the Company, certified by the Company’s Chief Financial Officer, setting forth all Indebtedness of the Company as of the close of business on the Business Day immediately preceding the Closing Date (the “Final Indebtedness Certificate”) and certifying that all Indebtedness reflected in the Final Indebtedness Certificate will be paid and discharged by the Company at the Closing. The Company shall pay and discharge all such Indebtedness at, and contingent upon, the Closing.

6.17 Fees and Expenses. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent (i) pay-off letters or final invoices with respect to the Transaction Expenses and the Legal Expenses from third party service providers to whom payments are required to be made by the Company, and (ii) a certificate of the Company setting forth an estimate of the unpaid balance of all Transaction Expenses and Legal Expenses as of the close of business on the day immediately preceding the Closing. On the Closing Date prior to the Closing, the Company shall deliver to Parent a certificate of the Company, certified by the Company’s Chief Financial Officer, setting forth the unpaid balance of all Transaction Expenses and Legal Expenses as of the close of business on the day immediately preceding the Closing Date (the “Final Expenses Certificate”). Parent shall pay and discharge all such Transaction Expenses and Legal Expenses at, and contingent upon, Closing, subject to the Expenses Cap and the Legal Expenses Cap. All pay-off letters and invoices shall provide that the amounts set forth therein represent payment in full for all fees and expenses by the Company in connection with the closing of the transactions contemplated by this Agreement.

6.18 Reasonable Efforts; Further Assurances. Subject to the other provisions hereof, each party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other party and its Representatives in connection with any of its obligations hereunder.

6.19 Treatment of Continuing Employees. Following the Effective Time, Parent will, in its discretion, either (a) maintain the Company Benefit Plans (other than the Company Stock Option Plan, any 401(k) Plan and any other Company Benefit Plans terminated pursuant to Section 6.15 hereof) including the payment of substantially the same salary or (b) arrange for each participant (including, without limitation, all dependents) in the Company Benefit Plans (the “Company Participants”) to receive substantially the same salary and participate in substantially similar plans or arrangements, as determined on a plan-by-plan or arrangement-for-arrangement basis, of Parent or its applicable Subsidiary (“Parent Plans”), or combine Company Benefit Plans and Parent Plans so that each Company Participant shall have benefits that are substantially similar in the aggregate to benefits provided to similarly situated employees of Parent under Parent Plans and in each case at least equivalent to the benefits provided to each the Company Participant under the Company Benefit Plans prior to the Effective Time. To the extent Parent elects to have the Company Participants participate in the Parent Plans following the Effective Time, (i) each Company Participant will receive credit for purposes of eligibility to participate and vesting under such for years of service with the Company (or any predecessors) prior to the Effective Time, and (ii) Parent will cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any Parent Plans that are group health plans in which such the Company Participants will participate to be waived and will provide credit for any co-payments and deductibles prior to the Closing Date for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such plans that may apply after the Effective Time. All vacation accrued by Company Participants under the vacation policies of the Company or its predecessors shall be carried over by Parent and shall be permitted to be maintained up to the levels permitted under the applicable policy of the Company or its predecessors.

6.20 Operational Cash Requirements. If the parties entered into this Agreement on or prior to October 27, 2010 and the Merger has not been consummated by December 15, 2010, Parent (or an Affiliate of Parent) will provide a cash advance to the Company in an amount equal to $1,500,000 to fund the Company’s operational cash requirements such that the Company may conduct its businesses in the ordinary course of business substantially consistent with past practice during the period commencing on December 15, 2010 and ending on the Expiration Date (or, if earlier, the date on which this Agreement is terminated in accordance with Article X hereof) (the “Operational Cash Investment”), and will reimburse the Company’s legal and accounting expenses incurred during such period in connection with the transactions contemplated by this Agreement in an amount not to exceed $1,000,000; provided, however, that if the Company fails to deliver the Company Proxy Disclosures to Parent on or prior to the fifth (5th) Business Day following the Agreement Date (the “Delivery Date”), the Operational Funding Date shall be extended by one Business Day for each Business Day which elapses from the Delivery Date until (and including) the date upon which the Company delivers the Company Proxy Disclosures to Parent; provided, further, however, that Parent (or an Affiliate of Parent) shall have no obligation to fund the Company’s operational cash requirements or the Company’s legal and accounting expenses if the failure to consummate the Merger by December 15, 2010 is caused by the Company or any Company Stockholder for any reason, including without limitation, the material breach of any representation or warranty of the Company or any Company Stockholder in this Agreement or the failure of the Company or any Company Stockholder to comply in any material respect with any covenant or agreement required to be complied with or performed by the Company under this Agreement; and provided, further, however, that any amount of the Operational Cash Investment that the Company has not used as of the Expiration Date (or, if earlier, the date on which this Agreement is terminated in accordance with Article X hereof) or the Closing Date, as applicable (the “Remaining Operational Cash”), shall either (i) be applied toward and reduce the Company Financing Amount in the event that Parent terminates this Agreement pursuant to Section 10.1(e) hereof or (ii) be refunded to Parent in cash upon the Closing.

6.21 Listing of Parent Common Stock. Prior to the Effective Time, Parent will take all necessary action to cause the shares of Parent Common Stock to be issued to the Company Stockholders hereunder to be listed on NASDAQ in accordance with the NASDAQ Listing Rules. Parent will continue the listing and trading of the Parent Common Stock on NASDAQ and, in accordance, therewith, will comply in all respects with the Company’s reporting, filing and other obligations under the NASDAQ Listing Rules.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties made by the Company and the Company Stockholders in this Agreement shall have been true and correct in all material respects as of the Agreement Date and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, (except as to such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date), in each case, without giving effect to any materiality qualifications in such representations and warranties.

7.2 Performance of Covenants. Each of the covenants and obligations set forth herein that the Company is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

7.3 Stockholder Approval. The Company shall have obtained the Company Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

7.4 No Order; Injunctions; Restraints; Illegality. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, Order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger.

7.5 Other Governmental Approval. Approvals from any Governmental Entity deemed appropriate or necessary by Parent shall have been timely obtained.

7.6 Consents. All consents, waivers, approvals, Orders, Governmental Authorizations or declarations required to be obtained, all notices required to be delivered and all filings required to be made, by the Company in connection with the execution, delivery or performance of this Agreement or any of the Company Related Agreements, or the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, shall have been obtained and made by the Company including, without limitation, those set forth in Section 3.4(b) of the Company Disclosure Schedule.

7.7 Financing. Parent and Essex Woodlands shall have satisfied or waived all conditions precedent to the Closing of the Financing and shall have agreed to consummate the Financing as of the Closing Date.

7.8 No Company Material Adverse Effect. During the Pre-Closing Period, there shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.

7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Entity, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

7.10 No Litigation. There shall not be pending or threatened any Legal Proceeding in which any Person or Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any written communication from any Person or Governmental Entity in which such Person or Governmental Entity indicates the possibility of commencing any Legal Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or any agreement entered into in connection herewith; (ii) relating to the Merger and seeking to obtain from Parent or the Company, any damages or other relief; or (iii) which, if unfavorably adjudicated, would materially and adversely affect the right of Parent or the Surviving Corporation or any of their respective Affiliates to own the assets or operate the business of the Company.

7.11 Securities Laws Compliance. Parent shall be satisfied in its sole discretion that the Closing Merger Shares are issuable without registration pursuant to Section 4(2) or Regulation D or another applicable exemptive provision of the Securities Act and applicable rules and regulations promulgated thereunder.

7.12 Exercise or Termination of Company Options and Company Warrants; Conversion or Termination of Company Notes. Except pursuant to Section 2.4 hereof, all Company Options shall have been exercised for shares of Company Common Stock and all Company Warrants shall have been exercised for shares of Company Capital Stock or each therefore shall have been cancelled and terminated with, except as set forth herein, no liability of any kind whatsoever to Parent, the Surviving Corporation or their Affiliates, and Parent shall have received evidence satisfactory to it of such exercise or cancellation. All Company Notes shall have been converted into shares of Company Capital Stock or shall have been cancelled and terminated with no liability of any kind whatsoever to Parent, the Surviving Corporation or their Affiliates, and Parent shall have received evidence satisfactory to it of such conversion or cancellation.

7.13 Ancillary Agreements and Documents. Parent shall have received the following agreements and documents from the Company, the Company Stockholders or the Stockholders’ Representative, as applicable, each of which shall be in full force and effect:

(a) a certificate duly executed by the Chief Executive Officer of the Company as to compliance as of the Closing Date with the conditions set forth in Sections 7.1 and 7.2 hereof (the “Company Compliance Certificate”);

(b) written resignations of the directors of the Company, effective as of the Effective Time, reasonably satisfactory in form and substance to Parent;

(c) the Employment Agreement, duly executed by the Key Employee;

(d) the Stockholder Certificates, duly executed by each recipient of Closing Merger Shares;

(e) a legal opinion, dated as of the Closing Date, of Wilson Sonsini Goodrich & Rosati, P.C., reasonably satisfactory in form and substance to Parent;

(f) the Escrow Agreement, duly executed by the Stockholders’ Representative;

(g) the Final Indebtedness Certificate, duly executed by the Company’s Chief Financial Officer;

(h) the Final Expenses Certificate, duly executed by the Company’s Chief Financial Officer;

(i) a certificate, dated as of the Closing Date, duly executed by the Chief Financial Officer of the Company, certifying as to all outstanding accounts payable of the Company as of the Closing Date;

(j) a duly executed copy of the FIRPTA Compliance Certificate;

(k) the Closing Merger Consideration Spreadsheet accompanying by a certificate duly executed by the Stockholders’ Representative certifying all information set forth in the Closing Merger Consideration Spreadsheet;

(l) a long-form Certificate of Good Standing from the Secretary of State of the State of Delaware which is dated within two (2) Business Days prior to Closing with respect to the Company;

(m) a Certificate of Good Standing from the Secretary of State of the State of California and the Franchise Tax Board and a Certificate of Good Standing from the applicable Governmental Entity in each jurisdiction where it is required to be qualified to do business, all of which are dated within two (2) Business Days prior to the Closing;

(n) a certificate, dated as of the Closing Date, duly executed by the Secretary of the Company, (i) attaching copies of the Certificate of Incorporation, as amended and restated, and the Bylaws, and any amendments thereto and certifying as to their effectiveness, (ii) certifying that attached thereto are true and correct copies of any actions by written consent or resolutions duly adopted by the Board of Directors of the Company which authorize and approve the execution, delivery and performance of this Agreement and the Company Related Agreements and the consummation of the transactions contemplated hereby and thereby, including the Merger, (iii) certifying that the Company Stockholder Approval shall have been obtained, and (iv) certifying the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement, the Company Related Agreements and all other documents, instruments, certificates or agreements related thereto executed or to be executed by the Company;

(o) evidence, including final pay-off letters, satisfactory to Parent that the Company has paid or discharged all Indebtedness reflected in the Final Indebtedness Certificate;

(p) duly executed copies of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Encumbrances set forth in Schedule 7.13(o) hereto; and

(q) evidence satisfactory to Parent that the Company Stock Option Plan and the 401(k) Plan have been terminated pursuant to resolution of the Board of Directors of the Company or the ERISA Affiliate, as the case may be (the form and substance of which shall have been subject to the reasonable review and approval of Parent), for purposes of the 401(k) Plan, effective as of no later than the day immediately preceding the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Company), at or prior to the Closing, of the following conditions:

8.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the Agreement Date and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date), in each case, without giving effect to any materiality qualifications contained in such representations and warranties.

8.2 Performance of Covenants. Each of the covenants and obligations set forth herein that Parent or Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

8.3 Stockholder Approval. The Company shall have obtained the Company Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

8.4 No Order; Injunctions; Restraints; Illegality. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, Order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger.

8.5 Other Governmental Approval. Approvals from any Governmental Entity deemed appropriate or necessary by Parent shall have been timely obtained.

8.6 Ancillary Agreements and Documents. The Company shall have received the following documents:

(a) a certificate executed by the Chief Executive Officer of Parent as to compliance as of the Closing Date with the conditions set forth in Sections 8.1 and 8.2 hereof;

(b) a certificate executed by the Chief Executive Officer of Merger Sub as to compliance as of the Closing Date with the conditions set forth in Sections 8.1 and 8.2 hereof;

(c) a Certificate of Good Standing from the Secretary of State of the State of Delaware which is dated within two (2) Business Days prior to Closing with respect to each of the Parent and Merger Sub; and

(d) all other documents required to be entered into or delivered by Parent or Merger Sub at or prior to the Closing pursuant hereto.

ARTICLE IX

ADDITIONAL AGREEMENTS

9.1 Reversion of the Nepal Technology. In the event that the Nepal Technology has been Abandoned prior to the expiration of the Earn-Out Period, the Nepal Technology shall, upon written demand by the Stockholders’ Representative, revert (the “Reversion”) to an Entity designated by the Stockholders’ Representative for the benefit of the Company Stockholders, subject to reimbursement by the Stockholders’ Representative of any reasonable, out-of-pocket expenses incurred by Parent in connection with such Reversion. For purposes of this Section 9.1 only, “Nepal Technology” means the Company Intellectual Property that is used to develop, make, manufacture or have made the Generation 2 Product or the Generation 3 Product, or upon which the Generation 3 Product is based or derived, including related equipment, Intellectual Property, approvals from Regulatory Authorities, filings, books and records.

ARTICLE X

TERMINATION

10.1 Termination Events. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior the Effective Time only as set forth below:

(a) by mutual written consent of Parent and the Company, duly authorized by the Boards of Directors of each;

(b) by Parent, if there has been a material breach of any representation or warranty of the Company set forth in Article III hereof or of the Company Stockholders set forth in Article IV hereof, or of any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement, or any representation or warranty of the Company set forth in Article III hereof or of the Company Stockholders set forth in Article IV hereof shall become untrue after the Agreement Date, such that the conditions in Sections 7.1 and 7.2 hereof would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by Parent to the Company and (ii) the Expiration Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to Parent if Parent is in material breach of this Agreement or if Parent’s action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

(c) by the Company, if there has been a material breach of any representation or warranty of Parent or Merger Sub set forth in Article V hereof, or of any covenant or agreement to be complied with or performed by Parent or Merger Sub pursuant to the terms of this Agreement, or any representation or warranty of Parent or Merger Sub set forth in Article V hereof shall become untrue after the Agreement Date, such that the conditions in Sections 8.1 and 8.2 hereof would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by Parent to the Company and (ii) the Expiration Date; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to Company if Company is in material breach of this Agreement or if Company’s action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

(d) by either Parent or the Company, if any Governmental Entity having jurisdiction over the Company, Parent or Merger Sub shall have enacted or issued any Law or Order or taken any other action, in each case such that any conditions set forth in Articles VII and VIII would not be satisfied, and such Law, Order or other action shall have become final and non-appealable; or

(e) by either Parent or the Company, if the Merger shall not have been consummated on or prior to January 31, 2011 (the “Expiration Date”); provided, however, that if the Company fails to deliver the Company Proxy Disclosures to Parent on or prior to the Delivery Date, the Expiration Date shall be extended by one Business Day for each Business Day which elapses from the Delivery Date until (and including) the date upon which the Company delivers the Company Proxy Disclosures to Parent; provided, further, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes material breach of this Agreement; and provided, further, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to Parent if Parent has not then obtained the Parent Stockholder Approval unless prior to or concurrently with such termination, Parent enters into a definitive agreement with respect to the Company Financing and pays the Company Financing Amount to the Company;

(f) by Parent, prior to the receipt of Parent Stockholder Approval and the Effective Time, or at the Expiration Date, in order to concurrently enter into a Change of Control, but only if prior to or concurrently with such termination, Parent pays the Company the Parent Break-Up Fee; or

(g) by the Company, prior to the receipt of Company Stockholder Approval, in order to concurrently enter into a Company Acquisition Agreement that constitutes a Superior Proposal, but only if (i) the Company has complied in all material respects with the requirements of Section 6.3 hereof and (ii) prior to or concurrently with such termination, the Company pays Parent the Company Break-Up Fee.

10.2 Other Matters

(a) If Parent terminates this Agreement pursuant to this Article X and within ninety (90) days following the date of such termination enters into a definitive agreement with respect to a Change of Control, Parent shall thereupon pay the Company the Parent Break-Up Fee.

(b) Notwithstanding the terms of Section 10.1(e), the parties hereby agree to extend the Expiration Date for a period of thirty (30) days (the “First Extension Period”) if prior to the Expiration Date Parent provides a cash advance to the Company in amount equal to $1,000,000 to fund the Company’s operational cash requirements such that the Company may conduct its businesses in the ordinary course of business substantially consistent with past practice during such thirty (30) day period (the “Extension Cash Investment”); provided, however, that any amount of the Extension Cash Investment that the Company has not used as of the end of such thirty (30) day period (or, if earlier, the date on which this Agreement is terminated in accordance with this Article X) or the Closing Date, as applicable (the “Remaining Extension Cash”), shall either (i) be applied toward and reduce the Company Financing Amount in the event that Parent terminates this Agreement pursuant to Section 10.1(e) or (ii) be refunded to Parent in cash upon the Closing. Further notwithstanding the terms of Section 10.1(e), if prior to the expiration of the First Extension Period, Parent provides a cash advance to the Company in amount equal to $1,000,000, then the parties hereby agree to extend further the Expiration Date for an additional (30) days.

(c) If the Company elects to terminate this Agreement under Section 10.1(e) above, and provided Parent has not received the Parent Stockholder Approval as of the Expiration Date, at the Company’s election, Parent shall prior to or concurrently with such termination enter into a definitive agreement with respect to the Company Financing and pay the Company Financing Amount to the Company.

10.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made and a reasonably detailed description of the basis therefor, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, stockholders or Representatives other than, with respect to Parent, Merger Sub and the Company, the obligations under Section 6.8 (Confidentiality); Section 6.9 (Public Announcements); Article XI (Indemnification); Article XII (Miscellaneous); and this Section 10.2, all of which shall survive the Termination Date and remain in full force and effect. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the other party, shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party upon the disclosing party’s written request.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification Obligations of the Stockholders.

(a) From and after the Effective Time, the Company Stockholders shall severally and not jointly indemnify and hold harmless the Indemnified Parties from and against any and all Losses paid, suffered, incurred, sustained or accrued by the Indemnified Parties, or any of them, directly or indirectly, as a result of, arising out of or in connection with:

(i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty of the Company set forth in this Agreement, the Company Compliance Certificate, any other Company Related Agreement or in any of the schedules or exhibits to this Agreement (such Losses to be determined without giving effect to any “material,” “Company Material Adverse Effect” or similar qualifications contained in any such representation or warranty);

(ii) any failure by the Company to perform or comply with, or any breach of, any covenant, agreement or undertaking made by the Company in this Agreement, any Company Related Agreement or any certificates or other instruments delivered pursuant to Article IV of this Agreement;

(iii) any fraud with respect to this Agreement, any Company Related Agreement or any certificates or other instruments delivered pursuant to this Agreement on the part of the Company;

(iv) any Indebtedness of the Company incurred prior to the Closing Date;

(v) any of the Company Benefit Plans in respect of or relating to any period ending on or prior to the Closing Date, including the termination thereof pursuant to Section 6.15 hereof; or

(vi) the excess by which any adjudged amount paid to any Company Stockholder under Section 262 of the DGCL or Chapter 13 of the CCC, exceeds the Merger Consideration to which such Company Stockholder was entitled pursuant to this Agreement.

Notwithstanding anything to the contrary contained herein, no Indemnified Party shall be entitled to make any claim for recovery for any Losses related to or arising from (A) the value or condition of any Tax asset (e.g., net operating loss carry forward or tax credit carryforward) of the Company or (B) the ability of Parent, the Surviving Corporation or their Affiliates to utilize such Tax asset following the Effective Time.

(b) From and after the Effective Time, each Company Stockholder, severally and not jointly, shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses paid, suffered, incurred, sustained or accrued by the Indemnified Parties, or any of them, directly or indirectly, as a result of, arising out of or in connection with any inaccuracy or misrepresentation in, or breach of, any representation or warranty of such Company Stockholder set forth in this Agreement.

(c) In the event the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy or misrepresentation in, any failure by the Company to perform or comply with, or breach or alleged breach of, any representation, warranty, covenant or obligation of the Company, then (without limiting any of the rights of the Surviving Corporation as an Indemnified Party) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy, breach or alleged breach.

(d) The Company Stockholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any liability to which the Company Stockholders of the Company may become subject under or in connection with this Agreement or the Escrow Agreement.

11.2 Indemnification Procedure.

(a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Indemnified Parties may be entitled to indemnification or any other remedy pursuant to this Article XI, Parent shall promptly give the Stockholders’ Representative and the Escrow Agent written notice of such claim or Legal Proceeding (a “Claim”); provided, however, that any failure on the part of Parent to so notify the Stockholders’ Representative shall not limit any of the Indemnified Parties’ rights to indemnification under this Article XI (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

(b) Within ten (10) days of delivery of such written notice, the Stockholders’ Representative may elect (by written notice delivered to Parent) to take all necessary steps to properly contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement if the Stockholders’ Representative acknowledges to Parent the Indemnified Party’s right to indemnity pursuant to this Agreement for Losses incurred by the Indemnified Party as a result of the Claim (subject to the limitations contained in this Agreement). If the Stockholders’ Representative makes the foregoing election, an Indemnified Party will have the right to participate at its own expense in all proceedings. If the Stockholders’ Representative does not make such election within such period or fails to diligently contest such Claim after such election, then the Indemnified Party shall be free to handle the prosecution or defense of any such Claim, and will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement, and will notify the Stockholders’ Representative of the progress of any such Claim, will permit the Stockholders’ Representative, at the sole cost of the Stockholders’ Representative, to participate in such prosecution or defense and will provide the Stockholders’ Representative with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof.

(c) Notwithstanding the foregoing, if a Claim includes Losses equal to an amount in excess of the value of the Escrow Shares on the date of the Claim, or relates to any Company Intellectual Property or other intellectual property issues, Parent shall have the right, at its election, to proceed with the defense of such Claim or Legal Proceeding on its own. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim.

(d) The Stockholders’ Representative must obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) prior to (i) ceasing to defend any Claim or Legal Proceeding or (ii) entering into any settlement with respect to a Claim or Legal Proceeding. In the event that the Stockholders’ Representative receives such consent with respect to the Stockholders’ Representative’s ceasing to defend a Claim or Legal Proceeding, Parent shall have the right, at its election, to proceed with the defense of such Claim or Legal Proceeding on its own. If Parent proceeds with the defense of any such Claim or Legal Proceeding all reasonable expenses relating to the defense of such Claim or Legal Proceeding shall be satisfied first out of the Escrow Shares in the manner set forth in the Escrow Agreement.

11.3 Survival Period. The representations and warranties made by the Company herein shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, fifteen (15) months following the Closing Date; provided, however, that (a) each of the representations and warranties contained in Section 3.1 (Organization; Standing and Power; Subsidiaries); Section 3.3 (Authority; Binding Nature of Agreement); Section 3.4(a) (Absence of Restrictions and Conflicts); Section 3.5 (Capitalization); Section 3.27 (Finder’s Fee) (collectively, the “Core Representations”) shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely, (b) each of the representations and warranties contained in Section 3.14 (Intellectual Property); Section 3.18 (Tax Matters); Section 3.19 (Company Benefit Plans); and Section 3.22 (Environmental Matters) shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than, ninety (90) days following, the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters, and (c) any claim for any Losses arising from any breach of, or inaccuracy in, the representations and warranties in the event of fraud or intentional breach committed by any of the Company or any Company Stockholder in the execution or performance of this Agreement shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely. Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, the Stockholders’ Representative shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof. The representations and warranties of the Company Stockholders contained in Article IV shall survive the Effective Time until, and all claims for indemnification in connection therewith shall be asserted not later than sixty (60) days following, the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time.

11.4 Offset Against Escrow Shares.

(a) In the event any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this Article XI, such Indemnified Party shall be entitled to recover such Losses by offsetting such Losses against the Escrow Shares by canceling that number of Escrow Shares equal in value (as determined in accordance with the terms of the Escrow Agreement) to the aggregate amount of such Losses, and such recovery shall be made from the Escrow Fund in accordance with the terms of this Agreement and the Escrow Agreement; provided, for purposes of this Section 11.4, the parties hereto agree that the cash value of each share of Parent Common Stock shall be equal to the Closing Payment Average Closing Price.

(b) Notwithstanding anything to the contrary contained herein, the Escrow Shares shall not be available to compensate any Indemnified Party for any Losses, and no Indemnified Party shall be entitled to recover from the Escrow Shares, under Section 11.4(a):

(i) unless and until the Indemnified Parties have incurred Losses under Section 11.4(a) in excess of $375,000 in the aggregate (the “Deductible Amount”), at which point the Indemnified Parties shall be entitled to be indemnified for the aggregate Losses under Section 11.4(a) in excess of the Deductible Amount (such Deductible Amount not meaning that each indemnifiable Loss must exceed the Deductible Amount but instead meaning the Indemnified Parties will not be indemnified for the first $375,000 of Losses pursuant to Section 11.4(a));

(ii) with respect to any given claim for Losses under Section 11.4(a), unless the amount of such individual claim (aggregating all claims and Losses arising from substantially the same or similar facts) exceeds $37,500 (each a “De Minimis Claim”), and no De Minimis Claim shall be applied toward the Deductible Amount; and

(iii) with respect to any claim arising out of or related to matters within the actual knowledge of Parent at the Effective Time.

Notwithstanding any of the foregoing, but in all cases subject to Section 11.5 below, the limitations set forth in this Section 11.4(b) shall not apply to Losses directly or indirectly related to (y) fraud by the Company or the Company Stockholders and (z) any breach of any of the Core Representations. From and after the Effective Time, the Company Stockholders shall have no liability for Losses in excess of the Escrow Shares and the Offset except for Losses related to fraud by the Company or the Company’s Stockholders.

11.5 Liability Limits.

(a) From and after the Effective Time, the Company Stockholders shall have no liability for Losses in excess of the Escrow Shares except for Losses directly or indirectly related to (i) fraud by the Company or the Company Stockholders and (ii) any inaccuracy or misrepresentation in, or breach of, any of the Core Representations (collectively, the “Special Losses”); and the Company Stockholders shall be severally and not jointly liable for all Special Losses up to the Liability Cap.

(b) From and after the Effective Time, the Company Stockholders shall have no liability for Losses in excess of the Escrow Shares and the Offset except for Losses directly or indirectly related to fraud by the Company or the Company’s Stockholders.

(c) Notwithstanding anything else in this Agreement to the contrary, (i) under no circumstances shall the Company Stockholders be liable for Losses in excess of all Merger Consideration actually received by the Company Stockholders hereunder, excluding the Tax Grant Contingent Payment (the sum of all such Merger Consideration paid by Parent, and in the case of Parent Common Stock, measured using the same OUS Contingent Payment Average Closing Price or PMA Contingent Payment Average Closing Price, as applicable, used in calculating the number of shares of Parent Common Stock then payable under this Agreement, the “Liability Cap”), and (ii) under no circumstances shall any Company Stockholder be required to return any Merger Consideration already paid to such Company Stockholder except for Losses directly or indirectly related to fraud by the Company or the Company’s Stockholders.

(d) Notwithstanding anything to the contrary in this Agreement, subject to Section 11.6(b) below, any Losses recoverable hereunder shall be reduced in amount by any Tax benefits and insurance proceeds realized by any Indemnified Party, and Parent and the Indemnified Parties shall, as a condition to receiving any amounts hereunder or otherwise seeking recovery hereunder, use all reasonable efforts to realize such benefits or proceeds.

(e) Notwithstanding anything to the contrary in this Agreement, in no event shall the Carve-Out Plan Shares be subject to the obligations set forth in this Article XI.

(f) After the Effective Time, the Indemnified Parties sole and exclusive remedy with respect to the subject matter of this Agreement or any each Company Related Agreement shall be pursuant to the indemnification provisions set forth in this Article XI, except as set forth in Section 12.13.

11.6 Offset Against Contingent Merger Shares. Subject in all cases to the limitations set forth in Section 11.5 above, if (a) any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this Article XI, and (b) any portion of such Losses constitutes a Special Loss, such Indemnified Party shall be entitled to recover such Losses by offsetting such Losses against any Escrow Shares then held in escrow and/or any then-unissued Contingent Merger Shares for up to twenty percent (20%) of the applicable Contingent Payment, if any (the “Offset”), by canceling that number of Parent Common Stock equal in value to the aggregate amount of such Losses; provided, for purposes of this Section 11.6, the parties hereto agree that the value of each share of Parent Common Stock shall be equal to (x) the OUS Contingent Payment Average Closing Price if the Contingent Merger Shares will be issued with respect to the achievement of the OUS Milestone; (y) the PMA Contingent Payment Average Closing Price if the Contingent Merger Shares will be issued with respect to the achievement of the PMA Milestone and/or (z) the OUS Contingent Payment Average Closing Price or the PMA Contingent Payment Average Closing Price, as applicable, if the Contingent Merger Shares will be issued upon a Change of Control.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Stockholders’ Representative.

(a) The Company Stockholders, by adopting this Agreement and the Escrow Agreement, and the transactions contemplated hereby and thereby, hereby irrevocably appoint the Stockholders’ Representative as their agent and attorney-in-fact for purposes of this Agreement and the Escrow Agreement, and consent to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under this Agreement or the Escrow Agreement (including without limitation the authority to prepare the Closing Merger Consideration Spreadsheet, the OUS Consideration Spreadsheet, the PMA Consideration Spreadsheet, the Outstanding Consideration Spreadsheet and the Tax Grant Consideration Spreadsheet, as applicable, authorize the delivery of the Parent Common Stock Certificates to the Company Stockholders, authorize delivery to Parent of the Escrow Shares in satisfaction of Claims by Parent, enter into settlements and compromises of and demand arbitration and to comply with orders of courts and awards of arbitrators with respect to such Claims, to resolve any Claim made pursuant to Article XI hereof, to agree to, negotiate and enter into settlements and compromises with respect to the Contingent Merger Shares, and to take all actions necessary in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing). Essex Woodlands Health Ventures, Inc. hereby accepts its appointment as the Stockholders’ Representative for purposes of this Agreement and the Escrow Agreement. A decision, act, consent or instruction of the Stockholders’ Representative shall constitute a decision of the Company Stockholders and shall be final, binding and conclusive upon the Company Stockholders. Parent, and its Affiliates and Representatives, and the Escrow Agent shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to this Agreement and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document, instrument or certificate executed or purported to be executed on behalf of any Company Stockholder by the Stockholders’ Representative, and on any other action taken or purported to be taken on behalf of any Company Stockholder by the Stockholders’ Representative, as fully binding upon such Company Stockholder. Parent, and its Affiliates and Representatives, and the Escrow Agent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders’ Representative.

(b) If the Stockholders’ Representative is dissolved or resigns in writing as the Stockholders’ Representative (by written resignation delivered to Parent and Robert D. Mitchell), then Robert D. Mitchell shall serve as Stockholders’ Representative and shall become the “Stockholders’ Representative” for purposes of this Agreement and the Escrow Agreement.

(c) As used herein, the term “SR Parties” means the Stockholders’ Representative and its Affiliates, and all of its and their respective Representatives. No SR Party shall be liable for any act done or omitted that is in any way related to the Stockholders’ Representative or its rights, duties or obligations, except in the case of willful misconduct by the Stockholders’ Representative. The Company Stockholders shall jointly and severally (directly and not from the Escrow Amount or the Administrative Expense Account) indemnify the SR Parties and hold the SR Parties harmless from and against any and all Losses and other charges or expenses incurred on the part of any SR Party and arising out of or in connection with the acceptance or administration of the Stockholders’ Representative’s duties under this Agreement, the Escrow Agreement or in connection with the transactions contemplated hereby or thereby (including those incurred to defend against any claim of liability with respect to any action taken or omitted by any SR Party), including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals, in each case other than resulting solely from willful misconduct by the Stockholders’ Representative.

(d) The Stockholders’ Representative shall be entitled to rely upon any Order, judgment, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to investigate the validity, accuracy or content thereof nor shall the Stockholders’ Representative be responsible for the validity or sufficiency of this Agreement. The Stockholders’ Representative may engage and consult with counsel and accountants of its own choosing with respect to any and all matters related to its duties under this Agreement, and may rely on the advice of such counsel or accountants, and shall not be liable to anyone for anything done, omitted or suffered by the Stockholders’ Representative based on such advice.

(e) In furtherance of the payment of Losses, charges and expenses incurred by or on behalf of the Stockholders’ Representative, the Stockholders’ Representative is hereby authorized and directed to receive the Closing Administrative Payment into an account established by and in the name of the Stockholders’ Representative (the “Administrative Expense Account”), and to thereafter designate, receive and hold any Contingent Administrative Amount and Escrow Shares as provided in Sections 2.1 and 2.8 above. The Company Stockholders agree that, to the extent available, the Stockholders’ Representative shall be entitled to draw against the Administrative Expense Account (including any Contingent Administrative Amount) and any Escrow Share it holds at any time and from time to time as and when (i) the Stockholders’ Representative incurs any Losses, charges or expenses indemnified by the Company Stockholders as set forth in this Section 12.1, or (ii) necessary or appropriate to pay any costs and expenses reasonably incurred by the Stockholders’ Representative in the performance of its rights, duties or obligations in accordance with this Agreement. The Stockholders’ Representative shall be the administrators of the Administrative Expense Account and any Escrow Shares it holds and shall have sole and absolute authority over the Administrative Expense Account and such Escrow Shares to pay all Losses, charges and expenses incurred in accordance with this Section 12.1.

(f) Parent agrees that it shall, and shall cause the Surviving Corporation to, make available to the Stockholders’ Representative, at Parent’s expense, such records and personnel as may be reasonably required by the Stockholders’ Representative in order to permit the Stockholders’ Representative to perform its obligations hereunder and pursue the rights of the Company Stockholders hereunder (and Parent agrees to preserve, and to cause the Surviving Corporation to preserve, all such records for a period of six (6) years from the Effective Time (or such longer period as may relate to the period for which a claim may be made under this Agreement and with respect to which such records may reasonably be expected to relate)). If Parent or the Surviving Corporation wishes to destroy such records after that time, Parent or the Surviving Corporation shall so notify the Stockholders’ Representative in writing at least thirty (30) days prior to such destruction, and the Stockholders’ Representative shall have the right, at the option and expense of the Stockholders’ Representative, to take possession of such records within ninety (90) days after the date of such notice.

(g) The Stockholders’ Representative may (but shall not be required to), at any time as it may determine in its sole discretion, solicit the written approval, consent or instructions of Company Stockholders who held at least a majority of the outstanding shares of Company Capital Stock (voting together as a single class on an as-if converted to Company Common Stock basis) immediately prior to the Effective Time, and shall not be liable to anyone for anything done, omitted or suffered by the Stockholders’ Representative based on such approval, consent or instructions (or regarding which it obtains the consent or ratification of such majority holders at any time, including after the fact); provided, however, that (i) no such solicitation shall ever be required at any time, (ii) the Stockholders’ Representative may revoke any request for such approval, consent or instruction at any time, and (iii) the Stockholders’ Representative shall not be obligated to follow any such approval, consent or instruction, even if solicited or obtained.

(h) The Stockholders’ Representative shall have the right to release any unused portion of the Administrative Expense Account (and/or any of the Escrow Shares it holds under this Section 12.1) to the Company Stockholders at any time, and from time to time, in its sole discretion; provided, that it shall release all remaining portions of such unused amounts (less any amount it determines appropriate to continue to pursue or defend any claims then existing under this Agreement), if any, no later than the thirty (30) days of the final date on which the final potential Contingent Payment could become due under this Agreement. Any such amounts or shares so released shall be delivered to the Company Stockholders in accordance with the percentages set forth on the Closing Merger Consideration Spreadsheet (which determination shall be binding on each Company Stockholder absent willful misconduct of the Stockholders’ Representative).

(i) The Company Stockholders agree that the provisions set forth in this Section 12.1 shall in no way impose any liability or obligation on Parent or the Surviving Corporation other than those explicitly set forth in this Agreement. In particular, notwithstanding in any case any notice received by Parent or the Surviving Corporation to the contrary, Parent and the Surviving Corporation shall be fully protected in relying upon and shall be entitled (i) to rely upon actions, decisions and determinations of the Stockholders’ Representative, including, without limitation, actions, decisions and determinations with respect to the Administrative Expense Account and the Escrow Shares, and (ii) to assume that all actions, decisions and determinations of the Stockholders’ Representative are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders.

12.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

12.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement; provided, however, that Parent shall be responsible for all Transaction Expenses and Legal Expenses, subject to (i) with respect to the Transaction Expenses and the Legal Expenses collectively, the Expenses Cap, (ii) with respect to the Legal Expenses, the Legal Expenses Cap and (iii) the consummation of the Closing of the Merger.

12.4 Waiver; Amendment. Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of the parties.

12.5 Entire Agreement. This Agreement, the Confidentiality Agreement, the Exhibits and Schedules hereto, the Company Disclosure Schedule and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

12.6 Execution of Agreement; Counterparts; Electronic Signatures.

(a) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

12.7 Governing Law; Jurisdiction and Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the Orange County, California. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Orange County, California (and each appellate court located in the State of California), in connection with any legal proceeding;

(ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 12.11 hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii) agrees that each state and federal court located in the Orange County, California, shall be deemed to be a convenient forum; and

(iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Orange County, California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

12.8 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12.9 Assignment and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Parent may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent or any successor to Parent’s business, provided that no such assignment shall relieve Parent of any of its obligations to pay any consideration otherwise owing under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

12.10 Parties in Interest. Except for the provisions of Article XI (Indemnification), none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

12.11 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Company (before the Closing):

Nellix, Inc.

2465-B Faber Place

Palo Alto, CA 94303

Attention: Robert D. Mitchell

Fax no.: (650) 213-8787

E-mail address: bmitchell@nellix.com

with a mandatory copy to (which copy shall not constitute notice):

Wilson Sonsini Goodrich and Rosati, P.C.

Attention: J. Casey McGlynn

Fax no.: 650-493-6811

E-mail address: cmglynn@wsgr.com

Stockholders’ Representative (on its own behalf):

Essex Woodlands Health Ventures, Inc.

21 Waterway Avenue

Suite 225

The Woodlands, TX 77380

Attention: Chief Financial Officer

Fax no.: (281) 364-9755

E-mail address: gneels@ewhv.com, rkolodziejcyk@ewhv.com and ksickles@ewhv.com with a mandatory copy to (which copy shall not constitute notice):

K&L Gates LLP

70 W. Madison, Suite 3100

Chicago, IL 60647

Attention: Bruce A. Zivian

Fax no.: 312-827-7074

E-mail address: bruce.zivian@klgates.com

Parent and Merger Sub:

Endologix, Inc.

11 Studebaker

Irvine, CA 92618

Attention: John McDermott

Fax no.: (949) 595-7317

E-mail address: jmcdermott@endologix.com

with a mandatory copy to (which copy shall not constitute notice):

Stradling Yocca Carlson & Rauth

660 Newport Center Drive

Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Fax no.: (949) 823-5132

E-mail address: lcohn@sycr.com

12.12 Construction; Usage.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii) “including” means including without limiting the generality of any description preceding such term; and

(viii) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

12.13 Specific Performance. The parties acknowledge and agree that Parent and Merger Sub would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or Merger Sub may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. Notwithstanding the foregoing, it is explicitly agreed that (i) the Company shall be entitled to seek specific performance of Parent and Merger Sub’s obligation to consummate and perform the transactions and covenants contemplated by this Agreement only in the event that (a) all of the conditions in Article VIII have been satisfied (or, with respect to certificates to be delivered at the Closing, are capable of being satisfied upon the Closing) in all material respects at the time when the Closing would have occurred but for the failure of Parent or Merger Sub to consummate the transactions and covenants contemplated by this Agreement and (b) the Company has irrevocably confirmed that if specific performance is granted, then the Closing pursuant to Article I will occur, and (ii) Parent and Merger Sub shall be entitled to seek specific performance of the Company’s obligation to consummate and perform the transactions and covenants contemplated by this Agreement only in the event that (a) all of the conditions in Article VII have been satisfied (or, with respect to certificates to be delivered at the Closing, are capable of being satisfied upon the Closing) in all material respects at the time when the Closing would have occurred but for the failure of the Company to consummate the transactions and covenants contemplated by this Agreement and (b) Parent and Merger Sub have irrevocably confirmed that if specific performance is granted, then the Closing pursuant to Article I will occur. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as contemplated by this Section 12.13 on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

12.14 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.15 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.16 Schedules and Exhibits. The Schedules and Exhibits (including the Company Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

*        *        *

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PARENT:

ENDOLOGIX, INC.

By:	/s/ John McDermott
Name:	John McDermott
Title:	President and Chief Executive Officer

MERGER SUB:

NEPAL ACQUISITION CORPORATION

By:	/s/ John McDermott
Name:	John McDermott
Title:	President and Chief Executive Officer

COMPANY:

NELLIX, INC.

By:	/s/ Robert D. Mitchell
Name:	Robert D. Mitchell
Title:	President and Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

ESSEX WOODLANDS HEALTH VENTURES, INC.

By:	/s/ Immanuel Thangaraj
Name:	Immanuel Thangaraj
Title:	President

[Signature Page to Merger Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent) or “group” (within the meaning of Section 13(d) of the Exchange Act) relating to, in a single transaction or series of related transactions, any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions involving:

(i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Company;

(ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a material portion of the business or assets of the Company; or

(iii) any liquidation or dissolution of the Company.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement and Plan of Merger and Reorganization, as amended from time to time.

“Applicable Benefit Laws” means all Laws applicable to any Company Benefit Plan or ERISA Affiliate Plan.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Irvine, California.

“Carve-Out Plan Payments” means the dollar value obtained by multiplying the Closing Payment Average Closing Price by the Carve-Out Plan Shares.

“Carve-Out Plan Shares” means the aggregate number of unregistered shares of Parent Common Stock to be issued to Robert D. Mitchell, Doug Hughes and Kondapavulur T. Venkateswara-Rao at the Closing pursuant to the carve-out program described in Schedule 7.13(r).

“Closing Merger Amount” means (a) $15,000,000, minus (b) the Closing Administrative Payment, the Carve-Out Plan Payments, any Remaining Operational Cash and any Remaining Extension Cash, plus (c) all cash held by the Company as of the Closing Date (excluding the Remaining Tax Grant).

“Closing Merger Shares” means that number of unregistered shares of Parent Common Stock (which in no event shall include the Carve-Out Plan Shares) equal to the quotient obtained by dividing (a) the Closing Merger Amount by (b) the Closing Payment Average Closing Price.

“Closing Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the date of first public announcement or disclosure of the Merger.

“Company Benefit Plan” means each material Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained by the Company or to which the Company makes or has made, or has or has had an obligation to make, contributions at any time with respect to which the Company has any liability or obligation.

“Company Break-Up Fee” means a cash fee of $15,000,000, plus the Company shall reimburse up to $750,000 in reasonable and documented expenses and fees then incurred by Parent in connection with the Merger, as applicable.

“Company Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company on the Agreement Date.

“Company Financing” means an offering to Parent of a number of equity securities of the Company, that shall be pari passu to the Series C-3 Preferred Stock with respect to liquidation preference and dividends, equal to the quotient obtained by dividing (i) $7,000,000 by (ii) $1.455 (as adjusted for stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or similar events of the Company).

“Company Financing Amount” means $7,000,000 less (i) any Remaining Operational Cash if it is to be applied to the Company Financing Amount, less (ii) any Remaining Extension Cash if it is to be applied to the Company Financing Amount.

“Company Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, changes, events, effects, occurrences or circumstances) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, financial condition, prospects, capitalization, assets, liabilities, operations or financial performance of the Company or (b) the ability of the Company to consummate the Merger or any other transactions contemplated by this Agreement or any Company Related Agreement or to perform any of its obligations under this Agreement or any Company Related Agreement; provided, however, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) any changes (after the date hereof) in GAAP or applicable Laws, (B) any change or effect that results from changes affecting any of the industries in which the Company operates generally or the United States or worldwide economy generally, financial markets or political conditions (which changes in each case do not disproportionately affect the Company in any material respect), (C) any natural disaster or act of war (whether or not declared), armed hostilities, sabotage or terrorism or any escalation or worsening thereof, (D) any change or effect resulting from compliance with the terms and conditions of this Agreement, (E) any failure to meet internal forecasts or financial projections, or (F) any change or effect resulting from the announcement or pendency of the Merger, including loss of any employees, customers, suppliers, partners or distributors.

“Company Notes” means those certain subordinated secured promissory notes issued or issuable by the Company pursuant to that certain Note and Warrant Purchase Agreement dated July 28, 2009 as amended by that certain amendment dated March 31, 2010, that certain amendment dated September 1, 2010 and which may be amended from time to time before the Effective Date.

“Company Optionholder” means any individual who held outstanding Company Options as of immediately prior to the Effective Time.

“Company Options” means all options to purchase shares of Company Common Stock issued and outstanding under the Company Stock Option Plan or under any stock option agreement listed on Section 3.5(b) of the Company Disclosure Schedule.

“Company Proxy Disclosures” means all information, disclosures and financial statements of, or relating to, the Company which Parent is required by applicable Law to include in the Proxy Statement, in form and substance reasonably satisfactory to Parent.

“Company Related Agreement” means any certificate, agreement, exhibit or schedule, other than this Agreement, to be executed and delivered by the Company in connection with the transactions contemplated hereby.

“Company Stock Option Plan” means the Company’s 2001 Incentive Stock Option Plan, as amended.

“Company Warrants” means all issued and outstanding warrants exercisable for shares of Company Capital Stock and listed on Section 3.5(b) of the Company Disclosure Schedule and warrants issuable pursuant to that certain Note and Warrant Purchase Agreement dated July 28, 2009 as amended by that certain amendment dated March 31, 2010, that certain amendment dated September 1, 2010 and which may be amended from time to time before the Effective Date.

“Confidentiality Agreement” means the Confidentiality Agreement between Parent and the Company dated as of February 11, 2009.

“Contingent Merger Shares” means that number of shares of Parent Common Stock issuable with respect to the OUS Contingent Payment, the PMA Contingent Payment and the Tax Grant Contingent Payment, if any.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Employee Benefit Plan” means with respect to any Person, each material plan, fund, program, agreement, arrangement or scheme, including each material plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under applicable Laws, that is sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has an obligation to make, contributions providing benefits to the current and former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), with respect to which such Person has any liability or obligation, including (a) each deferred compensation, bonus, incentive compensation, pension, retirement, employee stock ownership, stock purchase, stock option, profit sharing or deferred profit sharing, stock appreciation, phantom stock plan and other equity compensation plan, “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (b) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is either subject to ERISA or is tax qualified under the Code), (c) each severance plan or agreement, and each other plan providing health, vacation, supplemental unemployment benefit, hospitalization insurance, medical, dental, disability, life insurance, death or survivor benefits, fringe benefits or legal benefits, and (d) each other employee benefit plan, fund, program, agreement or arrangement.

“Employment Agreement” means an employment agreement, reasonably satisfactory in form and substance to Parent, to be entered into by and between Parent, on the one hand, and the Key Employee, on the other hand.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any material restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any applicable federal, state, local or foreign Law relating to pollution or protection of human health (with respect to exposures to Materials of Environmental Concern) the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, but excluding the FDCA.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that together with the Company would be deemed a “single employer” within the meaning of Section 414 of the Code.

“ERISA Affiliate Plan” means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any ERISA Affiliate, or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time, or with respect to which such ERISA Affiliate has any liability or obligation.

“Escrow Shares” means that number of Closing Merger Shares equal to the quotient obtained by dividing (a) $1,250,000 by (b) the Closing Payment Average Closing Price.

“Essex Woodlands” means Essex Woodlands Health Ventures Fund VII, L.P.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses Cap” means $1,750,000, inclusive of the Transaction Expenses and the Legal Expenses.

“FDA” means the United States Food and Drug Administration or any successor agency.

“Financing” means the issuance of a number of shares of Parent Common Stock to Essex Woodlands pursuant to a private placement transaction equal to the quotient obtained by dividing (a) $15,000,000 by (b) the Closing Payment Average Closing Price.

“Financing Documents” means the Securities Purchase Agreement and the Lock-Up Agreement to be entered into by and among Parent and Essex Woodlands in connection with the Financing.

“FMLA” means the United States Family and Medical Leave Act.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authorization” means any: (a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law; or (b) right under any Contract with any Governmental Entity.

“Governmental Entity” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, supranational or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Indebtedness” means as to any Person, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business (other than the current liability portion of any indebtedness for borrowed money)); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends, prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person; (vii) for any or all of the deferred purchase price of property or services, including “earnout” or similar payments or noncompete payments owed or potentially owed by such Person, (viii) any liability of the type described in the preceding clauses (i) through (vi) that such Person has guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person; and (ix) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses associated with the prepayment of any Indebtedness of such Person. For certainty, in no event shall “Indebtedness” include Transaction Expenses or Legal Expenses.

“Indemnified Parties” means the following Persons: (a) Parent; (b) Parent’s current and future Affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above.

“Intellectual Property” means rights in or to: (i) inventions or concepts (whether patentable or unpatentable); (ii) patents and patent applications, patent disclosures, utility models, certificates of invention and industrial designs, together with all continuations, continuations-in-part, divisionals, renewals, reissues, extensions and re-examinations and any application that claims priority to any of the foregoing; (iii) trade secrets, confidential business information, technical or commercial knowledge and manufacturing or business processes, methods and procedures; (iv) trademarks (whether registered or not), service marks, trade dress, logos, slogans, trade names, service names, corporate and business names, and all applications, registrations and renewals therefor, and all goodwill associated therewith (“Trademarks”); (v) domain names and domain name registrations; (vi) registered designs and design rights copyrights, copyright applications and registrations and renewals, neighboring rights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing); (vii) rights under licenses and consents in relation to any such thing; and (viii) all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

“Key Employee” means Robert D. Mitchell.

“Knowledge” An individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter. The Company shall be deemed to have “knowledge” of a particular fact or other matter if any officer, director, vice president or higher level Employee has Knowledge of such fact or other matter; provided, however, that for a vice president or higher level Employee, Knowledge will be limited to facts or matters learned in connection with his or her responsibilities as a vice president or higher level Employee.

“Labor Laws” means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, employee classification, employment discrimination and harassment, wages, hours or occupational safety and health, including ERISA, the United States Immigration Reform and Control Act of 1986, the United States National Labor Relations Act, the United States Civil Rights Acts of 1866 and 1964, the United States Equal Pay Act, the United States Americans with Disabilities Act, the United States Age Discrimination in Employment Act, FMLA, WARN, the Occupational Safety and Health Act of 1970, the United States Davis Bacon Act, the United States Walsh-Healy Act, the United States Service Contract Act, United States Executive Order 11246, the United States Fair Labor Standards Act and the United States Rehabilitation Act of 1973.

“Law” means any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including, without limitation, any Health Care Legal Requirement or related or similar statutes pertaining to any Governmental Programs or the regulations or requirements promulgated pursuant to any of such statutes.

“Leased Real Property” means the parcels of real property of which the Company is the lessee or sublessee (together with all fixtures and improvements thereon).

“Legal Expenses” means the sum of all legal fees, costs and expenses that are incurred by or for the benefit of the Company or Essex Woodlands in connection with the transactions contemplated by this Agreement.

“Legal Expenses Cap” means $750,000.00.

“Legal Proceeding” means any action, suit, litigation, arbitration or proceeding (including any civil, criminal, administrative or appellate proceeding) commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Losses” means any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim.

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances that are now or hereafter regulated by any Environmental Law or that are otherwise a danger to health, reproduction or the environment.

“Merger Sub Organizational Documents” means the Certificate of Incorporation and the Bylaws, including all amendments thereto, of Merger Sub.

“NASDAQ” means The NASDAQ Global Market.

“NLRB” means the United States National Labor Relations Board.

“Order” means any decree, permanent injunction, order or similar action.

“OUS Milestone Date” means the date on which the OUS Milestone is achieved.

“Parent Break-Up Fee” means a cash fee of $15,000,000, plus Parent shall reimburse up to $750,000 in reasonable and documented expenses and fees then incurred by the Company and Essex Woodlands in connection with the Merger, as applicable.

“Parent Common Stock” means the common stock, par value $0.001 per share of Parent.

“Parent Organizational Documents” means the Certificate of Incorporation and the Bylaws, including all amendments thereto, of Parent.

“Parent Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Parent or Merger Sub in connection with the transactions contemplated hereby.

“Permitted Encumbrance” means any (a) Encumbrance for Taxes not yet delinquent (excluding Encumbrances arising under ERISA or the Code); (b) Encumbrances of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent; (c) in the case of the Leased Real Property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Company, (ii) have a material effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use; (d) liens imposed on the underlying fee interest in leased property; and (e) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements.

“Person” means any individual, Entity, trust, Governmental Entity or other organization.

“PMA Milestone Date” means the date on which the PMA Milestone is achieved.

“Option Bonus Awards” means all amounts that shall become payable pursuant to the plan program described in Schedule 2.1(f)(iv) to the individuals listed therein.

“Registered Intellectual Property” means any (i) patents and patent applications (including provisional applications), (ii) registered trademarks and applications to register trademarks (including intent-to-use applications), (iii) registered copyrights and applications for copyright registration, (iv) domain names and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

“Regulatory Authority” means the FDA and any other federal, state, local or foreign Governmental Entity that is concerned with the testing, review, approval, marketing, sale, use handling and control, safety, efficacy, reliability, or manufacturing of medical devices, but excluding Governmental Entities that regulate Environmental Laws.

“Related Party” means: (i) each individual who is, or who has at any time been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause (i) above; and (iii) any trust or other Entity in which any one of the individuals referred to in clauses (i) and (ii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.

“Release” means with respect to any Materials of Environmental Concern, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium or the ambient air.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and authorized representatives of such Person.

“Sales” means the gross amount billed or invoiced by Parent, the Surviving Corporation or their Affiliates for the sale of the Generation 3 Product to independent third parties including without limitation customers, end-users, licensees, dealers or distributors of Parent, the Surviving Corporation or their Affiliates. Where a transfer of a Generation 3 Product is consummated through a transaction for value other than cash (i.e.: a barter, exchange or other cashless disposition for value other than a selling price stated in cash), the term Sales shall mean the average Sales amount in the country in which such transfer occurred during the three (3) month period immediately preceding such transfer, without further reduction of any kind.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Preferred Stock, $0.001 par value per share, of the Company.

“Series B Preferred Stock” means the Series B Preferred Stock, $0.001 par value per share, of the Company.

“Series C-1 Preferred Stock” means the Series C-1 Preferred Stock, $0.001 par value per share, of the Company.

“Series C-2 Preferred Stock” means the Series C-2 Preferred Stock, $0.001 par value per share, of the Company.

“Series C-3 Preferred Stock” means the Series C-3 Preferred Stock, $0.001 par value per share, of the Company.

“Subsidiary” any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly (a) has the power to direct the management or policies of such Entity or (b) owns, beneficially or of record, (i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (ii) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that the Board of Directors of the Company has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the Person or group making the proposal, and if consummated, would result in a transaction in which (i) the aggregate amount of gross proceeds paid or payable to the Company equals or exceeds $125,000,000, (ii) the amount of gross proceeds paid or payable to the Company at the initial closing of such transaction equals or exceeds $50,000,000 and (iii) any contingent payments to be made to the Company are subject to terms and conditions no less favorable to the Company than the terms and conditions set forth in this Agreement with respect to the Contingent Payments.

“Supplier” means any supplier of goods or services to which the Company paid more than $100,000 in the aggregate during the twelve (12)-month period ended December 31, 2009 or expects to pay more than $100,000 in the aggregate during the twelve (12)-month period ended December 31, 2009.

“Tax” means (i) any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Entity, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included)) in any Tax Return related to such group, and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Termination Date” means the date prior to the Closing on which this Agreement is terminated in accordance with Article X.

“Transaction Expenses” means the sum of all fees, costs and expenses (excluding Legal Fees but including (i) accounting fees, (iii) investment banking fees and (iii) due diligence-related expenses) that are incurred by or for the benefit of the Company or Essex Woodlands in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the temporary and final income Tax regulations promulgated under the Code.

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act and similar state Laws.

Term	Section
Abandon	2.1(f)(xiii)(A)
Abandonment Notice	2.1(f)(xiii)(A)(1)
Acquisition Proposal	6.3(a)
Administrative Expense Account	12.1(e)
Agreement	Preamble
Agreement Date	Preamble
Backorder Measurement Period Adjustment	2.1(f)(iii)(C)(2)
Balance Sheet	3.6(a)(i)
Bylaws	3.2
CCC	2.7
CE Mark Approval	2.1(f)(xiii)(B)
Certificate of Incorporation	3.2
Certificate of Merger	1.4
Change of Control	2.1(f)(xiii)(C)
Change of Control Certificate	2.1(f)(vii)(A)
Change of Control Event	2.1(f)(vi)
Claim	11.2(a)
Closing	1.3
Closing Administrative Payment	2.1(e)
Closing Date	1.3
Closing Merger Consideration Spreadsheet	2.2
Code	Recitals
Commercially Reasonable Efforts	2.1(f)(xiii)(D)
Company	Preamble
Company Acquisition Agreement	6.3(a)
Company Board Recommendation	3.29(a)

Term	Section
Company Capital Stock	Recitals
Company Common Stock	Recitals
Company Compliance Certificate	7.11(a)
Company Contract	3.15(a)
Company Disclosure Schedule	Article III Preamble
Company Financial Statements	3.6(a)
Company Indemnified Persons	6.14(a)
Company Insured Persons	6.14(b)
Company Intellectual Property	3.14(g)
Company Minute Books	3.2
Company Organizational Documents	3.2
Company Participants	6.19
Company Preferred Stock	Recitals
Company Rights	3.5(f)
Company Stock Certificates	2.7(b)
Company Stockholder	Preamble
Company Stockholder Approval	3.29(b)
Consecutive Failure Restart Period	2.1(f)(iii)(C)(2)
Contingent Administrative Amount	2.1(f)(xi)(B)
Contingent Cash Payments	2.1(f)
Contingent Payment	2.1(f)
Contingent Share Payments	2.1(f)
Core Representations	11.3
De Minimis Claim	11.4(b)(ii)
Deductible Amount	11.4(b)(i)
Delivery Date	6.20
DGCL	Recitals
Disputed Milestone Payment	2.1(f)(ii)(E)
Dissenting Shares	2.8
Earn-Out Period	2.1(f)(xiii)(E)
Effective Time	1.4
Employee	3.8(n)
Escrow Agent	2.9
Escrow Agreement	2.9
Escrow Period	2.9
Europe	2.1(f)(xiii)(F)
European Sales and Marketing Minimum Investments	2.1(f)(xiii)(G)
European full-time headcount	2.1(f)(xiii)(G)
Exchange Agent	2.7(a)(i)
Exchange Fund	2.7(a)(i)
Expiration Date	10.1(e)
Extension Cash Investment	10.2(b)
FDCA	3.17(a)
Fenestrated Product	2.1(f)(xiii)(H)
Final Expenses Certificate	6.17
Final Indebtedness Certificate	6.16
FIRPTA Compliance Certificate	6.13
First Extension Period	10.2(b)
Fixed Rate	2.1(f)(iii)(B)
Full-Time Basis	2.1(f)(xiii)(G)
Generation 1 Product	2.1(f)(xiii)(I)

Term	Section
Generation 2 Product	2.1(f)(xiii)(J)
Generation 3 Product	2.1(f)(xiii)(K)
HMO	3.19(i)
Independent CPA	2.1(f)(ii)(E)(3)
Individual Tax Grant Payment	2.1(f)(xi)(B)
Information Statement	6.4(a)
IRS	2.1(f)(x)(A)
Leases	3.12(b)
Liability Cap	11.5(b)
License Contracts	3.14(e)
MDD	3.17(a)
Measurement Period	2.1(f)(i)
Medical Device	3.17(d)
Merger Consideration	2.1(d)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	2.1(a)
Nepal Technology	2.1(f)(xiii)(L)
Non-Essex Directors	2.1(f)(xiii)(M)
NQDC Plan	3.19(l)
Offset	11.6
Operational Cash Investment	6.20
Order Failure	2.1(f)(iii)(C)(1)
OUS Consideration Spreadsheet	2.1(f)(ii)(B)
OUS Contingent Payment	2.1(f)(i)
OUS Contingent Payment Average Closing Price	2.1(f)(xiii)(N)
OUS Currency	2.1(f)(iii)(B)
OUS Milestone	2.1(f)(i)
OUS Milestone Certificate	2.1(f)(ii)(B)
OUS Stock Price Ceiling	2.1(f)(xiii)(O)
OUS Stock Price Floor	2.1(f)(xiii)(P)
Outstanding Contingent Consideration Spreadsheet	2.1(f)(vii)(B)
Outstanding Contingent Payments	2.1(f)(vi)
Parent	Preamble
Parent Affiliated Stockholders	Recitals
Parent Held Securities	2.1(b)
Parent Options	5.5(b)
Parent Plans	6.19
Parent Representative	2.1(f)(ii)(E)(2)
Parent SEC Documents	4.4
Parent Stock Certificates	2.7(a)(i)
Parent Stockholder Approval	6.5(a)
Parent Stockholders’ Meeting	6.5(a)
Personal Property Leases	3.13(b)
PMA Consideration Spreadsheet	2.1(f)(v)(B)
PMA Contingent Payment	2.1(f)(iv)
PMA Contingent Payment Average Closing Price	2.1(f)(xiii)(Q)
PMA Milestone	2.1(f)(iv)
PMA Milestone Certificate	2.1(f)(v)(A)
PMA Stock Price Floor	2.1(f)(xiii)(R)
Pre-Closing Period	6.1(a)

Term	Section
Principal Stockholder	Preamble
Proxy Statement	6.5(a)
Registration Statement	6.12(d)
Remaining Extension Cash	10.2(b)
Remaining Operational Cash	6.20
Remaining Tax Grant	2.1(f)(x)(A)
Required Stoppage	2.1(f)(iii)(C)(3)
Restart Period	2.1(f)(iii)(C)(3)
Reversion	9.1
Sale Credit	2.1(f)(iii)(C)(1)
Shipment Failure	2.1(f)(iii)(C)(2)
Special Losses	11.5(a)
Spread	2.4
SR Parties	12.1(c)
Stockholder Certificate	6.12(b)
Stockholders’ Representative	Preamble
Surviving Corporation	1.1
Tax Grant	2.1(f)(x)(A)
Tax Grant Certificate	2.1(f)(xi)(A)
Tax Grant Consideration Spreadsheet	2.1(f)(xi)(B)
Tax Grant Contingent Cash Payment	2.1(f)(x)(A)
Tax Grant Contingent Payment	2.1(f)(x)(A)
Tax Grant Contingent Payment Average Closing Price	2.1(f)(xiii)(S)
Tax Grant Contingent Share Payment	2.1(f)(x)(A)
Tax Grant Contingent Stock Price Floor	2.1(f)(xiii)(R)
Tax Grant Stock Price Floor	2.1(f)(xiii)(T)
Total Sales and Marketing Expenses	2.1(f)(xiii)(G)
Unaudited Interim Balance Sheet	3.6(a)(iii)
Valid Claim	2.1(f)(xiii)(E)
Voting Agreement	Recitals
401(k) Plan	6.15
‘988 Patent	2.1(f)(xiii)(E)

Exhibit B

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 27, 2010 by and between Endologix, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Nellix, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company is a party to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) of even date herewith by and among the Company, Parent, Nepal Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), each of the stockholders of the Company listed on Schedule I thereto, and Essex Woodlands Health Ventures, Inc., as the Stockholders’ Representative, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of issued and outstanding shares of Company Capital Stock, and such number of shares of Company Capital Stock issuable upon the exercise or conversion of Company Options, Company Warrants and Company Notes, set forth on Schedule I hereto.

C. In consideration of the execution and delivery of the Merger Agreement by Parent, Stockholder (in his, her or its capacity as such) is willing to agree to vote the Shares over which Stockholder has voting power so as to facilitate the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a future or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

(b) “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article X thereof or otherwise, or (iii) upon mutual written agreement of each of the parties hereto to terminate this Agreement.

(c) “Shares” shall mean: (i) all issued and outstanding shares of Company Capital Stock held of record and beneficially owned by Stockholder as of the date of this Agreement; (ii) all additional shares of Company Capital Stock that Stockholder acquires beneficial ownership of (including through the exercise or conversion of any Company Options, Company Warrants or

Company Notes) during the period commencing on the date hereof and expiring on the Expiration Date; and (b) any shares of Company Capital Stock that Stockholder becomes the beneficial owner of as a result of any change in Company Capital Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Company Capital Stock.

(d) “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance of any kind whatsoever in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each Contract, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer of Shares.

(a) Transfer of Shares. Stockholder hereby agrees that, at all times during the period commencing on the date hereof until the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected or discuss, negotiate or make an offer or enter into any Contract, arrangement, commitment or understanding regarding any Transfer of any of the Shares without the prior written consent of Parent, other than (i) Transfers or deemed Transfers of Shares to pay the exercise price or conversion price of any Company Options, Company Warrants or Company Notes or to satisfy the Company’s withholding obligations with respect to any Taxes resulting from such exercise or conversion, (ii) if Stockholder is an individual, Transfers or deemed Transfers of Shares (x) to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, and (y) upon the death of Stockholder, or (iii) if Stockholder is an entity, Transfers or deemed Transfers of Shares (x) to a parent, subsidiary or other affiliate of the Stockholder, (y) to any of the Stockholder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Stockholder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) to a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Stockholder; provided, however, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. Any permitted transferee of the Shares must become a party to this Agreement and any purported Transfer of the Shares to a Person that does not become a party hereto shall be null and void ab initio.

(b) Transfer of Voting Rights. Except as otherwise permitted by this Agreement, Stockholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, Stockholder shall not deposit, or permit the deposit of, any Shares into a voting trust, grant any proxy or power of attorney in respect of the Shares, or enter into any voting agreement or similar Contract, arrangement, commitment or understanding (each of the foregoing, a “Voting Proxy”) in a manner inconsistent with the terms of Section 3 hereof or otherwise in contravention of the obligations of Stockholder under this Agreement, with respect to any of the Shares. Stockholder has not created,

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granted or entered into any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked.

3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Shares that are eligible to be voted, or deliver a written consent in respect of such Shares, at any general or special meeting of the stockholders of the Company:

(a) in favor of (i) adoption of the Merger Agreement and approval of the Merger, and (ii) each of the actions contemplated by the Merger Agreement, in each case no later than twenty (20) Business Days following the first to occur of (i) the filing of the Proxy Statement with the SEC or (ii) the filing of the Form 8-K with this Agreement attached as an exhibit thereto with the SEC, and in accordance with applicable Law and the Company Organizational Documents; and

(b) against any Acquisition Proposal, other than in favor of a Superior Proposal prior to the time the Company Stockholder Approval is obtained pursuant to Section 6.3 of the Merger Agreement.

Until the Expiration Date, in the event that any meeting of the stockholders of the Company is held with respect to any of the matters set forth in clauses (a) or (b) of this Section 3 (and at every adjournment or postponement thereof), Stockholder shall, or shall cause the holder of record of Shares on any applicable record date to, appear at such meeting or otherwise cause his, her or its Shares that are eligible to be voted at any general or special meeting of the stockholders of the Company to be counted as present thereat for purposes of establishing a quorum.

4. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

5. No Negotiation. Stockholder hereby represents and warrants that he, she or it has read Section 6.3 of the Merger Agreement. In addition, Stockholder, in his, her or its capacity as a stockholder of the Company, agrees not to, directly or indirectly, take any action, or permit any of its Affiliates or Representatives to take any action, that would violate or otherwise be inconsistent with Section 6.3 of the Merger Agreement.

6. Representations, Warranties and Other Agreements of Stockholder. Stockholder hereby represents and warrants to Parent that, as of the date hereof:

(a) Stockholder is (and, except to the extent a Transfer is made pursuant to Section 2(a) hereof, will be) the record holder and beneficial owner of the shares of Company Capital Stock, and the Company Options, Company Warrants and Company Notes, set forth on Schedule I hereto, with full power to vote or direct the voting of the Shares, or grant a consent or approval in

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respect of such Shares, in each case for and on behalf of all beneficial owners of the Shares (that are eligible to be voted at any general or special meeting of the stockholders of the Company);

(b) the Shares are free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities Laws);

(c) Stockholder does not own any securities of the Company other than the shares of Company Capital Stock, and the Company Options, Company Warrants and Company Notes, set forth on Schedule I hereto;

(d) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement;

(e) Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Legal Proceeding which alleges that (i) the execution and delivery of this Agreement by Stockholder, either alone or together with any other Voting Proxies to be delivered in connection with the execution of the Merger Agreement, or (ii) the approval of the Merger Agreement by the Board of Directors of the Company, breaches any fiduciary duty of the Board of Directors of the Company or any member thereof;

(f) the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any Contract to which Stockholder is a party or which is binding on him, her or it or his, her or its assets and will not result in the creation of any Encumbrance on any of the assets or properties of Stockholder;

(g) this Agreement has been duly executed by Stockholder and constitutes the valid and legally binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

(h) the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect; and

(i) Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

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7. Consent. Stockholder consents and authorizes Parent and its Affiliates and Representatives to (a) publish and disclose in the Proxy Statement, any Current Report of Parent on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, Stockholder’s identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to any required filing with the SEC or any regulatory authority relating to the Merger.

8. Stockholder Capacity. To the extent that Stockholder is an officer or director of the Company, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken by Stockholder in his or her capacity as an officer or director of the Company or from fulfilling the obligations of such office (including the performance of obligations required by the fiduciary duties of Stockholder acting solely in his or her capacity as an officer or director), and none of such actions in such capacity as an officer or director shall be deemed to constitute a breach of this Agreement.

9. Termination. This Agreement and any undertaking or waiver granted by Stockholder hereunder shall terminate and be of no further force or effect as of the Expiration Date; provided, however, that Section 12 hereof shall survive any termination or expiration of this Agreement and any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder or acts of bad faith committed prior to such termination.

10. Dissenter and Appraisal Rights. Stockholder irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the DGCL and Chapter 13 of the CCC) to demand appraisal of or dissent to any of the Shares which may arise with respect to the Merger.

11. Further Assurances. Stockholder (in his, her or its capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

12. Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) Waiver. No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible

5

to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(d) Binding Effect; Assignment. Stockholder may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent, and any attempted assignment without such prior written approval shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f) Specific Performance; Injunctive Relief. The parties agree that irreparable damage would occur to Parent in the event that any of the provisions of this Agreement were not performed by Stockholder in accordance with their specific terms or were otherwise breached and that money damages would not be an adequate remedy. It is accordingly agreed that Parent shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking, this being in addition to any other remedy to which it is entitled at law or in equity.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such state, applicable to contracts executed in and to be performed entirely within that State.

(h) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, to the extent permitted by applicable Law, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Proceeding, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(h).

(i) Entire Agreement. This Agreement constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

(j) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(k) Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is

6

confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Parent, to:

Endologix, Inc.

11 Studebaker

Irvine, CA 92618

Attention: John McDermott

Fax no.: (949) 595-7317

E-mail address: jmcdermott@endologix.com

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Fax no.: (949) 725-4100

E-mail address: lcohn@sycr.com

If to Stockholder, to the address for notice set forth on Schedule I hereto, or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(l) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(m) Counterparts. This Agreement may be executed in multiple counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(n) Rules of Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

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Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

PARENT: ENDOLOGIX, INC.

By:
Name:	John McDermott
Title:	President and Chief Executive Officer

STOCKHOLDER:

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE I TO

VOTING AGREEMENT

Stockholder Name	Address, Telephone and Facsimile Number	Number of Shares of Company Capital Stock Held	Number of Shares of Company Capital Stock Issuable Upon Exercise or Conversion of Company Options, Company Warrants or Company Notes

[Schedule I to Voting Agreement]

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 27, 2010 by and between Nellix, Inc., a Delaware corporation (the “Company”), Endologix, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Parent.

RECITALS

A. Parent is a party to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) of even date herewith by and among Parent, the Company, Nepal Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), each of the stockholders of the Company listed on Schedule I thereto, and Essex Woodlands Health Ventures, Inc., as the Stockholders’ Representative, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of issued and outstanding shares of Parent Common Stock, and such number of shares of Parent Common Stock issuable upon the exercise of options to purchase shares of Parent Common Stock, set forth on Schedule I hereto.

C. In consideration of the execution and delivery of the Merger Agreement by the Company, Stockholder (in his, her or its capacity as such) is willing to agree to vote the Shares over which Stockholder has voting power so as to facilitate the consummation of the Merger and the Financing.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a future or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

(b) “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article X thereof or otherwise or (iii) upon mutual written agreement of each of the parties hereto to terminate this Agreement.

(c) “Shares” shall mean: (i) all issued and outstanding shares of Parent Common Stock held of record and beneficially owned by Stockholder as of the date of this Agreement; (ii) all additional shares of Parent Common Stock that Stockholder acquires beneficial ownership of

(including through the exercise of any options to purchase Parent Common Stock) during the period commencing on the date hereof and expiring on the Expiration Date; and (b) any shares of Parent Common Stock that Stockholder becomes the beneficial owner of as a result of any change in Parent Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of Parent affecting the Parent Common Stock.

(d) “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance of any kind whatsoever in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each Contract, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer of Shares.

(a) Transfer of Shares. Stockholder hereby agrees that, at all times during the period commencing on the date hereof until the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected or discuss, negotiate or make an offer or enter into any Contract, arrangement, commitment or understanding regarding any Transfer of any of the Shares without the prior written consent of the Company, other than (i) Transfers or deemed Transfers of Shares to pay the exercise price of any options to purchase Parent Common Stock or to satisfy the Company’s withholding obligations with respect to any Taxes resulting from such exercise or conversion, (ii) if Stockholder is an individual, Transfers or deemed Transfers of Shares (x) to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, and (y) upon the death of Stockholder, or (iii) if Stockholder is an entity, Transfers or deemed Transfers of Shares (x) to a parent, subsidiary or other affiliate of the Stockholder, (y) to any of the Stockholder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Stockholder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) to a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Stockholder; provided, however, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. Any permitted transferee of the Shares must become a party to this Agreement and any purported Transfer of the Shares to a Person that does not become a party hereto shall be null and void ab initio.

(b) Transfer of Voting Rights. Except as otherwise permitted by this Agreement, Stockholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, Stockholder shall not deposit, or permit the deposit of, any Shares into a voting trust, grant any proxy or power of attorney in respect of the Shares, or enter into any voting agreement or similar Contract, arrangement, commitment or understanding (each of the foregoing, a “Voting Proxy”) in a manner inconsistent with the terms of Section 3 hereof or otherwise in contravention of the obligations of Stockholder under this Agreement, with respect to any of the Shares. Stockholder has not created,

2

granted or entered into any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked.

3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of Parent called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Parent with respect to any of the following, Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Shares that are eligible to be voted, or deliver a written consent in respect of such Shares, at any general or special meeting of the stockholders of Parent:

(a) in favor of (i) approval of the issuance by Parent of shares of Parent Common Stock to be issued in connection with the Merger in accordance with the terms and conditions of the Merger Agreement and (ii) approval of the issuance by Parent of shares of Parent Common Stock in connection with the Financing in accordance with the terms and conditions of the Financing Documents; and

(b) against any proposal or action that is intended, or could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or the Financing Documents, or of Stockholder under this Agreement or otherwise impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the Financing or any of the other transactions contemplated by the Merger Agreement or the Financing Documents.

Until the Expiration Date, in the event that any meeting of the stockholders of Parent is held with respect to any of the matters set forth in clauses (a) or (b) of this Section 3 (and at every adjournment or postponement thereof), Stockholder shall, or shall cause the holder of record of Shares on any applicable record date to, appear at such meeting or otherwise cause his, her or its Shares that are eligible to be voted at any general or special meeting of the stockholders of Parent to be counted as present thereat for purposes of establishing a quorum.

4. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and the Company shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of Parent.

5. Representations, Warranties and Other Agreements of Stockholder. Stockholder hereby represents and warrants to the Company that, as of the date hereof:

(a) Stockholder is (and, except to the extent a Transfer is made pursuant to Section 2(a) hereof, will be) the record holder and beneficial owner of the shares of Parent Common Stock, and the options to purchase shares of Parent Common Stock, set forth on Schedule I hereto, with full power to vote or direct the voting of the Shares, or grant a consent or approval in respect of such Shares, in each case for and on behalf of all beneficial owners of the Shares (that are eligible to be voted at any general or special meeting of the stockholders of Parent);

3

(b) the Shares are free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities Laws);

(c) Stockholder does not own any securities of Parent other than the shares of Parent Common Stock, and the options to purchase shares of Parent Common Stock, set forth on Schedule I hereto;

(d) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement;

(e) Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Legal Proceeding which alleges that (i) the execution and delivery of this Agreement by Stockholder, either alone or together with any other Voting Proxies to be delivered in connection with the execution of the Merger Agreement or the Financing Documents, or (ii) the approval of the Merger Agreement and the Financing Documents by the Board of Directors of Parent, breaches any fiduciary duty of the Board of Directors of Parent or any member thereof;

(f) the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any Contract to which Stockholder is a party or which is binding on him, her or it or his, her or its assets and will not result in the creation of any Encumbrance on any of the assets or properties of Stockholder;

(g) this Agreement has been duly executed by Stockholder and constitutes the valid and legally binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

(h) the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect; and

(i) Stockholder understands and acknowledges that (i) the Company is entering into the Merger Agreement and (ii) Essex Woodlands is entering into the Financing Documents, in each case, in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

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6. Consent. Stockholder consents and authorizes Parent and its Affiliates and Representatives to (a) publish and disclose in the Proxy Statement, any Current Report of Parent on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement or the Financing Documents, Stockholder’s identity and ownership of the Shares and the nature of his, her or its commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to any required filing with the SEC or any regulatory authority relating to the Merger or the Financing.

7. Stockholder Capacity. To the extent that Stockholder is an officer or director of Parent, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken by Stockholder in his or her capacity as an officer or director of the Company or from fulfilling the obligations of such office (including the performance of obligations required by the fiduciary duties of Stockholder acting solely in his or her capacity as an officer or director), and none of such actions in such capacity as an officer or director shall be deemed to constitute a breach of this Agreement.

8. Termination. This Agreement and any undertaking or waiver granted by Stockholder hereunder shall terminate and be of no further force or effect as of the Expiration Date; provided, however, that Section 10 hereof shall survive any termination or expiration of this Agreement and any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder or acts of bad faith committed prior to such termination.

9. Further Assurances. Stockholder (in his, her or its capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as the Company may deem necessary or desirable, in the reasonable opinion of the Company, to carry out and effectuate the purpose and intent of this Agreement.

10. Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) Waiver. No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(d) Binding Effect; Assignment. Stockholder may not assign this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of

5

the Company, and any attempted assignment without such prior written approval shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f) Specific Performance; Injunctive Relief. The parties agree that irreparable damage would occur to the Company in the event that any of the provisions of this Agreement were not performed by Stockholder in accordance with their specific terms or were otherwise breached and that money damages would not be an adequate remedy. It is accordingly agreed that the Company shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking, this being in addition to any other remedy to which it is entitled at law or in equity.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such state, applicable to contracts executed in and to be performed entirely within that State.

(h) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, to the extent permitted by applicable Law, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Proceeding, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(h).

(i) Entire Agreement. This Agreement constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

(j) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(k) Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to the Company, to:

6

Nellix, Inc.

2465-B Faber Place

Palo Alto, CA 94303

Attention: Robert D. Mitchell

Fax no.: (650) 213-8787

E-mail address: bmitchell@nellix.com

with a copy to:

Wilson Sonsini Goodrich and Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304-1050

Attention: J. Casey McGlynn

Fax no.: 650-493-6811

E-mail address: cmglynn@wsgr.com

if to Parent, to:

Endologix, Inc.

11 Studebaker

Irvine, CA 92618

Attention: John McDermott

Fax no.: (949) 595-7317

E-mail address: jmcdermott@endologix.com

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Fax no.: (949) 725-4100

E-mail address: lcohn@sycr.com

If to Stockholder, to the address for notice set forth on Schedule I hereto,

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(l) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(m) Counterparts. This Agreement may be executed in multiple counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been

7

signed by each of the parties and delivered to the other party. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(n) Rules of Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

PARENT: ENDOLOGIX, INC.

By:
Name:	Robert J. Krist
Title:	Chief Financial Officer

THE COMPANY: NELLIX, INC.

By:
Name:	Robert D. Mitchell
Title:	President and Chief Executive Officer

STOCKHOLDER:

By:
Name:

[Signature Page to Voting Agreement]

SCHEDULE I TO

VOTING AGREEMENT

Stockholder Name	Address, Telephone and Facsimile Number	Number of Shares of Parent Common Stock Held	Number of Shares of Parent Common Stock Issuable Upon Exercise of Coptions to Purchase Shares of Parent Common Stock

[Schedule I to Voting Agreement]

Exhibit 1.4

CERTIFICATE OF MERGER

OF

NEPAL ACQUISITION CORPORATION

WITH AND INTO

NELLIX, INC.

Pursuant to Section 251 of the

General Corporation Law of the State of Delaware

Nellix, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), in lieu of filing the agreement of merger required by Section 251(c) of the DGCL, does hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations participating in the merger herein certified is as follows:

Name of Corporation	State of Incorporation
Nellix, Inc.	Delaware
Nepal Acquisition Corporation	Delaware

SECOND: An Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010 (the “Merger Agreement”), has been approved, adopted, executed and acknowledged by each of the aforementioned constituent corporations in accordance with the requirements of Section 251 of the DGCL.

THIRD: The surviving corporation in the merger herein certified shall be the Company. The name of the surviving corporation in the merger herein certified is “Nellix, Inc.”

FOURTH: The certificate of incorporation of the surviving corporation shall, upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, be amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

FIFTH: The merger herein certified shall become effective upon the time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at the office of the surviving corporation, located at 2465-B Faber Place, Palo Alto, CA 94303.

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, Nellix, Inc. has caused this Certificate of Merger to be duly executed by an authorized officer (within the meaning of the DGCL) this              day of                     , 20__.

NELLIX, INC., a Delaware corporation

Robert D. Mitchell President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NELLIX, INC.

ARTICLE I

The name of the corporation is Nellix, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.001 par value per share.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

The number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

The Corporation may indemnify to the fullest extent permitted by law (including by advancement of expenses) any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time being presented to its officers, directors or stockholders, other than (i) those officers, directors or stockholders who are employees of the Corporation and (ii) those opportunities demonstrated by the Corporation to have been presented to such officers, directors or stockholders expressly as a result of their activities as a director, officer or stockholder of the Corporation. No amendment or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities which such officer, director or stockholder becomes aware prior to such amendment or repeal.

* * * * *

Exhibit 2.8

FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of                      , 20         by and among Wells Fargo Bank N.A., as escrow agent (the “Escrow Agent”), Endologix, Inc., a Delaware corporation (“Parent”), and Essex Woodlands Health Ventures, Inc., as representative and attorney-in-fact (the “Stockholders’ Representative”) for the stockholders of Nellix, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Parent, Nepal Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”), the Company, the Stockholders’ Representative and certain stockholders of the Company have entered into that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010 (the “Merger Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

B. Pursuant to Section 2.8 of the Merger Agreement, at the Closing, the Escrow Shares will be placed into an escrow by Parent to be held and disbursed by the Escrow Agent in accordance with this Agreement (the “Escrow Fund”).

C. The Stockholders’ Representative has been appointed as agent and attorney-in-fact for, and to act on behalf of, the Company Stockholders who are subject to this Agreement to undertake certain obligations specified in the Merger Agreement.

D. The parties hereto desire to set forth further terms and conditions relating to the operation of the Escrow Fund.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment and Agreement of Escrow Agent. Parent and the Stockholders’ Representative hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

2. Establishment of the Escrow Fund.

(a) Pursuant to Section 2.8 of the Merger Agreement, on the Closing Date, Parent shall deposit the Escrow Shares with the Escrow Agent by delivering a single stock certificate registered in the name of the Stockholders’ Representative, as agent for the benefit of the stockholders of the Company (the “Stock Certificate”), along with three (3) stock powers executed in blank by the Stockholders’ Representative. The Escrow Agent will hold the Escrow Shares in the Escrow Account pursuant to this Agreement.

(b) Any additional equity securities issued or distributed by Parent (including new shares issued upon a stock split, stock dividend, recapitalization or similar event) (the “New Shares”) in respect of any Escrow Shares then remaining in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. In such event, the term “Escrow Shares” as used herein shall be deemed to include the New Shares. Any cash dividends declared and paid by Parent on the Escrow Shares shall not be added to the Escrow Fund but shall be distributed to the Exchange Agent for distribution to the Company Stockholders in accordance with the terms and conditions of the Merger Agreement.

(c) As of any particular time, the Escrow Agent may assume without inquiry that the Escrow Shares are all of the shares of Parent Common Stock required to be held in the Escrow Account by the Escrow Agent. The Escrow Fund will be held and distributed by the Escrow Agent in accordance with the provisions of this Agreement. No portion (nor all) of the Escrow Fund, nor any beneficial interest therein, may be pledged, subjected to any Encumbrance, sold, assigned or transferred (including any transfer by operation of Law) by the Stockholders’ Representative or any Company Stockholder, or be taken or reached by any legal or equitable process in satisfaction of any Indebtedness or other liability of the Stockholders’ Representative or any Company Stockholder, in each case prior to the distribution of the Escrow Shares to the Stockholders’ Representative by the Escrow Agent or the distribution of the Escrow Shares to the Company Stockholders by the Stockholders’ Representative, respectively, in accordance with this Agreement and the Merger Agreement. The Stockholders’ Representative shall have all voting rights with respect to the Escrow Shares contributed to the Escrow Fund on behalf of each Company Stockholder as such Company Stockholder would be entitled if such Company Stockholder held such Escrow Shares directly.

3. Escrow Period. The period during which Claims under the Merger Agreement may be initiated against the Escrow Fund will commence at the Closing Date and terminate at 11:59 P.M. (California time) on the date that is fifteen (15) months after the Closing Date (the “Final Release Date” and such period from the Closing Date until the Final Release Date, the “Escrow Period”). Notwithstanding the foregoing, all or a portion of the Escrow Fund may be retained beyond the Escrow Period as provided in Section 5 hereof. Parent shall provide written notice to Escrow Agent of the date of the Closing Date.

4. Distributions from Escrow Fund to Parent.

(a) If Parent shall assert a Claim against the Company Stockholders for an amount of Losses incurred by one or more Indemnified Parties pursuant to Article XI of the Merger Agreement (an “Indemnity Claim”), Parent shall, to the extent that Escrow Shares are remaining in the Escrow Fund and subject to the Deductible Amount, the De Minimis Claim amount, and the other limitations set forth in Section 11.4 of the Merger Agreement, provide written notice of such Indemnity Claim (an “Indemnity Claim Notice”) to the Escrow Agent and the Stockholders’ Representative. Each Indemnity Claim Notice shall (i) describe the Indemnity Claim being asserted in reasonable detail; (ii) indicate the dollar amount to which such Indemnified Parties are asserting indemnification rights as a result thereof, calculated in accordance with the limitations set forth in Section 11.4(b) of the Merger Agreement, if applicable (the “Indemnity Claim Amount”); (iii) indicate the number of Escrow Shares that Parent asserts should be cancelled by the Escrow Agent as a result thereof by dividing (A) the Indemnity Claim Amount by (B) the Closing Payment Average Closing Price (the “Indemnity Share Amount”); and (iv) include a certification by Parent that such Indemnity Claim Notice has been delivered to the Escrow Agent and Stockholders’ Representative.

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(b) Upon receipt by the Escrow Agent and the Stockholders’ Representative of an Indemnity Claim Notice, the Stockholders’ Representative may either (x) acknowledge receipt of and elect to not contest such Indemnity Claim Notice in writing (an “Indemnity Claim Acknowledgment”) or (y) object to such Indemnity Claim Notice be tendering Parent and Escrow Agent written notice (an “Indemnity Claim Objection Notice”) objecting to the cancellation of the Escrow Shares equal to the Indemnity Share Amount set forth in the Indemnity Claim Objection Notice (a “Contested Claim”), in each case, within forty-five (45) days following receipt by the Escrow Agent and the Stockholders’ Representative of an Indemnity Claim Notice (an “Indemnity Claim Period”). An Indemnity Claim Objection Notice shall (i) indicate the Stockholders’ Representative’s calculation of the portion of the Indemnity Claim Amount payable to one or more Indemnified Parties in connection with such Indemnity Claim Notice (and the portion, if any, of the Indemnity Claim Amount that is disputed), calculated in accordance with the limitations set forth in Section 11.4(b) of the Merger Agreement, if applicable; (ii) indicate the Stockholders’ Representative’s calculation of the portion of the Indemnity Share Amount to be cancelled in connection with such Indemnity Claim Notice (and the portion, if any, of the Indemnity Share Amount that is disputed); and (iii) include a certification by the Stockholders’ Representative that such Indemnity Claim Objection Notice has been delivered to the Escrow Agent and Parent. If the Escrow Agent and Parent shall receive an Indemnity Claim Objection Notice or an Indemnity Claim Acknowledgment prior to the expiration of the Indemnity Claim Dispute Period to which such Indemnity Claim Notice relates, the Escrow Agent shall cancel a number of Escrow Shares representing the undisputed portion of the Indemnity Share Amount, if any, as set forth in clause (ii) of the prior sentence in accordance with Section 4(e) hereof. If the Escrow Agent and Parent shall not receive an Indemnity Claim Objection Notice or an Indemnity Claim Acknowledgment prior to the expiration of the Indemnity Claim Dispute Period to which such Indemnity Claim Notice relates, then the Stockholders’ Representative shall be deemed to have irrevocably accepted the Indemnity Claim Notice, on behalf of all Company Stockholders, and the Stockholders’ Representative shall be deemed to have irrevocably agreed to pay the Indemnity Claim Amount at issue in the Indemnity Claim Notice, including the cancellation of a number of Escrow Shares representing the Indemnity Share Amount.

(c) In the event that the Stockholders’ Representative submits an Indemnity Claim Objection Notice prior to the expiration of the Indemnity Claim Dispute Period to which such Indemnity Claim Objection Notice relates, the Stockholders’ Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such Indemnity Claim. If the Stockholders’ Representative and Parent should so agree, a written statement signed by both parties shall be furnished to the Escrow Agent setting forth the number of Escrow Shares that shall be cancelled with respect to such Indemnity Claim. The Escrow Agent shall be entitled to rely on any such statement.

(d) Notwithstanding anything herein to the contrary, the parties agree that, at Parent’s or the Stockholders’ Representative’s option and discretion, any Contested Claim shall be submitted to mandatory, final and binding arbitration before JAMS or its successor (“JAMS”), governed by the United States Arbitration Act, 9 U.S.C., Section 1 et seq. and that any such arbitration will be conducted in Orange County, California. Either Parent or the Stockholders’ Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with JAMS and giving a copy of such demand to each of the other parties to this Agreement. The arbitration shall be conducted in accordance with the provisions of JAMS’s Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of this Section 4(d). The arbitrator (or arbitrators, as

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applicable) on whom the parties to the arbitration mutually choose and agree from JAMS’s panel of neutrals shall conduct the arbitration of such Contested Claim. The parties shall cooperate with JAMS and with each other in promptly selecting the arbitrator (or arbitrators, as applicable) from JAMS’s panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties shall provide written notice to the Escrow Agent of the identity of the arbitrator. The parties covenant that they shall participate in the arbitration in good faith, and that the parties to the arbitration will bear the expense of deposits and advances required by the arbitrator in equal proportions. The provisions of this Section 4(d) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. If for any reason JAMS or its successor no longer is in business, then the arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the “Final Award”) and shall promptly deliver such documents to the Escrow Agent, Parent, and the Stockholders’ Representative, together with a copy of the Final Award signed by the arbitrator. The Escrow Agent shall cancel a number of Escrow Shares as necessary in compliance with the Final Award.

(e) If any of the Escrow Shares are to be cancelled pursuant to Section 4(b) and Section 4(d) hereof, the Escrow Agent shall submit the Stock Certificate to Parent for cancellation and any cancelled Escrow Shares shall be removed from the Escrow Fund. Parent shall deposit the remaining Escrow Shares with the Escrow Agent by delivering a new single stock certificate (the “New Stock Certificate”) registered in the name of Stockholders’ Representative as agent for the benefit of the stockholders of the Company. The remaining Escrow Shares reflected in the New Stock Certificate shall become part of Escrow Fund.

5. Distributions from Escrow Fund to Company Stockholders.

(a) On the Final Release Date (or if such date is not a Business Day, on the next Business Day thereafter), upon joint written direction by Parent and the Stockholders’ Representative, the Escrow Agent shall deliver to the Stockholders’ Representative, for the benefit of the Company Stockholders, (i) all remaining Escrow Shares in the Escrow Fund not previously cancelled by the Escrow Agent or Escrow Shares retained by the Stockholders’ Representative pursuant to Section 5(c) hereof, less (ii) a number of Escrow Shares to be reserved in the Escrow Fund, which number shall be clearly stated in the writing provided by Parent and the Stockholders’ Representative pursuant to this Section 5(a), but which, for explanatory purposes, shall equal the quotient obtained by dividing (A) the maximum potential Indemnity Claim Amount in all then pending Indemnity Claim Notices that have not been finally resolved and delivered to the Stockholders’ Representative and Escrow Agent before the Final Release Date by (B) $4.731 (the “Reserved Escrow Funds”), and the Stockholders’ Representative shall distribute the Reserved Escrow Funds in accordance with the percentages set forth in the Closing Merger Consideration Spreadsheet.

(b) If any Indemnity Claims are pending but not resolved on the Final Release Date, the Escrow Agent shall retain possession and custody of all then Reserved Escrow Funds, and, within ten (10) Business Days after each such Indemnity Claim has been resolved, the Escrow Agent shall deliver to the Stockholders’ Representative for the benefit of the Company Stockholders all

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remaining Escrow Shares in the Escrow Fund not required to satisfy any such then remaining pending Indemnity Claim(s).

(c) Notwithstanding the provisions of this Section 5, on the Final Release Date, the Stockholders’ Representative shall have the right, in its sole discretion, to retain any portion of the remaining Escrow Shares in the Escrow Fund at such time to be available to pay any Losses, charges and/or expenses as contemplated by Section 12.1(e) of the Merger Agreement. The Stockholders’ Representative shall provide written notice to the Escrow Agent of the amount of Escrow Shares to be retained pursuant to this Section 5(c) and (ii) bear all fees and costs associated with the Escrow Fund and the Escrow Agent after the Final Release Date. The Escrow Agent shall take any and all directions issued to it by the Stockholders’ Representative pursuant to this Section 5(c).

6. Maintenance and Termination of the Escrow Fund. The Escrow Agent will continue to maintain the Escrow Fund until the earlier of (a) the time at which there shall be no Escrow Shares or other property remaining in such Escrow Fund and (b) the termination of this Agreement in accordance with its terms.

7. Duties of Escrow Agent.

(a) The Escrow Agent shall (i) safeguard and treat the Escrow Fund as an escrow fund in accordance with the provisions hereof and not as the property of Parent, the Stockholders’ Representative or any Company Stockholder, and shall hold the Escrow Fund in a separate account, apart from any other funds or accounts of the Escrow Agent or any other Person, and (ii) hold and dispose of the Escrow Fund only in accordance with the provisions of this Agreement.

(b) The duties may be altered, amended, modified or revoked only by a writing signed by Parent, the Escrow Agent and the Stockholders’ Representative.

(c) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholders’ Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(d) The Escrow Agent is hereby expressly authorized to comply with and obey Orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other Person to the contrary. In case the Escrow Agent obeys or complies with any such Order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such Order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

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(e) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(f) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(g) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative’s authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent shall not be responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. Under no circumstances shall the Escrow Agent be liable for special, indirect or consequential damages.

(h) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Shares and may wait for settlement of any such controversy by final appropriate Legal Proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent shall not be liable for damage. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and Escrow Shares held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

(i) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including, but not limited to, any Legal Proceeding arising from this Agreement or involving its subject matter, except such losses and the like that result from the gross negligence or willful misconduct of the Escrow Agent.

8. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time, with or without cause, with respect to the Escrow Fund by giving at least thirty (30) days’ prior written notice to each of Parent and the Stockholders’ Representative, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Parent

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and the Stockholders’ Representative may jointly remove the Escrow Agent as escrow agent hereunder at any time, with or without cause, by an instrument executed by Parent and the Stockholders’ Representative (which may be executed in counterparts) given to the Escrow Agent, which instrument will designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent will be appointed by Parent on the terms of this Agreement with the Stockholders’ Representative’s written approval, which approval shall not be unreasonably withheld or delayed. If a successor escrow agent is not so appointed, then the Escrow Agent may apply to a court of competent jurisdiction to appoint one. Any such successor escrow agent shall deliver to Parent and the Stockholders’ Representative a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive possession of the Escrow Fund. Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrow Fund then held hereunder to the successor Escrow Agent.

9. Fees. Subject to Section 5(c) hereof, all fees of the Escrow Agent for performance of its duties under this Agreement shall be paid by Parent as set forth in Exhibit C hereto. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement or the Merger Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement or the Merger Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any Legal Proceeding pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys’ fees and expenses resulting from, related to or arising out of such default, controversy or litigation. Any such sums shall be paid by Parent promptly upon demand.

10. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with its performance of the duties, the necessary parties hereto will join in furnishing such instruments.

11. Disputes. It is understood and agreed that, should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Shares and/or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the provisions of this Agreement and the Merger Agreement.

12. General.

(a) All notices and other communications under this Agreement shall be in writing and shall be given by: (a) personal delivery or by nationally recognized overnight courier service (costs prepaid), or (b) postage prepaid U.S. certified or registered mail, return receipt requested and marked to the attention of the individual (by name or title) designated below (or to such other address, or individual as a party may hereafter designate by notice to the other parties, given in accordance with the provisions of this paragraph):

(i)	If to Parent

Endologix, Inc.

11 Studebaker

7

Irvine, CA 92618

Attention: Chief Financial Officer

with a copy (which will not constitute notice) to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

(ii)	If to the Stockholders’ Representative:

Essex Woodlands Health Ventures, Inc.

21 Waterway Avenue

Suite 225

The Woodlands, TX 77380

Attention: Chief Financial Officer

Fax no.: (281) 364-9755

E-mail address: gneels@ewhv.com, rkolodziejcyk@ewhv.com and ksickles@ewhv.com with a mandatory copy to (which copy shall not constitute notice):

K&L Gates LLP

70 W. Madison, Suite 3100

Chicago, IL 60647

Attention: Bruce A. Zivian

Fax no.: 312-827-7074

E-mail address: bruce.zivian@klgates.com

(iii)	If to the Escrow Agent:

Wells Fargo Bank N.A.

707 Wilshire Blvd., 17th Floor

MAC #E2818-176

Los Angeles, CA 90017

Attention: Kyle Lim

(b) Any Indemnity Claim Notice may be signed by any authorized officer of Parent. Notwithstanding the provisions of Section 12(a), notices to the Escrow Agent shall be effective only upon receipt. If any Indemnity Claim Notice, Indemnity Claim Objection Notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that such Indemnity Claim Notice, Indemnity Claim Objection Notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

(c) When a reference is made in this Agreement to Exhibits, Sections or Articles, such reference will be to an Exhibit, a Section or an Article, respectively, to this Agreement unless

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otherwise indicated. The words “include,” “includes” and “including” when used herein will be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All pronouns contained herein and any variations thereof will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and the other agreements, certificates and documents contemplated by this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement, certificate or document will be construed against the party drafting such agreement, certificate or document. Each reference herein to a Law, statute, regulation, document or Contract will be deemed in each case to include all amendments thereto.

(d) This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all parties reflected herein as signatories and has been delivered by each party to this Agreement to each other party to this Agreement (including any delivery by facsimile or electronic mail). Concurrent with the execution of this Agreement, the parties shall deliver to the Escrow Agent authorized signers’ form in the form of Exhibit B-1 and Exhibit B-2 to this Agreement.

(e) No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that Parent may, without the consent of any other party hereto, assign this Agreement (i) to any of its majority-owned Subsidiaries, (ii) by operation of law, or (iii) in connection with any merger, consolidation or sale of all or a significant portion of its assets or in connection with any similar transaction. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 12(e) will be void.

(f) The internal laws of the State of California, irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Subject to Section 4(d), each of the parties hereto (a) submits to the personal jurisdiction of any state or federal court sitting in Orange County, California in any action or proceeding arising out of or relating to this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including but not limited to a motion for forum of non conveniens or other actions or other motions asserting the aforementioned forum is inconvenient (and waives any bond, surety or other security that might be required of any other party with respect thereto), (c) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 12(a). Nothing in this Section 12(f) however, will affect the right of any party to serve legal process in any other manner permitted by Law.

(g) This Agreement may not be amended or modified except by a written instrument signed by Parent, the Stockholders’ Representative and the Escrow Agent.

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(h) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

(i) This Agreement and the Merger Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, oral or written, among Parent, the Stockholders’ Representative and the Escrow Agent with respect to the subject matter hereof.

(j) This Agreement will terminate on the earlier of: (i) the date on which there are no Escrow Shares remaining in the Escrow Account, and (ii) the date on which all of the parties hereto may agree in writing to terminate this Agreement.

13. Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Parent and the Stockholders’ Representative each agrees to provide all such information and documentation as to themselves as requested by the Escrow Agent to ensure compliance with federal law.

14. Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

ESCROW AGENT:
WELLS FARGO BANK N.A.

By:
Name:
Title:

PARENT:
ENDOLOGIX, INC.

By:
Name:
Title:

STOCKHOLDERS’ REPRESENTATIVE:
ESSEX WOODLANDS HEALTH VENTURES, INC.

By:
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT A

MERGER AGREEMENT

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Parent and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of Parent.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Stockholders’ Representative and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of Stockholders’ Representative.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C

FEES OF ESCROW AGENT

Exhibit 6.12(b)

FORM OF STOCKHOLDER’S CERTIFICATE

PART I. INVESTOR QUESTIONNAIRE

Endologix, Inc. (the “Company”) is offering as consideration for the merger transaction (the “Merger”) contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010, by and among the Company and the other parties named therein (the “Agreement”) a number of unregistered shares of its Common Stock (the “Shares”) to the stockholders of Nellix, Inc.

The purpose of this Investor Questionnaire (this “Questionnaire”) is to obtain, from the stockholder named below (the “Stockholder”), answers to questions upon which the Company will rely to verify that certain investor suitability requirements have been satisfied with respect to such Stockholder. In particular, among other things, the answers of the Stockholder to the questions in this Questionnaire must demonstrate that the Stockholder:

•	Qualifies as an “accredited investor” under Rule 501 of Regulation D;

•	Has, either alone or with the assistance of one or more independent financial or investment advisors, the ability to evaluate the merits and risks of an investment in the Shares;

•	Will be acquiring the Shares for investment and not with an intention to sell or otherwise transfer or otherwise dispose of any of such Shares or any interest therein; and

•	Has no need for liquidity in his, her or its investment in the Shares and is able to bear the economic risk of that investment for an indefinite period of time.

If the answer to any question in this Questionnaire is “None” or “Not Applicable,” please so state.

Your answers will at all times be kept strictly confidential. However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties or government agencies as it deems appropriate if called upon under law or government regulation to establish the availability under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable federal or state laws of an exemption from registration or qualification of the issuance of the Shares in the Merger.

PLEASE PRINT

Individual Investors:

Name of Stockholder:	Social Security No.:

Spouse’s Name(1):	Social Security No.:	(1)

Address of
Principal Residence:

(1)	If Investor and his or her spouse are investing jointly.

Pension Plan or Trust Purchaser:

Name(s) of Trustee:	Fed. Tax ID No.:

State of Organization:

Trustee State of Residency

Address

Corporate, Partnership or Entity Investor:

Name of Investor:	Fed. Tax ID No.:

State of Incorporation or Organization:	Fiscal Year End:

Address of
Headquarters Offices:

Questions for Individual Investors:

1.	State(s) in which you maintain a residence:

(a)	State of principal residence:

(b)	For how long? years.

(c)	Do you maintain a residence in any other state? If yes, please list those states:

_____________                     ___________                     _______________

2.	In which state(s) do you:

(a)	File state income tax returns:

(b)	Vote:

(c)	Hold current driver’s license:

3.	Is your present age 21 or older?

4.	In the last federal income tax return you filed, check which of the following tax tables you used:

Married Individual Filing Joint Return ☐	Unmarried Individual ☐
Married Individual Filing Separate Return ☐	Head of Household ☐

5.	If you will be receiving the Shares as an individual, either alone or with your spouse:

(a)	Is your individual net worth (excess of total assets at fair market value, including homes, automobiles and personal property, over total liabilities), or joint net worth with your spouse, in excess of $1,000,000. (Please note that you may not include the value of your primary residence as an asset, or the value of any mortgage debt securing such residence as a liability. However, if you have mortgage debt that is recourse debt and is in excess of the fair market value of your primary residence, then the amount of such excess may be included as a liability.)

Yes ☐                 No ☐

(b)	Is your net worth, exclusive of homes, automobiles and personal property and furnishings, either individually or with your spouse, in excess of $1,000,000?

Yes ☐                 No ☐

(c)	Was your individual income during each of the past two years in excess of $200,000 or joint income with your spouse in excess of $300,000 and do you anticipate reaching the same income level in the current year?

Yes ☐                 No ☐

(d)	Income individually (or jointly with your spouse), for calendar 2008:

Less than $100,000	☐
$100,000 - $149,999	☐	$150,000 to $199,999	☐
$200,000 to $300,000	☐	Over $300,000	☐

(e)	Income individually (or jointly with your spouse), for calendar 2009:

Less than $100,000	☐
$100,000 - $149,999	☐	$150,000 to $199,999	☐
$200,000 to $300,000	☐	Over $300,000	☐

(f)	Estimated income individually (or jointly with your spouse), for current calendar year:

Less than $100,000	☐
$100,000 - $149,999	☐	$150,000 to $199,999	☐
$200,000 to $300,000	☐	Over $300,000	☐

Trust Investors:

Are the Shares to be issued to a Trust?

Yes ☐         No ☐

(a)	If Yes, please describe and set forth the value of the assets of the Trust.

Amount of Assets: $ ____________

Nature of Assets: _______________________________________________

_____________________________________________________________

_____________________________________________________________

(b)	Please identify the person(s) or entity with investment control over the Trust assets and such person(s)’ or entity’s state of residence:

______________________________________________________________

(c)	Please identify the Trustee(s) responsible for the ministerial duties of administering the Trust and such person(s)’ or entities’ state of residence.

______________________________________________________________

Corporate, Partnership or Entity Investors:

If the Shares are to be issued to a corporation, business trust, investment company, partnership or other entity:

(a)	What type of entity: _______________________________________________

(b)	State of organization: ______________________________________________

(c)	State where principal place of business is located: _______________________

(d)	What is the entity’s net worth on a consolidated basis according to its most recent audited financial statement? $_______________

(e)	Date of Incorporation or Organization: ________________*

*	If the corporation, partnership or other entity was organized for the purpose of investing in the Shares, then, each stockholder, partner or owner of such entity must complete his or her own Investor Questionnaire and answer the questions pertaining to individuals and to all investors.

Questions for All Stockholders:

[NOTE:	If the Stockholder is a corporation, partnership or another entity, the questions below are to be answered with respect to the individuals who have the power and authority to make investment decisions for such corporation, partnership or other entity.]

1.	Investment experience:

(a)	Please indicate the frequency of your investment in marketable securities:

Often    ☐              Occasionally    ☐             Seldom    ☐             Never    ☐

(b)	Please indicate the frequency of your investment in securities with restricted transferability:

Often    ☐              Occasionally    ☐             Seldom    ☐             Never    ☐

(c)	Have you previously purchased shares or other securities in limited offerings or private placements?

Yes ☐         No ☐

(d)	Do you believe that you are capable of evaluating the merits and risks of this investment?

Yes ☐         No ☐

If the answer is yes, please describe and set forth the reasons (e.g., education, experience, profession, etc.).

_______________________________________________________

_______________________________________________________

(e)	Do you intend to obtain advisory services of an independent professional, financial or other business or investment advisor in connection with your acquisition of the Shares?

Yes ☐         No ☐

If the answer is yes, please provide the advisor’s name and address:

Name:________________________________________

Address:______________________________________

     ______________________________________

     ______________________________________

2.	Describe below any business or personal relationship you have with any officers or directors of the Company and identify the individual(s) with whom you have that relationship and the length of time you have known such individual(s).

__________________________________________________________

PART II. REGISTRATION STATEMENT QUESTIONNAIRE

The Stockholder understands that the Company intends to file with the Securities and Exchange Commission a Registration Statement for the registration and resale under the Securities Act of the Shares, in accordance with the terms of the Agreement.

The Stockholder hereby gives notice to the Company of its intention to sell or otherwise dispose of the Shares beneficially owned by it pursuant to the Registration Statement. In order to sell or otherwise dispose of any Shares pursuant to the Registration Statement, the Stockholder will be required to be named as a “selling stockholder” in the related prospectus, deliver a prospectus to purchasers of the Shares and otherwise comply with the provisions of the Agreement applicable to the Stockholder. If the Stockholder does not complete this Part II and deliver it to the Company prior to the closing of the Merger, the Stockholder will not be named as a “selling stockholder” in the prospectus and therefore will not be permitted to sell any Shares pursuant to the Registration Statement.

Certain legal consequences arise from being named as a “selling stockholder” in the Registration Statement and the related prospectus. Accordingly, the Stockholder is advised to consult its own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

Notice and Questionnaire:

The Stockholder hereby requests that the Company include the Shares owned by it and listed below (unless otherwise specified) pursuant to the Registration Statement.

The Stockholder hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

__________________________________________________________

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Shares listed in Item 3 below are held:

___________________________________________________________

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly, alone or with others, has the power to vote or dispose of the Shares covered by this Questionnaire):

___________________________________________________________

(d)	Does the Natural Control Person disclaim beneficial ownership of the Shares covered by this Questionnaire?

Yes ☐     No ☐

(e)	Full Legal Name of DTC participant (if applicable and if not the same as (b) above) through which Shares listed in Item 3 below are held (enter N/A if not applicable):

____________________________________________________________

2.	Address for Notices to Selling Stockholder:

____________________________________________________________

________________________________________________________

________________________________________________________

Telephone:        ____________________________________________

Fax:        _________________________________________________

Contact Person:        __________________________________

3.	Beneficial Ownership of Shares:

(a)	Type and Principal Amount of Shares beneficially owned:

__________________________________________________________

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐    No ☐

Note: If yes, the Securities and Exchange Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐    No ☐

(c) If you are an affiliate of a broker-dealer, do you certify that you bought the Shares in the ordinary course of business, and at the time of the purchase of the Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Shares?

Yes ☐    No ☐

Note: If no, the Securities and Exchange Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the Stockholder is not the beneficial or registered owner of any securities of the Company other than the Shares listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Stockholder:

_____________________________________________________________

_____________________________________________________________

6.	Relationships with the Company:

Except as set forth below, neither the Stockholder nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the Stockholder) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three (3) years.

State any exceptions here:

________________________________________________________________

________________________________________________________________

The Stockholder agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

All notices hereunder and pursuant to the Agreement shall be made in writing by hand delivery, first class mail or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the Stockholder consents to the disclosure of the information contained in this Part II and the inclusion of such information in the Registration Statement and the related prospectus. The Stockholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

CERTIFICATIONS AND SIGNATURES

The Stockholder understands that the Shares are being offered and sold to him, her or it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Stockholder’s compliance with, the statements, representations, warranties, acknowledgments and understandings of the Stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Stockholder to acquire the Shares. The Stockholder hereby represents and warrants to the Company as follows:

(a)	The Stockholder’s responses to the above questions and all other statements made herein are complete and correct and may be relied upon by the Company in determining whether its issuance of the Shares will be exempt from registration under the Securities Act, and from qualification under applicable state securities laws.

(b)	The Stockholder will notify the Company immediately of any material change in any statement that he, she or it has made or information that he, she or it has provided in this Questionnaire that occurs prior to the issuance of the Shares or at any time while the Registration Statement remains effective.

(c)	The Stockholder is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Stockholder’s right to sell or otherwise dispose of all or any part of such Shares pursuant to the Registration Statement, if and when effective, or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Stockholder is acquiring the Shares hereunder in the ordinary course of its business. The Stockholder does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

(d)	The Stockholder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares, and has so evaluated the merits and risks of such investment. The Stockholder is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)	The Stockholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the Shares, that have been requested by the Stockholder or its advisors, if any. The Stockholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

(f)	The Stockholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

SIGNATURES

Individual Purchaser:

Signature	Signature (if joint purchase)

Date	Date

*	If Corporate or Entity Purchaser:

Name of Corporation or other Entity

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

*	If Purchaser is a corporation, two duly authorized officers of the corporation must sign this Questionnaire.

EXHIBIT A

DEFINITION OF ACCREDITED INVESTOR

An “accredited investor” is defined in Rule 501 under Regulation D to mean any of the following persons or entities:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act, a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(3) Any organization as described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director or executive officer of Endologix, Inc.;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his/her purchase exceeds $1,000,000;

(6) Any natural person who had, individually, an income in excess of $200,000 in each of the two most recent calendar years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, corporation or other entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

(8) Any entity in which all of the equity owners are accredited investors (as defined above).